RXR HB OWNER, LLC
c/o RXR Realty LLC
625 RXR Plaza
Uniondale, New York 11556

March 12, 2024

Lument Real Estate Capital Holdings, LLC
2001 Ross Avenue, Suite 1900
Dallas, Texas 75201
Attention: Bob Kirkwood

The Arena Group Holdings, Inc.
c/o MBX Group LLC
38955 Hills Tech Drive
Farmington Hills, Michigan 48331
Attention: Chris Fowler
Chief Investment Officer

RE: CONSENT TO SUBLEASE

"Building":	230 Park Avenue, New York, New York.
"Premises"	The 19th and 20th floors of the Building
"Sublet Space":	A portion of the Premises comprising a portion of the 19th floor of the Building (designated as Suite B), as more particularly described in the Sublease (as hereinafter defined).
"Landlord":	RXR HB Owner, LLC
"Sublandlord":	Lument Real Estate Capital Holdings, LLC
"Subtenant":	The Arena Group
"Lease":	Lease dated as of September 9, 2014 by and between Sublandlord (f/k/a ORIX Real Estate Capital Holdings, LLC), as successor-in-interest to Hunt Companies, Inc., and Landlord, as successor-in-interest to 230 Park Avenue Holdco LLC, as amended by that certain (i) Amendment to Lease, dated as of July 17, 2017, and (ii) that certain Assignment and Second Amendment to Lease, dated as of December 21, 2018, assigned pursuant to that certain Consent to Assignment and License dated December 31, 2019, and affected by that certain Letter Agreement dated November 3, 2022.
"Sublease":	Sublease dated as of March 5, 2024, between Sublandlord, and Subtenant, as attached hereto, as same may be amended, modified, extended or restated from time to time, as may be permitted hereunder.

4539885.1 028837-0049-000

Ladies/Gentlemen:

You have requested Landlord's consent to the sublease of the Sublet Space. Such consent is hereby granted on the terms and conditions, and in reliance upon the representations and warranties, set forth in this letter (this "Agreement").

1. Sublandlord represents and warrants to Landlord that (a) the Lease is in full force and effect; (b) the Lease has not been further assigned, encumbered, modified, extended or supplemented; (c) Sublandlord knows of no defense or counterclaim to the enforcement of the Lease; (d) Sublandlord is not entitled to any reduction, offset or abatement of the rent payable under the Lease; (e) Sublandlord is not in default of any of its obligations or covenants, and has not breached any of its representations or warranties, under the Lease; (f) Landlord has paid all amounts and performed all work required to be paid or performed under the Lease in connection with the initial occupancy of the Premises under the Lease; and (g) Landlord is not in default of any of its obligations or covenants under the Lease.

2. Sublandlord and Subtenant each represents and warrants to Landlord that (a) the Sublease constitutes the complete agreement between Sublandlord and Subtenant with respect to the subject matter thereof; (b) a true and complete copy of the Sublease is attached hereto; and (c) no rent or other consideration is being paid to Sublandlord by Subtenant for the Sublease or for the use, sale or rental of Sublandlord's fixtures, leasehold improvements, equipment, furniture or other personal property except as set forth in the Sublease.

3. The Sublease shall be subject and subordinate to the Lease and this Agreement. Neither Sublandlord nor Subtenant shall take, permit or suffer any action which would violate the provisions of the Lease or this Agreement.

4. Landlord's obligations to Sublandlord are governed only by the Lease and this Agreement. Landlord's obligations to Subtenant are only as expressly provided in this Agreement. Landlord shall not be bound or estopped by any provision of the Sublease, including any provision purporting to impose any obligations upon Landlord (except as provided in Paragraph 7 of this Agreement). Nothing contained herein shall be construed as a consent to, approval of, or ratification by Landlord of, any of the particular provisions of the Sublease or any plan or drawing referred to or contained therein (except as may be expressly approved herein). Landlord has not reviewed or approved any provision of the Sublease. Notwithstanding anything to the contrary contained in the Sublease, the term of the Sublease shall end no later than the day that is one day prior to the Extended Expiration Date (as defined in the Lease).

5. If Sublandlord or Subtenant violates any of the terms of this Agreement, or if any representation by Sublandlord or Subtenant in this Agreement is untrue in any material respect, or if Subtenant takes any action which would constitute a default under the Lease after the giving of notice and the expiration of any grace period required under the Lease, then Landlord may declare the Lease to be in default and avail itself of all remedies provided at law or equity or in the Lease with respect to defaults.

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6. Subject to the provisions of Paragraph 7 of this Agreement, if the Lease is terminated prior to the stated expiration date provided therein, the Sublease shall likewise terminate on the date of such termination. In connection with such termination, Subtenant, at its sole expense, shall surrender the Sublet Space to Landlord in the manner provided for in the Lease, including the removal of all its personal property from the Sublet Space and from any part of the Building to which it is not otherwise entitled to occupancy and repair all resulting damage to the Sublet Space and the Building. Except as otherwise provided in the Lease, Landlord shall have the right to retain any property and personal effects which remain in the Sublet Space or the Building on the date following termination of the Sublease, without any obligation or liability to Subtenant, and to retain any net proceeds realized from the sale thereof, without waiving Landlord's rights with respect to any default by Sublandlord under the Lease or Subtenant under the foregoing provisions of this paragraph and the provisions of the Lease and the Sublease. If Subtenant shall fail to vacate and surrender the Sublet Space in accordance with the provisions of this paragraph, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, and any such holding over shall be deemed a default under the Lease and a holding over by Sublandlord with respect to the entire Premises under the Lease. In addition, Subtenant agrees that it will not seek, and it expressly waives any right to seek, any stay of the prosecution of, or the execution of any judgment awarded in, any action by Landlord to recover possession of the Sublet Space. Subtenant may not vacate the Sublet Space on a Saturday, Sunday or a holiday. If the Sublease terminates on a Saturday, Sunday or a holiday, Subtenant must comply with this paragraph by the end of the preceding Business Day. This paragraph shall survive the earlier termination of the Lease and the Sublease.

7. If the Lease is terminated before the stated expiration date of the Sublease, and if Landlord or any other party then entitled to possession of the Sublet Space so notifies Subtenant, Subtenant, at Landlord's option, shall attorn to Landlord or any such party for the remainder of the stated term of the Sublease under all the terms and conditions of the Lease, except that the fixed rent and any additional rent payable by Subtenant to Landlord pursuant to the Lease (collectively, the "Rent") shall be the fixed rent and additional rent payable by Subtenant as set forth in the Sublease. The party to whom Subtenant attorns shall, under such circumstances, agree not to disturb Subtenant in its use and enjoyment of the Sublet Space, provided Subtenant performs all of its obligations under the Lease (except as provided above). Such party shall not be required to honor or credit Subtenant for (a) any payments of rent made to Sublandlord for more than one month in advance or for any other payment owing by, or on deposit with, Sublandlord for the credit of Subtenant other than the Pre-Paid Rent (as defined in the Sublease) in Landlord's actual possession, (b) any obligation to perform any work or make any payment to Subtenant pursuant to a work letter, the Sublease or otherwise, (c) any security deposit not in Landlord's actual possession, (d) any obligation of, or liability resulting from any act or omission of, Sublandlord, (e) any amendment of the Sublease not expressly consented to by Landlord, or (f) any defenses, abatements, reductions, counterclaims or offsets assertable against Sublandlord. This provision is self-operative upon demand for attornment, whether or not, as a matter of law, the Sublease may terminate upon the expiration or termination of the term of the Lease. Subtenant, however, agrees to give Landlord or such other party, on request, an instrument acknowledging an attornment according to these terms. No attornment pursuant to this paragraph shall be deemed a waiver or impairment of Landlord's rights under the Lease to pursue any remedy not inconsistent with such

attornment. In the event of such election by Landlord or such other party to have Subtenant attorn to Landlord or such other party, as described above, Sublandlord shall deliver to Landlord or such other party any security deposit which Sublandlord is then holding under the Sublease.

8. Sublandlord and Subtenant each agrees that:

(a) none of Landlord's shareholders, partners, members, managers, directors, officers, agents or employees, directly or indirectly, shall be liable for Landlord's performance under the Lease or this Agreement;

(b) Landlord's liability under the Lease and this Agreement shall be limited to Landlord's interest in the Building (as defined in the Lease);

(c) it will not seek to satisfy any judgment against Landlord out of the assets of any person or entity other than Landlord (but only to the extent provided in clause (b) above);

(d) the obligations of Landlord under this Agreement and the Lease shall not be binding upon Landlord after the sale, conveyance, assignment or transfer by Landlord of its interest in the Building, and Sublandlord and Subtenant shall look solely to the transferee for the satisfaction of such obligations. Any such transferee shall be deemed to have assumed all of Landlord's obligations under this Agreement and the Lease.

9. Sublandlord and Subtenant, jointly and severally, agree to indemnify Landlord against, and hold Landlord harmless from, all costs, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of any claims for brokerage commissions, finders fees or other compensation by reason of any person or entity claiming to have dealt with Sublandlord or Subtenant in connection with the Sublease or procuring possession of the Sublet Space. Sublandlord and Subtenant, at their sole expense, may defend any such claim with counsel reasonably acceptable to Landlord and settle any such claim at their expense, but only Landlord may approve the text of any stipulation, settlement agreement, consent order, judgment or decree entered into on its behalf, unless such stipulation, settlement agreement, consent order, judgment or decree provides an affirmative release of Landlord. The provisions of this Paragraph 9 shall survive the expiration or sooner termination of the Lease or the Sublease.

10. Sublandlord and Subtenant, jointly and severally, agree to indemnify Landlord against, and hold it harmless from any and all losses, costs, expenses, claims and liabilities including, but not limited to, reasonable counsel fees, arising from any accident, injury or damage whatsoever caused to any person or entity or to the property of any person or entity and occurring during the term of the Sublease in or about the Sublet Space, except to the extent such losses, costs, expenses, claims, and liabilities are otherwise the responsibility of Landlord under Section 21.02(b) of the Lease. If any proceeding is brought against Landlord by reason of any such claim (except as provided in Section 21.02(b) of the Lease), Sublandlord and Subtenant, jointly and severally, shall be responsible for Landlord's costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith. If any action or proceeding is brought against Landlord by reason of any such claims, Sublandlord and/or

4539885.1 028837-0049-000

Subtenant, upon written notice from Landlord, shall, at Sublandlord's and Subtenant's sole cost and expense, resist or defend such action or proceeding using counsel reasonably approved by Landlord, but may not settle any such claim without Landlord's prior written approval. The provisions of this Paragraph 10 shall survive the expiration or earlier termination of the term of the Sublease or the Lease. The indemnity and any right granted to Landlord pursuant to this paragraph shall be in addition to, and not in limitation of, Landlord's rights under the Lease. Subtenant shall name the Landlord as an additional insured on all liability insurance policies.

11. Landlord's consent to the Sublease does not include consent to any modification, supplement or amendment of the Sublease, or to any assignment of the Sublease or further subletting of the Sublet Space, or to the use or occupancy of the Sublet Space by others, each of which requires Landlord's prior written consent. The foregoing to the contrary notwithstanding, Landlord hereby consents to the assignment of the Sublease, subleasing of the Sublet Premises or occupancy of "desk space" in the Sublet Premises as described in Sections 11.B. and 11.C. of the Sublease. Landlord also consents to the installation of standard signage for Subtenant all in accordance with the terms of the Lease. If Sublandlord or Subtenant desires Landlord's consent to any such other action it must specifically and separately request such consent. Sublandlord shall give Landlord prompt written notice if the Sublease terminates prior to its stated term.

12. Neither the execution and delivery of this Agreement or the Sublease, nor any acceptance of rent or other consideration from Subtenant by Landlord or Landlord's agent shall operate to waive, modify, impair, release or in any manner affect Sublandlord's liability or obligations under the Lease or Subtenant's liability or obligations under the Sublease. Sublandlord and Subtenant each agrees that any additional services requested and authorized by Subtenant are deemed to be authorized by Sublandlord, and the charges for such additional services that are assessed by Landlord constitute additional rent payable under the Lease.

13. If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Agreement or the Lease and the Sublease, then the terms, covenants and conditions of this Agreement or the Lease shall prevail. If there shall be any conflict or inconsistency between this Agreement and the Lease, such conflict or inconsistency shall be determined for the benefit of, and by, Landlord.

14. The Lease and this Agreement constitute the entire agreement of the parties with respect to Landlord's consent to the Sublease. This Agreement may not be changed except in writing signed by each party hereto.

15. All statements, notices and other communications given pursuant to this Agreement must be in writing and must be delivered as provided in the Lease, addressed to (a) Landlord as provided in the Lease, (b) Sublandlord at the address set forth above, and (c) Subtenant at the Sublet Space, or at such other address as any party may designate upon not less than 10 days prior notice given in accordance with this paragraph.

16. Landlord's rights and remedies under this Agreement shall be in addition to every other right or remedy available to it under the Lease, at law, in equity or otherwise and

4539885.1 028837-0049-000

Landlord shall be able to assert its rights and remedies at the same time as, before, or after its assertion of any other right or remedy to which it is entitled without in any way diminishing such other rights or remedies. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity and enforceability of any other provision of this Agreement.

17. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except as provided in Paragraph 8(d) above and except that it shall not inure to the benefit of any successor or assign of Sublandlord or Subtenant whose status was acquired in violation of the Lease or this Agreement.

18. Each of Landlord, Sublandlord, and Subtenant represents that it is duly authorized to execute and deliver this Agreement, and that each of Landlord, Sublandlord and Subtenant has full power and authority to enter into this Agreement.

19. This Agreement will be construed and governed by New York law. Sublandlord and Subtenant each consents to the personal and subject matter jurisdiction of the courts of the State of New York.

20. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument, and electronic or PDF signatures shall be deemed to be originals.

21. Subtenant agrees to pay, upon demand, Landlord's reasonable out-of-pocket fees and disbursements incurred in connection with and related to the preparation and execution of this Agreement. Accordingly, upon the execution and delivery of this Agreement, Subtenant shall pay to Landlord in reimbursement of Landlord's costs and expenses in connection with the Sublease the sum of $3,652.00.

22. **EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY CAUSE OF ACTION ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.**

[Remainder of page is intentionally blank.]

4539885.1 028837-0049-000

Please acknowledge your agreement to the terms and conditions of this Agreement by signing the copy of this Agreement enclosed herewith and returning it to the Landlord. You may consider Landlord's consent to be effective upon your receipt of a fully executed copy of this Agreement.

Very truly yours,

RXR HB OWNER, LLC, Landlord

By: ______________________
Name: Frank Pusinelli
Title: Authorized Person

Agreed and Consented to by:

LUMENT REAL ESTATE CAPITAL HOLDINGS, LLC, Sublandlord

By: ______________________
Name: Scott Griffin
Title: Deputy CFO and Treasurer

THE ARENA GROUP HOLDINGS, INC., Subtenant

By: ______________________
Name:
Title:

THE UNDERSIGNED GUARANTOR JOINS IN EXECUTION OF THIS AGREEMENT TO CONFIRM ITS AGREEMENT TO THE TERMS OF THIS AGREEMENT AND RATIFIES AND AGREES TO BE BOUND BY THE SUBLEASE (AS AFFECTED BY THIS AGREEMENT) AS GUARANTOR PURSUANT TO THAT CERTAIN GUARANTY DATED ________________.

SIMPLIFY INVENTIONS, LLC,
a Delaware limited liability company

By: ______________________
Name:
Title:

Please acknowledge your agreement to the terms and conditions of this Agreement by signing the copy of this Agreement enclosed herewith and returning it to the Landlord. You may consider Landlord's consent to be effective upon your receipt of a fully executed copy of this Agreement.

Very truly yours,

RXR HB OWNER, LLC, Landlord

By: ______________________
Name:
Title:

Agreed and Consented to by:

LUMENT REAL ESTATE CAPITAL HOLDINGS, LLC, Sublandlord

By: ______________________
Name:
Title:

THE ARENA GROUP HOLDINGS, INC., Subtenant

DocuSigned by:

By: Doug Smith
Name: Doug Smith
Title: CFO

THE UNDERSIGNED GUARANTOR JOINS IN EXECUTION OF THIS AGREEMENT TO CONFIRM ITS AGREEMENT TO THE TERMS OF THIS AGREEMENT AND RATIFIES AND AGREES TO BE BOUND BY THE SUBLEASE (AS AFFECTED BY THIS AGREEMENT) AS GUARANTOR PURSUANT TO THAT CERTAIN GUARANTY DATED ________________.

SIMPLIFY INVENTIONS, LLC,
a Delaware limited liability company

By: ______________________
Name:
Title:

Please acknowledge your agreement to the terms and conditions of this Agreement by signing the copy of this Agreement enclosed herewith and returning it to the Landlord. You may consider Landlord's consent to be effective upon your receipt of a fully executed copy of this Agreement.

Very truly yours,

RXR HB OWNER, LLC, Landlord

By:________________________
Name:
Title:

Agreed and Consented to by:

LUMENT REAL ESTATE CAPITAL HOLDINGS, LLC, Sublandlord

By: ________________________
Name:
Title:

THE ARENA GROUP HOLDINGS, INC., Subtenant

By: ________________________
Name:
Title:

THE UNDERSIGNED GUARANTOR JOINS IN EXECUTION OF THIS AGREEMENT TO CONFIRM ITS AGREEMENT TO THE TERMS OF THIS AGREEMENT AND RATIFIES AND AGREES TO BE BOUND BY THE SUBLEASE (AS AFFECTED BY THIS AGREEMENT) AS GUARANTOR PURSUANT TO THAT CERTAIN GUARANTY DATED MARCH 5, 2024.

SIMPLIFY INVENTIONS, LLC,
a Delaware limited liability company

By:________________________
Name: Shawn McCue
Title: CFO

EXHIBIT

Sublease

See Attached

4539885.1 028837-0049-000

AGREEMENT OF SUBLEASE

between

LUMENT REAL ESTATE CAPITAL HOLDINGS, LLC,

Sublessor

and

THE ARENA GROUP HOLDINGS, INC.,

Sublessee

Premises:	**230 Park Avenue** **19th Floor - Suite A** **New York, New York 10169**

AGREEMENT OF SUBLEASE (this "Sublease"), dated as of the 5th day of March, 2024, by and between **LUMENT REAL ESTATE CAPITAL HOLDINGS, LLC**, a Delaware limited liability company ("Sublessor"), and THE ARENA GROUP HOLDINGS, INC., a Delaware corporatiom ("Sublessee").

Basic Sublease Definitions.

NAME OF SUBLESSOR:	LUMENT REAL ESTATE CAPITAL HOLDINGS, LLC
STATE OF FORMATION:	Delaware
SUBLESSOR'S ADDRESS(ES) FOR NOTICES:	Lument Real Estate Capital Holdings, LLC 2001 Ross Avenue, Suite 1900 Dallas, Texas 75201 Attention: Bob Kirkwood With a required copy to: Lument Real Estate Capital Holdings, LLC 2001 Ross Avenue, Suite 1900 Dallas, Texas 75201 Attention: David Nishida And to: Lument Real Estate Capital Holdings, LLC 2001 Ross Avenue, Suite 1900 Dallas, Texas 75201 Attention: Legal Department
RENT PAYMENT INSTRUCTIONS:	See Schedule 1
NAME OF SUBLESSEE:	THE ARENA GROUP HOLDINGS, INC.
STATE OF FORMATION:	Delaware
SUBLESSEE'S ADDRESS(ES):	c/o MBX Group LLC 38955 Hills Tech drive Farmington Hills, MI Attention: Chris Fowler, Chief Investment Officer
UNDERLYING LANDLORD:	RXR HB Owner, LLC, a Delaware limited liability company
UNDERLYING LEASE:	Lease dated as of September 9, 2014, by and between Sublessor, as successor-in-interest to Hunt Companies, Inc., and Underlying Landlord, as successor-in-interest to 230 Park Avenue Holdco LLC, as amended by Amendment to Lease, dated as of July 17, 2017 (the "First Amendment"), and as amended by Assignment and Second Amendment to Lease, dated as of December 21, 2018, between Underlying Landlord and Sublessor (the "Second Amendment"), assigned

	pursuant to that certain Consent to Assignment and License dated December 31, 2019.
BUILDING:	230 Park Avenue, New York, New York 10169
DEMISED PREMISES:	The 19th and 20th floors of the Building, as more particularly described in the Underlying Lease. The 19th floor of the Building, as more particularly described in the Underlying Lease, is referred to herein as the "19th Floor Premises".
SUBLET PREMISES:	Suite B located on the 19th floor of the Building, as shown on the floor plan attached hereto as Exhibit C.
RENTABLE SQUARE FOOTAGE OF SUBLET PREMISES:	Approximately 10,862 rentable square feet.
SUBLESSEE'S SHARE:	50.201% with respect to the 19th Floor Premises (being the result (expressed as a percentage) of dividing the rentable square footage of the Sublet Premises by 21,637, the total rentable square footage of the 19th Floor Premises).
COMMENCEMENT DATE:	The date on which the latest of the following events shall occur: (i) the execution and delivery of this Sublease by both Sublessor and Sublessee, (ii) the delivery of possession of the Sublet Premises to Sublessee in the Delivery Condition required pursuant to Section 10.A hereof, and (iii) the receipt by Sublessor of a fully executed counterpart of an agreement indicating that Underlying Landlord consents to this Sublease (the "Underlying Landlord Consent").
RENT COMMENCEMENT DATE:	The date that is six (6) months following the Commencement Date.
EXPIRATION DATE:	November 29, 2030.
TERM:	The period commencing on the Commencement Date and ending on the Expiration Date.
PERMITTED USES:	The uses permitted under the Underlying Lease.
FIXED RENT:	As set forth on Exhibit B attached hereto.
ADDITIONAL RENT:	All sums other than Fixed Rent payable by Sublessee to Sublessor hereunder.
EXCLUDED PROVISIONS OF UNDERLYING LEASE:	Articles /Sections 1.08, 1 .09, 3, 4, 5, 6, 7.05, 7.06, Exhibit B, Exhibit H, Exhibit I, the First Amendment, and Sections 2, 3(b)(i), 3(b)(iii), 4(a)-(d), 5, 6, 7, 8, 9, 10(a), and 13(a) of the Second Amendment.
PRE-PAID RENT:	$651,720.00

GUARANTOR:	Simplify Inventions, LLC

All capitalized terms used in the text of this Sublease without definition are defined above, or, if not defined above, are defined in the Underlying Lease.

[Remainder of Page Intentionally Left Blank.]

WITNESSETH:

WHEREAS, Sublessor is the tenant of the Demised Premises in the Building, and Sublessee is desirous of subletting the Sublet Premises from Sublessor upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the rental payments to be made hereunder by Sublessee to Sublessor and the mutual terms, covenants, conditions, provisions and agreements hereinafter set forth, Sublessor and Sublessee agree as follows:

1. **Demise**. Sublessor does hereby sublet to Sublessee and Sublessee does hereby take and hire from Sublessor, the Sublet Premises, together with all rights appurtenant thereto granted to Sublessor in the Underlying Lease.

2. **Fixed Rent**.

A. Commencing on the Rent Commencement Date, and thereafter during the Term, Sublessee shall pay to Sublessor, in accordance with the Payment Instructions, without notice or demand (except as expressly set forth herein), and without any set-off, counterclaim, abatement or deduction whatsoever (except as expressly set forth herein), Fixed Rent in equal monthly installments, on or before the first day of each and every calendar month during the Term, in lawful money of the United States of America, by ACH or wire transfer in accordance with the account instructions provided by Sublessor. The Pre-Paid Rent shall be paid upon execution of this Sublease and receipt of the executed Consent from Underlying Landlord and shall be applied by Sublessor to the first ten (10) installments of Fixed Rent due under this Sublease following the Rent Commencement Date and the application of the Rent Credit (as defined below). The Fixed Rent for the month of the term of this Sublease during which the Rent Commencement Date occurs which does not begin or end on the first or last day of a calendar month shall be prorated on a daily basis in accordance with the Fixed Rent due for the calendar month. Since the installment for the Fixed Rent for the first full ten (10) months following the Rent Commencement Date and application of the Rent Credit is being paid by Sublessee upon the execution of this Sublease regardless of whether the Term shall have commenced on the first day of a calendar month, any adjustment to which Sublessee is entitled on account of the immediately preceding sentence shall be made to the monthly installment of Fixed Rent due on the first day of the calendar month next following the Rent Commencement Date and the application of the Pre-Paid Rent in an amount equal to ten (10) months of Fixed Rent and the Rent Credit. The remaining Pre-Paid Rent shall be held by Sublessor and applied to the last two (2) months of the Fixed Rent during the Term. All Fixed Rent, Additional Rent and other sums and charges due to Sublessor under this Sublease shall be paid by Sublessee in accordance with the Payment Instructions, or in such other manner as Sublessor may designate, without any setoff or deduction whatsoever, except as expressly set forth herein. Sublessee's obligation to make such payments shall survive the Expiration Date or sooner termination of this Sublease. Upon the Commencement Date being determined by Sublessor, at the request of Sublessor or Sublessee, Sublessor and Sublessee shall execute an agreement stating the Commencement Date, the Rent Commencement Date and Expiration Date, but the failure to do so will not affect the determination of such dates.

B. All costs and expenses other than Fixed Rent payable by Sublessee pursuant to this Sublease shall be deemed Additional Rent and, in the event of non-payment (which non-payment continues beyond the expiration of applicable notice, grace, and cure periods), Sublessor shall have all the rights and remedies provided for in case of non-payment of Fixed Rent or Additional Rent (or equivalent terms) set forth in the Underlying Lease and at law. If Sublessee shall fail to duly and timely pay any installment of Fixed Rent or Additional Rent, Sublessee shall also pay to Sublessor interest on such amount at the default interest rate specified in the Underlying Lease from the date such payment was due until same is paid, as Additional Rent hereunder. The payment of such interest shall be in addition to all other rights and remedies available to Sublessor in the case of nonpayment of Fixed Rent or Additional Rent (or equivalent terms) set forth in the Underlying Lease and at law.

C. In the event Sublessor incurs any costs or expenses which are directly attributable to services or utilities furnished to Sublessee or the Sublet Premises (to the extent provided herein or if specifically requested and received by Sublessee) or other costs and expenses for which Sublessee is responsible for hereunder, such costs and expenses shall also be deemed Additional Rent under this Sublease. Sublessee shall pay Sublessor or the applicable provider (if directed by Sublessor), as the case may be, the full amount of such costs and expenses within twenty (20) days after receipt by Sublessee of the applicable invoice(s), corresponding bill(s) or statement(s) and supporting documentation.

D. Provided this Sublease has not been terminated by reason of Sublessee's default, Sublessor shall provide Sublessee with an additional credit against Fixed Rent in an amount equal to Two Hundred Seventy-One Thousand Five Hundred Fifty and 00/100 Dollars ($271,550.00) (the "Rent Credit"). The Rent Credit will be applied against Fixed Rents first due and owing hereunder after the Rent Commencement Date (i.e., the Fixed Rent due on the seventh (7th) month and each subsequent month following the Commencement Date) until exhausted. For the avoidance of doubt, the Rent Credit is not payable to Sublessee or convertible into any other allowance hereunder. In the event Sublessee defaults hereunder beyond any applicable notice and grace period(s), Sublessor's obligation to provide the Rent Credit shall immediately terminate.

E. In the event this Sublease is terminated by reason of Sublessee's default, Sublessor may use, apply or retain the whole or any part of the Pre-Paid Rent to the extent required for the payment of any Fixed Rent and Additional Rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease beyond any applicable notice and grace period(s), including but not limited to, any damages or deficiency in the reletting of the Sublet Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublessor.

3. Electricity; Services.

A. Electricity and other services shall be supplied to the Sublet Premises subject to and in accordance with the Article 16 of the Underlying Lease. Sublessee shall have the right to access and use any conduits within or serving the Sublet Premises subject to the terms of the Underlying Lease. Notwithstanding the foregoing, Sublessee shall look solely to Underlying Landlord to furnish services that Underlying Landlord agreed to provide to Sublessor pursuant to the Underlying Lease, and in no event whatsoever shall Sublessee look to Sublessor to furnish any services, nor shall this Sublease be construed to create any obligation on Sublessor to furnish any services (except that Sublessor shall enforce the obligations of Underlying Landlord in accordance with Section 7 below). Sublessee shall be entitled to use electric energy supplied by Underlying Landlord as provided in Article 16 of the Underlying Lease applicable to the Sublet Premises. Sublessor shall not be liable in any way to Sublessee for any failure or defect in the supply or character of electric current furnished to the Sublet Premises, except to the extent resulting from Sublessor's default under the Underlying Lease or the willful acts or negligence of Sublessor, or its agents, contractors, servants, licensees and employees and Sublessee shall receive Sublessee's Share of any rent abatements applicable to the 19th Floor Premises pursuant to the Underlying Lease including, without limitation, any abatements due to interruption of electricity and other services applicable to the 19th Floor Premises. Sublessee covenants and agrees that, at all times, its demand load will not violate the Underlying Lease.

B. Notwithstanding the foregoing, in lieu of payment of Sublessee's Share of the Tenant's Cost charged to Sublessor pursuant to Article 16 of the Underlying Lease, from and after the Commencement Date, Sublessee shall pay to Sublessor (or Underlying Landlord, but without duplication, if directed by Sublessor), as Additional Rent, $3.25 per rentable square footage of the Sublet Premises per annum in electricity expenses applicable to general lighting and typical office equipment operated in the Sublet Premises, payable in twelve (12) equal monthly installments on the first day of each calendar month, in accordance with Paragraph 2 above. Such amount is subject to survey and confirmation by an Electrical Consultant in accordance with Sections 16.07 and 16.08 of the Underlying Lease.

C. As of the date of Sublease, Underlying Landlord's after-hours heating, ventilation or air-conditioning service charge is $665 per hour (subject to a four-hour minimum). After hours heating, ventilation or air-conditioning service charges will be prorated between Sublessee and any other occupant of the 19th Floor of the Building to the extent both Sublessee and such other occupant request after hours heating, ventilation or air-conditioning service for the same days.

4. **Taxes and Operating Expenses**.

A. For purposes of this Section 4, the "Base Tax Amount" shall mean the average of the Taxes for the fiscal year July 1, 2023 to June 30, 2024 (the "23/24 Tax Year"), inclusive, and the fiscal year July 1, 2024 to June 30, 2025 (the "23/24 Tax Year"), inclusive. For purposes of this Section 4, "Base Operational Year" shall be calendar year 2024.

B. Commencing on July 1, 2024 and solely for any Tax Year following the 23/24 Tax Year, Sublessee shall pay to Sublessor during the Term of this Sublease, as Additional Rent, Sublessee's Share of (i) any increase of the amounts payable for the 19th Floor Premises by Sublessor to Underlying Landlord with respect to Taxes pursuant to Sections 5.0 1 through 5.06 of the Underlying Lease as modified by Section 3(b)(ii) of the Second Amendment over the Base Tax Amount for the 19th Floor Premises as set forth herein and (ii) Tax Expenses payable for the 19th Floor Premises by Sublessor to Underlying Landlord pursuant to Section 5.04 of the Underlying Lease. For purposes of this Section 4 and the calculation of Sublessee's Tax payments, the references in Article 5 of the Underlying Lease to the "04/05 Tax Year" shall be deemed to mean the 23/24 Tax Year and the references in Article 5 of the Underlying Lease to the "05/06 Tax Year" shall be deemed to mean the 24/25 Tax Year.

C. Commencing on January 1, 2025, Sublessee shall pay to Sublessor during the Term of this Sublease, as Additional Rent, Sublessee's Share of any increase of the amounts payable for the 19th Floor Premises by Sublessor to Underlying Landlord with respect to Operating Expenses pursuant to Sections 5.07 through 5.12 of the Underlying Lease as modified by Section 3(b)(ii) of the Second Amendment over the amounts payable for the 19th Floor Premises by Sublessor to Underlying Landlord pursuant to Sections 5.07 through 5.12 during the Base Operational Year as set forth herein.

D. Sublessee shall not be responsible for payment of any amounts under Article 5 of the Underlying Lease which accrued prior to the dates set forth in Paragraphs B and C above. Notwithstanding anything herein to the contrary, payments of amounts due in this Section 4 shall be payable by Sublessee to Sublessor in the manner and five (5) days before each such date (provided however that Sublessee be provided not less than thirty (30) days' notice of the amount of such payment together with reasonable substantiation thereof), as Sublessor shall be required to pay its corresponding share of such Additional Rent pursuant to the Underlying Lease. Payments for the first and last years of the Term for which payment was due shall be equitably prorated. A copy of the Operating Statement, evidence of the amount of Taxes due including tax bills, and any other bill or statement from the Underlying Landlord received by Sublessor in respect of which Sublessee shall, pursuant to the terms of this Section 4, be required to pay Additional Rent, shall be delivered by Sublessor setting forth in reasonable detail the amount of Additional Rent payable by Sublessee hereunder. If Sublessor shall receive a credit or a refund of any such Additional Rent paid by Sublessee from Underlying Landlord pursuant to the terms of the Underlying Lease, pertaining to the Sublet Premises and/or Sublessee's obligations hereunder, Sublessor shall, within thirty (30) days after its receipt thereof, refund to Sublessee the portion thereof, if any, constituting Additional Rent paid by Sublessee hereunder. The obligations of this Section 4 shall survive the expiration of the Term.

5. **Incorporation of Underlying Lease; Compliance with Underlying Lease; Compliance with Laws**.

A. This Sublease shall be expressly subject and subordinate to all of the terms, covenants, conditions, provisions and agreements contained in the Underlying Lease, other than the Excluded Provisions of the Underlying Lease and except such which by their nature or purport do not relate to the Sublet Premises or are inapplicable or inappropriate to the subleasing of the Sublet Premises pursuant to this Sublease or are inconsistent with any of the provisions of this Sublease. Except as set forth herein,

Sublessor hereby grants to Sublessee all of Sublessor's rights, benefits, and interests, as tenant under the Underlying Lease, with respect to the Sublet Premises, including, without limitation, the right to receive all of the services, utilities, maintenance, repairs, replacements, legal compliance restoration and other benefits with respect to the Sublet Premises which are to be provided by Underlying Landlord under the Underlying Lease or as required by Legal Requirements. Sublessor represents and warrants that Sublessor has delivered a true copy of the Underlying Lease, with certain financial terms not applicable to Sublessee deleted or redacted, and Sublessee acknowledges that it has reviewed same, and the Underlying Lease is annexed hereto and made a part hereof as Exhibit A. The terms of the Underlying Lease are specifically incorporated herein by reference, except for the Excluded Provisions (except that any defined terms used herein (or in any portion of the Underlying Lease incorporated herein) and defined in an Excluded Provision shall be incorporated herein, and to the limited extent the terms of an Excluded Provision are necessary to interpret any rights and obligations of Sublessor or Sublessee hereunder (e.g. Sublessee's Additional Rent obligations under Section 4), such terms shall be included herein for interpretive purposes only) and such terms, covenants, conditions, provisions and agreements as are specifically inconsistent with the terms hereof and except that, unless the context requires otherwise, all references therein to "Landlord" shall mean Sublessor, all references therein to "Tenant" shall mean Sublessee, all references to the "Demised Premises" or similar terms shall mean the Sublet Premises, and all references to "this Lease" or "the lease" or similar terms shall mean this Sublease. If any terms of this Sublease shall conflict with any provision of the Underlying Lease, then, as between Sublessor and Sublessee, the terms of this Sublease shall control, provided, however, that if such construction of terms would cause Sublessor to be in default under the terms of the Underlying Lease then such inconsistency shall be resolved in favor of the Underlying Lease.

B. Sublessee covenants and agrees to observe and perform all of the terms, covenants, conditions, provisions and agreements to be performed by Sublessor, as tenant pursuant to the Underlying Lease, including all rules and regulations for the Building, with respect to the Sublet Premises (unless the terms, covenants conditions, provisions or agreements are contradictory to or inconsistent with other terms and conditions hereof, in which event such other terms and conditions hereof shall control unless the non-compliance therewith would cause Sublessor to be in default under the terms of the Underlying Lease then such inconsistency shall be resolved in favor of the Underlying Lease), but excluding: (i) the payment of "rents" thereunder, (ii) any Excluded Provisions, (iii) any indemnity obligations of Sublessor to Underlying Landlord, to the extent triggered by any action or omission on the part of Sublessor, and (iv) any obligations that are personal to Sublessor or otherwise, by their nature, could be performed only by Sublessor, provided however that if such performance is necessitated by Sublessee's acts or omissions (where Sublessee has a duty hereunder to act), same shall be at Sublessee's sole cost and expense.

Sublessee further covenants and agrees not to do anything or permit anything to be done in the Sublet Premises by Sublessee or its employees, agents or contractors which would result in a default under or cause the Underlying Lease to be terminated. Notwithstanding the foregoing, except as expressly provided in this Sublease, all grace periods specified in the Underlying Lease shall, solely with respect to non-monetary obligations for purposes of determining compliance by Sublessee with the provisions hereof, be each reduced by two (2) Business Days or, if the grace period provided in the Underlying Lease is five (5) days or less, by one (1) Business Day.

C. Any non-liability, release, indemnity or hold harmless provision in the Underlying Lease for the benefit of Underlying Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublessor, Underlying Landlord, and any other person which the benefits of said provision expressly inure to, for the purpose of incorporation by reference in this Sublease. Any right of Underlying Landlord under the Underlying Lease of access or inspection, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublessor, Underlying Landlord, and any other person which the benefits of said provision expressly inure to, for the purpose of incorporation by reference in this Sublease, provided that Sublessor may enter the Sublet Premises only when accompanied by a representative of Sublessee, other than in case of an emergency, and shall at all times minimize any interference with Sublessee's business operations.

D. In any circumstance in which Sublessor 's consent is required hereunder and Sublessor has agreed not to unreasonably withhold, condition or delay such consent, and if a corresponding consent of the Underlying Landlord is required pursuant to the Underlying Lease in order to avoid having the action or circumstances consented to by the Sublessor be deemed a breach of any of the terms or conditions of the Underlying Lease, then Sublessor shall not be deemed to have unreasonably withheld, conditioned or delayed its consent if such corresponding consent of the Underlying Landlord has not been obtained.

E. In all terms of the Underlying Lease requiring the approval or consent of Underlying Landlord, Sublessee shall be required to obtain the approval or consent of both Sublessor and Underlying Landlord; provided that the same standards applying to such approval or consent of Underlying Landlord shall apply to Sublessor's approval or consent.

F. Reserved.

G. This Sublease shall terminate upon the termination of the Underlying Lease; Sublessee agrees that Sublessor shall have no liability for any loss, cost, damage or expense incurred by or in connection with the termination of this Sublease by virtue of the termination of the Underlying Lease, except if caused by the default of Sublessor in its obligations under the Underlying Lease or any acts (except for the exercise of rights under the Underlying Lease) or omissions (where Sublessor had a contractual obligation to act) of Sublessor, and Sublessor shall refund to Sublessee any unapplied Pre-Paid Rent and be responsible for all of Sublessee's relocation costs and the increase, if any, of the rental amounts Sublessee's pays for a replacement premises (provided such replacement premises are of a similar location and quality to the Sublet Premises and subject to Sublessee' s obligation to mitigate its damages and the limitations on damages provided herein) by reason of such termination of the Underlying Lease, unless such termination of the Underlying Lease was caused by the default of Sublessee under this Sublease or any acts or omissions (where Sublessee had a contractual obligation to act) of Sublessee.

H. Sublessee shall use the Sublet Premises only for the Permitted Uses subject to and in compliance with all of the terms of the Underlying Lease. Sublessee shall use and occupy the Sublet Premises in a manner required by the terms of the Underlying Lease, and, to the extent required by the Underlying Lease, in compliance with all governmental laws, rules and regulations applicable to the Sublet Premises. Sublessee, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of its business in the Sublet Premises.

I. The rentable square footage of the Sublet Premises have been mutually determined and agreed upon by Sublessor and Sublessee for purposes of this Sublease, and Sublessor makes no representation as to the actual rentable square feet contained in the Sublet Premises. The Sublet Premises shall not be subject to remeasurement except in connection with the exercise by Underlying Landlord of any remeasurement right included in the Underlying Lease, in which case the Sublet Premises shall be remeasured in the same manner as the Premises, but in no event shall the rent payable by Sublessee increase as a result thereof.

6. Non-Liability; Indemnity.

A. Except and to the extent caused by or due to the willful acts or omissions or gross negligence of Sublessor, or its agents, contractors, servants, licensees and employees, Sublessee shall and hereby does indemnify, defend and hold Sublessor harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements) asserted against, imposed upon or incurred by Sublessor by reason of (i) any violation caused, suffered or permitted by Sublessee, its agents, contractors, servants, sublessees, licensees or employees or invitees, of any of the terms, covenants, conditions, provisions or agreements of the Underlying Lease, (ii) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Sublet Premises during the Term, (iii) the use or maintenance of the Sublet Premises or any business therein or any work or thing whatsoever done, or any condition created in or about the Sublet Premises during the Term (or any time prior to the Commencement Date that Sublessee may have been given access to the Sublet Premises), (iv) any grossly negligent or otherwise wrongful act or

omission of Sublessee or any of its agents, contractors, servants, sublessees, licensees or employees or invitees, (v) any failure of Sublessee to perform or comply with all of the provisions of this Sublease hereof that are applicable to Sublessee, and (vi) any obligation Sublessor may have to indemnify Underlying Landlord under the Underlying Lease, to the extent related to any of the foregoing. Neither Sublessor nor any agent, contractor, servant, licensee, employee or invitee of Sublessor shall be liable to Sublessee for any death of or injury or damage to Sublessee or any other person or for any damage to or loss (by theft or otherwise) of any property of Sublessee or any other person, except to the extent caused by or due to the willful acts or omissions or gross negligence of Sublessor, or its agents, contractors, servants, sublessees, licensees or employees. In case any action or proceeding be brought against Sublessor or any agent, contractor, servant, licensee, employee or invitee of Sublessor by reason of any of the foregoing, Sublessee, upon notice from Sublessor, shall defend such action or proceeding by counsel chosen by Sublessee, and reasonably satisfactory to Sublessor (Sublessee's insurance company's counsel being deemed satisfactory). Sublessee or its counsel shall keep Sublessor fully apprised at all times of the status of such defense and shall not settle same without the written consent of Sublessor, which consent shall not be unreasonably withheld, delayed or conditioned.

B. Except and to the extent caused by or due to the acts, omissions or gross negligence of Sublessee, or its agents, contractors, servants, licensees and employees, Sublessor shall and hereby does indemnify, defend and hold Sublessee harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements) asserted against, imposed upon or incurred by Sublessee by reason of (i) any violation caused, suffered or permitted by Sublessor, its agents, contractors, servants, sublessees, licensees or employees or invitees, of any of the terms, covenants, conditions, provisions or agreements of the Underlying Lease, (ii) any grossly negligent or willful act or omission of Sublessor or any of its agents, contractors, servants, sublessees, licensees or employees or invitees, (iii) any failure of Sublessor to perform or comply with all of the provisions of this Sublease hereof that are applicable to Sublessor, and (iv) any obligation Sublessee may have to indemnify Underlying Landlord under the Underlying Lease, to the extent related to any of the foregoing. In case any action or proceeding be brought against Sublessee or any agent, contractor, servant, licensee, employee or invitee of Sublessee by reason of any of the foregoing, Sublessor, upon notice from Sublessee, shall defend such action or proceeding by counsel chosen by Sublessor. Sublessor or its counsel shall keep Sublessee fully apprised at all times of the status of such defense and shall not settle same without the written consent of Sublessee, which consent shall not be unreasonably withheld, delayed or conditioned.

7. **Performance by Underlying Landlord**.

Notwithstanding anything to the contrary contained herein, Sublessor does not assume any obligation to perform the terms, covenants, conditions, provisions and agreements contained in the Underlying Lease on the part of Underlying Landlord to be performed, including, without limitation, the provision of utilities or services to the Sublet Premises or any maintenance, repair or restoration obligations by Underlying Landlord pursuant to the Underlying Lease. The representations of Underlying Landlord are not the representations of Sublessor. In the event Underlying Landlord shall fail to perform any of the terms, covenants, conditions, provisions and agreements contained in the Underlying Lease on its part to be performed, Sublessor shall, at no cost to Sublessor, seek to obtain the performance of Underlying Landlord under the Underlying Lease, subject to the terms and conditions of this Section 7. Sublessee shall not be allowed any abatement or diminution of Fixed Rent or Additional Rent under this Sublease because of Underlying Landlord's failure to perform any of its obligations under the Underlying Lease, unless Sublessor receives a corresponding abatement of rents payable under the Underlying Lease. Furthermore, in the event that Sublessor receives an abatement or diminution of fixed rent or additional rent from Underlying Landlord that relates to a casualty, condemnation or interruption or abatement of Building services to the Sublet Premises, which occurred during the term of this Sublease, Sublessee shall be entitled to an equivalent or proportionate abatement or diminution of Fixed Rent or Additional Rent (after deducting therefrom Sublessor's out-of-pocket third party costs and expenses reasonably incurred in obtaining such abatement or diminution of fixed rent or additional rent). Sublessee acknowledges that Sublessor is negotiating an abatement of rents from Landlord that relates to construction delays that occurred prior to the term of this Sublease (the "Construction Delay Abatement"). In no event will

Sublessee be entitled to receive the benefit of any reduction in rents paid by Sublessor as a result of the Construction Delay Abatement.

If Underlying Landlord shall default in any of its obligations with respect to the Sublet Premises, or there shall exist a bona fide dispute with Underlying Landlord under the terms, covenants , conditions, provisions and agreements of this Sublease and/or the Underlying Lease and Sublessee notifies Sublessor in writing that Sublessee has previously notified Underlying Landlord of such dispute and that such default or notice has been disregarded or not reasonably satisfactorily acted upon, then Sublessor shall notify Underlying Landlord of such default or dispute in its name on Sublessee's behalf. Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor's rights against Underlying Landlord, but Sublessor shall have no obligation to bring any action or proceeding nor to take any steps to enforce Sublessor's rights against Underlying Landlord. If, after written request from Sublessee, Sublessor shall fail or refuse to take appropriate action for the enforcement of Sublessor's rights against Underlying Landlord with respect to the Sublet Premises, Sublessee shall have the right to take such action against Underlying Landlord in its own name. Solely in connection with the foregoing, all of the rights of Sublessor under the Underlying Lease (including Sublessor's arbitration rights) are hereby conferred upon and assigned to Sublessee and Sublessee hereby is subrogated to such rights to the extent that the same shall apply to the Sublet Premises. Sublessor shall, at Sublessee's sole cost and expense, reasonably cooperate with Sublessee in such enforcement (including, without limitation, executing any documents necessary for Sublessee to proceed in Sublessor's name and/or pursue Underlying Landlord). If any such action against Underlying Landlord in Sublessee's name shall be barred by reason of lack of privity, non-assignability or otherwise, Sublessee may take such action in Sublessor's name, provided Sublessee has obtained the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed and in connection therewith, Sublessee does hereby agree to indemnify and hold Sublessor harmless from and against all liability, loss or damage, including, without limiting the foregoing, reasonable attorneys' fees and disbursements, which Sublessor shall suffer by reason of such action. Such enforcement shall be the sole expense of Sublessee, unless such action is required against the Underlying Landlord due to any acts, omissions or breach of this Sublease by Sublessor. Any amount of recovery obtained by Sublessee shall be the property of Sublessee.

8. **Maintenance Obligations**.

A. Sublessee shall take good care of the Sublet Premises, the fixtures therein and any systems (other than Building systems) exclusively serving the Sublet Premises to the extent same are located in the Sublet Premises, including the Supplemental Air-Conditioning System, and shall repair any damage thereto as and when needed to preserve them in good working order and condition, subject to and in accordance with the service and repairs, if any, which Underlying Landlord may be obligated to provide and to make in accordance with the Underlying Lease. In addition to the forgoing, and subject to Section 8B, Sublessee shall be responsible for the cost of routine maintenance to the Supplemental Air-Conditioning System serving the Sublet Premises or repairs thereto necessitated by the negligence, misuse, or neglect of Sublessee or its employees, agents, or contractors.

B. The forgoing to the contrary notwithstanding, and subject to the terms of Article 15 and Article 17 of the Underlying Lease, Sublessor shall be responsible for (i) the repair and maintenance of those portions of systems (other than Building Systems which are required to be repaired by the Underlying Landlord) that are not located within the Sublet Premises but are located within the Demised Premises, and (ii) any replacements or capital repairs to the Supplemental Air-Conditioning System serving the Sublet Premises, unless such replacements or capital repairs are necessitated solely by the negligence, misuse, or neglect of Sublessee or its employees, agents, or contractors.

9. **Alterations**.

Except for Non-Structural Changes, Sublessee shall not make any changes, alterations, additions or improvements ("Alterations") to the Sublet Premises without first obtaining the written consent of the Underlying Landlord and Sublessor. Non-Structural Changes may be performed without the consent of Underlying Landlord or Sublessor, but shall be performed in accordance with all of the terms and

conditions of the Underlying Lease and this Sublease. Sublessor's consent shall not be unreasonably withheld or delayed if the written consent of the Underlying Landlord is first obtained, and, if Sublessor shall determine in its reasonable judgment that the proposed Alteration is a Specialty Installation, in addition to obtaining a written confirmation of either of the following from Underlying Landlord that the Alterations: (a) do not constitute Specialty Installations under the Underlying Lease; or (b) do constitute Specialty Installations but Underlying Landlord waives its right to require the demolition and restoration of the Sublet Premises. Simultaneously with the submission of documents to the Underlying Landlord, Sublessee shall send copies of all such documents regarding Alterations to Sublessor. Sublessee shall pay all costs and expenses relating to any Alterations and shall cause same to be completed in accordance with law and the terms, covenants, conditions, provisions and agreements of the Underlying Lease. As a condition to granting Sublessor's consent to Alterations, Sublessee shall reimburse Sublessor within ten (10) days after demand for any actual third-party out-of-pocket expenses reasonably incurred and substantiated by Sublessor for Sublessor's review of the plans for Sublessee's proposed Alterations or otherwise in connection with the inspection by Sublessor of such Alterations; it being agreed that the foregoing shall not relieve Sublessee from its obligation to pay Underlying Landlord any and all costs payable to Underlying Landlord pursuant to Article 13 of the Underlying Lease in connection with such Alterations performed by Sublessee during the Term.

10. Initial Condition of Sublet Premises.

A. Sublessor shall have no construction obligations with respect to the Sublet Premises in connection with this Sublease. Sublessor shall deliver exclusive possession of the Sublet Premises to Sublessee on the later of the date of execution of this Sublease, the date the Underlying Landlord Consent is obtained, and the date on which the Suite A Sublease amendment is executed pursuant to Section 33 below, in vacant (i.e., free of all tenants and occupants and personal property) and broom clean condition, in its "AS-IS" condition as of the date Sublessee executes this Sublease (collectively, the "Delivery Condition"). Sublessee represents that it has inspected the Sublet Premises and agrees to take the same in the Delivery Condition, and Sublessee acknowledges that no representations with respect to the condition thereof have been made by Sublessor or anyone on Sublessor's behalf Sublessee's occupancy of any part of the Sublet Premises shall be conclusive evidence, as against Sublessee, that Sublessee has accepted possession of the Sublet Premises in its then current condition, subject to Sublessor's ongoing repair obligations, if any, and Underlying Landlord's repair obligations. Any work required by Sublessee to prepare the Sublet Premises for its occupancy shall be made and paid for by Sublessee. The forgoing to the contrary notwithstanding, Sublessor at its expense shall promptly make any necessary repairs or replacements to the Sublet Premises solely with respect to latent defects in the Sublet Premises the cause of which could not have been discovered by Sublessee with the exercise of commercially reasonable diligence prior to the Commencement Date provided (i) that Sublessee delivers notice to Sublessor of the necessity therefor no later than three (3) months following the Commencement Date and (ii) Sublessor is otherwise responsible for the repair of such condition under the Underlying Lease. Sublessor at its expense shall use reasonable efforts (without being obligated to employ overtime labor or to incur any material expense in connection therewith, and subject to delays cause delays caused by Sublessee and/or Force Majeure) to (i) perform such repair(s), if any, in a manner that shall minimize any interference with Sublessee's use and occupancy of the Sublet Premises and (ii) complete such repair(s) within sixty (60) days after Sublessor's receipt of such notice (except for any repair(s) which, with the exercise of reasonable due diligence, require additional time to perform or lead time to obtain).

B. Any work to be performed by Sublessee to prepare the Sublet Premises for its occupancy shall be hereinafter referred to as the "Sublessee's Work". Sublessee shall perform the Sublessee's Work in accordance with the terms of the Underlying Lease, including, without limitation, Article 13 of the Underlying Lease. In connection with the Sublessee's Work, Sublessee shall reimburse Sublessor within ten (10) days after demand, for any actual third-party out-of-pocket expenses reasonably incurred and substantiated by Sublessor for Sublessor's review of the plans for the Sublessee's proposed Sublessee's Work or otherwise in connection with the inspection by Sublessor of such Sublessee's Work; it being agreed that the foregoing shall not relieve Sublessee from its obligation to pay Underlying Landlord any and all costs payable to Underlying Landlord pursuant to Article 13 of the Underlying Lease in connection with such Sublessee's Work.

11. Assignment and Subletting.

A. Sublessee shall not assign this Sublease or sublet the Sublet Premises or otherwise transfer, mortgage or encumber this Sublease, the Sublet Premises or any part thereof or permit the use or occupancy thereof without first complying with the terms of the Underlying Lease and obtaining Underlying Landlord's and Sublessor's consent thereto. Except as provided below, any transfer of more than fifty percent (50%) of the stock, partnership interests or membership interests, as the case may be, of Sublessee shall be deemed an assignment requiring Underlying Landlord's and Sublessor's consent thereto. Sublessor's consent shall not be unreasonably withheld, delayed or conditioned if the written consent of the Underlying Landlord is first obtained. Sublessor shall not be required to consent to any such assignment or further subletting if Sublessee is then in default beyond applicable notice, grace and cure period under this Sublease or if such further subletting or assignment would cause Sublessor to be in default under the Underlying Lease. No such consent shall relieve Sublessee from the obligation to seek consent to a further subletting or assignment. Copies of all documentation required by the Underlying Lease shall be delivered simultaneously to Sublessor, together with Sublessee's request for consent.

If Sublessee shall at any time request the consent of Sublessor to any proposed assignment of this Sublease or subsubletting of all or any portion of the Sublet Premises, Sublessee shall pay within twenty (20) days after submission of an invoice therefor, the reasonable out-of-pocket costs and expenses incurred by Sublessor and, to the extent imposed under the Underlying Lease, of Underlying Landlord, including, without limitation, reasonable attorneys' fees and disbursements in connection with any proposed or actual assignment of this Sublease or subletting of the Sublet Premises or any part thereof.

B. Notwithstanding anything to the contrary in this Section 11, Sublessee may, without the consent of Sublessor (so long as Underlying Landlord's consent has been obtained) assign this Sublease or subsublet the Sublet Premises to: (i) any person or business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Sublessee; (ii) any business entity in which or with which Sublessee is merged or consolidated; or (iii) any business entity acquiring all or substantially all of Sublessee's membership interest, assets, stock or ownership interests.

C. Sublessor hereby consents to the occupancy of "desk space" in the Sublet Premises by Sublessee's "related business associates" (as both such terms are defined in the Underlying Lease) all subject to the terms of the Underlying Lease including, without limitation, the necessity to obtain Sublessor's and the Underlying Landlord's consent thereto. Sublessee's desk space within the Sublet Premises will not exceed 1,250 rentable square feet at any time.

D. In no event shall any assignment or sublease, including, without limitation, any assignment or sublease pursuant to Section 11.B above, release or relieve Sublessee from any obligation under this Sublease nor any Guarantor from its obligations under the Guaranty, nor shall the acceptance of Fixed Rent or Additional Rent from any assignee, subtenant or occupant constitute a waiver or release of Sublessee from any of its obligations or liabilities under this Sublease.

E. For the avoidance of doubt, the Sublessor may assign its interest in this Sublease at any time without notice to or consent from Sublessee, subject only to the requirements of the Underlying Lease.

12. Insurance.

During the Term, Sublessee, at its sole cost and expense, with respect to the Sublet Premises, shall provide and maintain commercial liability insurance, property damage insurance, and any other insurance required to be carried by Sublessor as the tenant under the Underlying Lease, all in conformity with the terms of the Underlying Lease which shall include, without limitation, coverage of full replacement value of any and all existing leasehold improvements, regardless of whether such improvements were or are installed by Underlying Landlord, Sublessor or Sublessee. Sublessee shall cause Sublessor and Underlying Landlord to be included as additional insureds in said liability policy or policies which shall contain provisions, if and to the extent available without additional charge, that it or they will not be cancellable

except upon at least thirty (30) days' prior notice to all insureds, and that the act or omission of one insured will not invalidate the policy as to the other insureds. Sublessee shall furnish to Sublessor a certificate of insurance confirming that all such insurance is in effect at or before the Commencement Date and, on request, at reasonable intervals thereafter.

Each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent that such insurance is in force and collectible and to the extent permitted by law, Sublessor and Sublessee each hereby releases and waives all right of recovery against the other or anyone claiming through or under the other by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if the insurance policies of Sublessor and Sublessee provide that such release or waiver does not invalidate the insurance. Each party shall include in its applicable insurance policies such a provision.

Sublessee hereby releases Underlying Landlord or anyone claiming through or under Underlying Landlord by way of subrogation or otherwise to the extent that Sublessor released Underlying Landlord or Underlying Landlord was relieved of liability or responsibility pursuant to the terms of the Underlying Lease, and Sublessee will cause its insurance carriers to include any clauses or endorsements in favor of Underlying Landlord which Sublessor is required to provide pursuant to the terms of the Underlying Lease.

13. Default.

In the event (a) Sublessee or Sublessor defaults in the performance of any of the terms, covenants, conditions, provisions and agreements of this Sublease or of the Underlying Lease (to the extent same are applicable to Sublessee or Sublessor hereunder) or (b) Guarantor defaults in the performance of any of the terms, covenants, conditions, provisions and agreements of the Guaranty beyond any applicable notice, grace and cure period, Sublessor and Sublessee shall be entitle d to exercise any and all of the rights and remedies to which it is entitled by law and also any and all of the rights and remedies specifically provided to or for the benefit of Underlying Landlord, as to Sublessor, in the Underlying Lease, which rights and remedies are hereby incorporated herein and made a part hereof with the same force and effect as if herein specifically set forth in full, and that wherever in the Underlying Lease rights and remedies are given to Underlying Landlord, the same shall be deemed to apply to Sublessor. Events of default by tenant enumerated in the Underlying Lease shall be deemed incorporated herein and made a part hereof with the same force and effect as if specifically set forth in full herein as applicable to Sublessee.

14. Sublease Consent.

This Sublease shall become effective only if the written Underlying Landlord Consent is obtained. If the foregoing Underlying Landlord Consent is not obtained within ninety (90) days following the execution and delivery of this Sublease by both parties, then, upon notice from either Sublessor or Sublessee to the other delivered prior to Underlying Landlord issuing its Underlying Landlord Consent, this Sublease shall be null and void, and thereupon neither party shall have any further obligation to the other. In the event that Underlying Landlord shall notify Sublessor that it will not consent to this Sublease, then Sublessor will promptly notify Sublessee of such fact, and thereupon this Sublease shall be null and void and thereupon neither party shall have any further obligation to the other, except with respect to any obligations which expressly survive the explanation or earlier termination of this Sublease. Sublessee shall pay any fee or charge which is imposed by Underlying Landlord in connection with this Sublease and the Underlying Landlord Consent.

15. Attornment.

If the Underlying Lease and Sublessor' s leasehold interest in the Demised Premises shall be terminated, other than as a result of a casualty or condemnation or sale in lieu thereof, Sublessee shall, if so requested in writing by Underlying Landlord, attorn to Underlying Landlord and shall, during the term of this Sublease, perform all of the terms, covenants, conditions, provisions and agreements of this Sublease on the part of Sublessee to be performed. In the event of any such attornment, Underlying Landlord shall not be (A) liable for any act or omission or default of any prior sublessor (including, without limitation,

Sublessor); (B) subject to any offsets or defenses not expressly provided for which Sublessee might have against any prior sublessor (including, without limitation, Sublessor); (C) bound by any Fixed Rent or Additional Rent which Sublessee might have paid for more than the current month to any prior sublessor (including, without limitation, Sublessor), except to the extent actually received by Underlying Landlord; or (D) bound by any amendment or modification of this Sublease made without Underlying Landlord's written consent (except for a termination of the sublease, a decrease in the length of the term thereof or a de minimis modification or amendment not altering any of the material financial terms of such sublease). The foregoing shall be self-operative without the necessity of the execution of any further instruments, but Sublessee agrees, upon the demand of Underlying Landlord, to execute, acknowledge and deliver any instrument or instruments confirming such attornment.

16. Notices.

Any notice to be given under this Sublease shall be in writing and shall be sent by nationally-recognized overnight courier making receipted delivery, or delivered by hand (provided a signed receipt is obtained), to the address(es) herein stated above in Basic Sublease Definitions. Each party shall have the right upon ten (10) days' prior written notice, to change, by notice in writing, the address to which such party's notice is to be sent. Notices shall be deemed given upon receipt or first refusal thereof.

17. Quiet Enjoyment.

Sublessor covenants that Sublessee, on paying the Fixed Rent and Additional Rent and performing all the terms, covenants, conditions, provisions and agreements hereunder, shall and may peacefully and quietly have, hold and enjoy the Sublet Premises for the term aforesaid, free from any interference or hindrance by Sublessor, but subject to the exceptions, reservations and conditions hereof.

18. Surrender of Sublet Premises.

On the date upon which the Term hereof shall expire and come to an end, whether on the Expiration Date, by lapse of time or otherwise, Sublessee, at Sublessee's sole cost and expense, shall quit and surrender the Sublet Premises in the same order and condition as Sublessor is delivering it to Sublessee, normal wear and tear, casualty and damage for which Sublessee is not responsible to repair under this Sublease excepted, shall remove all of its personal property to the extent required by the terms of the Underlying Lease and the terms hereof, and any Specialty Alterations performed by Sublessee which are required to be removed by the Underlying Landlord in accordance with the terms of the Underlying Lease and repair all damage caused by such removal. If any such Alterations are required to be removed as aforesaid, Sublessee shall, prior to the Expiration Date, at its expense, repair and restore the Sublet Premises to the condition existing prior to any such installations and repair any damage to the Sublet Premises or the Building due to such removal. All property required to be removed by Sublessee at the end of the Term remaining in the Sublet Premises after Sublessee's removal shall be deemed abandoned and may, at the election of Sublessor, either be retained as Sublessor' s property or may be removed from the Sublet Premises by Sublessor, at Sublessee's expense. Sublessor and Sublessee recognize that Sublessor's damages resulting from Sublessee's failure to timely surrender possession of the Sublet Premises may be substantial, may exceed the amount of the Fixed Rent payable hereunder, and will be impossible to accurately measure. Accordingly, if possession of the Sublet Premises is not surrendered to Sublessor on the Expiration Date or sooner termination of this Sublease, in addition to any other rights or remedies Sublessor may have hereunder or at law, Sublessee shall pay to Sublessor: the greater of (a) one and a half (1.5) times the Fixed Rent and Additional Rent payable under this Sublease for the last full calendar month of the Term for each month or portion thereof which the Sublessee fails to surrender the Sublet Premises and (b) all amounts payable by Sublessor pursuant to the Underlying Lease to the extent the same arise solely out of Sublessee's failure to surrender the Sublet Premises on or before the Expiration Date or sooner termination of this Sublease. If Sublessee holds over for more than thirty (30) days Sublessee shall indemnify and hold harmless Sublessor from and against all damages incurred by Sublessor on account of Sublessee's holding over. No holding-over by Sublessee, nor the payment to Sublessor of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Sublessee to retain possession of the Sublet Premises after the Expiration Date or sooner termination

of this Sublease, and no acceptance by Sublessor of payments from Sublessee after the Expiration Date or sooner termination of this Sublease shall be deemed to be other than on account of the amount to be paid by Sublessee in accordance with the terms of this Section.

19. Brokers.

Sublessee represents and warrants to Sublessor and Sublessor represents and warrants to Sublessee, that the Brokers are the only brokers with whom each party dealt in relation to this transaction and that neither party has had any dealings, either direct or indirect, with any other real estate agent or broker in connection with this transaction. The breaching party agrees to indemnify, defend and hold the non-breaching party harmless from any loss, liability and expense incurred by the non-breaching party as a result of any claim made against the breaching party, which is based upon a breach of said representation by the breaching party, which indemnification obligation hereunder shall survive the Expiration Date or sooner termination of this Sublease. Sublessor shall pay the Brokers a commission pursuant to a separate agreement and shall indemnify, defend and hold Sublessee harmless from any loss, liability and expense incurred by Sublessee as a result of any breach of such covenant, which indemnification obligation shall survive the Expiration Date or sooner termination of this Sublease.

20. Successors and Assigns.

This Sublease shall be binding upon and, except as prohibited by this Sublease or the Underlying Lease, inure to the benefit of the parties hereto and their respective successors and assigns.

21. No Modifications.

This Sublease may not be modified except by written agreement signed by Sublessor and Sublessee.

22. Reserved.

23. Representations and Covenants.

Sublessor hereby represents to Sublessee that (A) the Underlying Lease is in full force and effect and Sublessor covenants that so long as Sublessee is not in default hereunder beyond any applicable notice and cure period, it will not voluntarily cancel or surrender the Underlying Lease (except in accordance with the Underlying Lease in the event of a condemnation or casualty), or amend the Underlying Lease in a manner which would materially increase Sublessee's obligations under this Sublease or materially diminish Sublessee's services, rights or privileges under this Sublease, without advising Sublessee and receiving its consent thereto; (B) Sublessor has received no written notice of default from the Underlying Landlord which default remains uncured on the date hereof; (C) to its knowledge, Underlying Landlord is not in default with respect to any of its obligations under the Underlying Lease; (D) Sublessor is the sole holder of any right, title and interest of the leasehold estate granted to Sublessor under the Underlying Lease; and (E) no third party consent is required for Sublessor to enter into and perform the terms of this Sublease, other than the Underlying Landlord Consent. If Sublessor, in violation of the foregoing, shall modify the Underlying Lease without obtaining Sublessee's written consent and such modification materially affects Sublessee's rights and obligations hereunder, Sublesee's rights and obligations vis-a-vis Sublessor shall be governed by this Sublease, without giving effect to such modification.

Sublessor shall perform its covenants and obligations under the Underlying Lease which do not require for their performance possession of the Sublet Premises and which are not otherwise to be performed by Sublessee hereunder on behalf of Sublessor.

Sublessor shall promptly forward to Sublessee a copy of any notice it receives from the Underlying Lessor relating to Sublessee or the Sublet Premises.

24. Guaranty.

As a material inducement to Sublessor to enter into this Sublease, simultaneously with the execution of this Sublease, Sublessee shall cause to be executed by Guarantor, who Sublessee represents and warrants to Sublessor is the parent company of Sublessee, and notarized and delivered to Sublessor, the Guaranty of Sublease in the form annexed hereto and made a part hereof as Exhibit D (such Guaranty of Sublease, together with any replacements, substitutions or additional guarantees delivered pursuant thereto, and as each of the same shall be amended, modified or supplemented in accordance with the respective terms and conditions thereof, are herein collectively called the "Guaranty").

25. Inability to Perform, Delays.

If Sublessee shall be delayed in obtaining possession of the Sublet Premises because of delays in obtaining the Underlying Landlord Consent or for any other reason, Sublessor shall not be subject to any liability and the effectiveness of this Sublease shall not be affected. The provisions hereof are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

26. Notice of Accidents.

Sublessee and Sublessor shall give each other and Underlying Landlord notice of any fire, casualty or accident in or about the Sublet Premises promptly after Sublessee or Sublessor becomes aware of such event.

27. Destruction by Fire or Other Casualty, Condemnation.

A. Sublessee agrees that any restoration of the Sublet Premises which is not the obligation of the Underlying Landlord under the Underlying Lease, and is not caused by the negligence of Sublessor or its employees, agents, or contractors, shall be the obligation of Sublessee, and the obligation of Sublessee to pay Fixed Rent, Additional Rent and any other charges which might have been abated due to damage or destruction shall resume as and to the extent Sublessor's obligations to resume payment to the Underlying Landlord in respect of the Sublet Premises shall resume. In that regard, Sublessee's obligation to provide fire and casualty insurance shall include insuring all elements of the Sublet Premises for which Sublessee shall have a restoration obligation as provided herein. Sublessor shall be entitled to terminate this Sublease if it elects to terminate the Underlying Lease in the event of fire, casualty, or condemnation.

B. If the Sublet Premises or the Building shall be partially or totally damaged or destroyed by fire or other casualty, Sublessee shall have no right to terminate this Sublease and this Sublease shall not be terminated by reason of such casualty unless the Underlying Lease is terminated by Sublessor or Underlying Landlord pursuant to the terms of the Underlying Lease.

C. If the Sublet Premises (or the Building in such a manner that materially interferes with Sublessee's use of the Sublet Premises or reasonable access thereto) are partially or totally damaged by fire or other casualty as a consequence of which Sublessor shall receive an abatement of rent or additional rent relating to the Sublet Premises, then in such event, there shall be a corresponding abatement of the Rent payable hereunder.

D. If the Underlying Lease is terminated pursuant to the provisions thereof as the result of a taking of all or any portion of the Building by condemnation (or deed in lieu thereof), this Sublease shall likewise terminate. In such event, Sublessee shall have no claim to any portion of the award with respect to any such taking, except to file a claim for the value of its fixtures or for moving expenses; provided, however, that Sublessor's award is not thereby reduced or otherwise adversely affected.

E. Sublessee waives the provisions of Section 227 of the New York Real Property Law, which is superseded by the terms of this Section 27.

28. Bankruptcy.

In the event Sublessee becomes the subject of proceedings involving bankruptcy, insolvency or reorganization of Sublessee, or if Sublessee makes an assignment for the benefit of creditors, or petitions for, or enters into an arrangement with creditors, Sublessor shall have the same rights as to Sublessee as are afforded Underlying Landlord under the Underlying Lease under similar circumstances involving Sublessor.

29. No Waiver, etc.

No agreement to accept a surrender of this Sublease shall be valid unless in writing and signed by Sublessor. The failure of Sublessor or Sublessee to enforce any terms, covenants, conditions, provisions or agreements of this Sublease shall not prevent the later enforcement thereof or a subsequent act which would have constituted a violation from having all the force and effect of an original violation. The receipt by Sublessor or payment by Sublessee of Fixed Rent or other rent or charges with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach. The parties hereto, to the fullest extent permitted by law, waive trial by jury in any action or proceeding relating hereto and consent to the jurisdiction of the applicable court system of the jurisdiction in which the Sublet Premises is situated. Sublessee hereby waives any right to interpose any counterclaim in any action brought by Sublessor in connection herewith . The foregoing shall not be deemed a waiver by Sublessee of the right to interpose any counterclaim to the extent that the failure to interpose same would prohibit Sublessee from bringing the claim, which is the basis thereof, in a separate action.

30. Limitations on Sublessee's Remedies.

With respect to any provision of this Sublease which specifically requires that Sublessor shall not unreasonably withhold or unreasonably delay its consent or approval, Sublessee in no event shall be entitled to make, nor shall Sublessee make, any claim, and Sublessee hereby waives any claim, for any sum of money whatsoever as damages, costs, expenses, attorneys' fees or disbursements, whether affirmatively or by way of setoff, counterclaim or defense, based upon any claim or assertion by Sublessee that Sublessor has unreasonably withheld or unreasonably delayed such consent or approval. Sublessee's sole remedy for claimed unreasonable withholding or unreasonable delaying by Sublessor of its consent or approval shall be an action or proceeding brought and prosecuted solely at Sublessee's own cost and expense to enforce such provision, for specific performance, injunction or declaratory judgment.

31. Occupancy Tax.

Sublessee shall pay directly to the City of New York, all occupancy and rent taxes which may be payable by Sublessee to the City of New York in respect of the rent reserved by this Sublease and will pay all other taxes, the payment of which shall be imposed directly upon any occupant of the Sublet Premises.

32. Rules and Regulations.

Sublessee agrees to comply with all rules and regulations that Underlying Landlord has made or may hereafter from time to time promulgate in accordance with the Underlying Lease for the Building. Sublessor shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

33. Suite A Sublease Extension Contingency.

Sublessor and Sublessee's affiliate, MBX Clearing LLC ("MBX"), are currently parties to that certain Sublease Agreement dated December 15, 2022, covering Suite A on the 19th floor of the Building (the "Suite A Sublease"). As an inducement for Sublessor to enter into this Sublease, Sublessor requires that MBX extend the term of the Suite A Sublease to be coterminous with this Sublease. Accordingly, Sublessor and MBX are negotiating an extension amendment to the Suite A Sublease. If the Suite A Sublease amendment extending the Suite A Sublease term to be coterminous with this Sublease is not

executed by Sublessor and MBX or the Underlying Landlord has not consented to such amendment within ninety (90) days of the Effective Date, Sublessor shall thereafter have the option to terminate this Sublease at any time prior to the full execution of the Suite A Sublease amendment. Sublessor shall have no obligation to deliver the Sublet Premises unless and until MBX and Sublessor have executed the Suite A Sublease amendment.

34. Signage.

Sublessor consents to Sublessee installing signage in accordance with the terms of the Underlying Lease, including, without limitation, Article 39 thereof.

35. Entire Agreement. Miscellaneous.

A. This Sublease shall be governed by and construed in accordance with the laws of the state of New York, without regard to the conflicts of law principles thereof.

B. The paragraph and section headings in this Sublease are inserted only as a matter of convenience for reference and are not to be given any effect in construing this Sublease.

C. If any of the terms of this Sublease or the application thereof to any person or circumstance shall be, to any extent, held to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

D. All of the terms of this Sublease shall be binding upon and, except as prohibited by Section 11 hereof, inure to the benefit of the parties hereto and their respective permitted successors and assigns.

E. All prior negotiations and agreements relating to this Sublease and the Sublet Premises are merged into this Sublease. This Sublease may not be amended, modified or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, modification, termination or waiver is sought and unless the same is permitted under the terms of the Underlying Lease.

F. Each of Sublessor and Sublessee represents and wan-ants to the other that each person executing this Sublease is a duly authorized representative of Sublessor or Sublessee, as the case may be, and has full authority to execute and deliver this Sublease.

G. This Sublease shall have no binding force and effect and shall not confer any rights or impose any obligations upon either party unless and until both parties have executed it and Sublessor shall have obtained Underlying Landlord's written consent to this Sublease pursuant to the provisions hereof and delivered to Sublessee an executed copy of such consent. Under no circumstances shall the submission of this Sublease in draft form by or to either party be deemed to constitute an offer for the subleasing of the Sublet Premises.

H. This Sublease may be executed in counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Executed counterparts may be transmitted by telecopy, email or other electronic means and copies so transmitted when printed shall be deemed originals.

I. This Sublease and all the obligations of Sublessee to pay Fixed Rent and Additional Rent and all the obligations of Sublessor and Sublessee to perform all of their other covenants and agreements hereunder shall in no way be affected, impaired, delayed or excused because Sublessee, Sublessor or Underlying Landlord are unable to fulfill any of their respective non-monetary obligations hereunder, either explicit or implicit, if Sublessee, Sublessor or Underlying Landlord is prevented or delayed from so doing by reason of strikes or labor trouble or by accident, adjustment of insurance or by any cause whatsoever reasonably beyond Sublessee's, Sublessor's or Underlying Landlord's control.

J. Each and every right and remedy of Sublessor and Sublessee under this Sublease shall be cumulative and in addition to every other right and remedy herein contained or now or hereafter existing at law or in equity, by statute or otherwise.

K. At any time and from time to time each of Sublessor and Sublessee shall, within ten (10) days after written request by the other, execute, acknowledge and deliver a written statement certifying (i) that this Sublease has not been modified and is in full force and effect or, if modified, that this Sublease is in full force and effect as modified, and specifying such modification(s), (ii) the dates to which the Fixed Rent and Additional Rent and other charges have been paid, (iii) that, to the best of such party's knowledge, no defaults exist under this Sublease or, if any do exist, the nature of such default(s) and (iv) as to such other matters as Sublessor or Sublessee may reasonably request.

L. In no event shall Sublessor or Sublessee be liable for, and Sublessee and Sublessor hereby waive any claim for, any indirect, consequential or punitive damages arising under or in connection with this Sublease .

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sublease as of the day and year first above written.

SUBLESSOR:

LUMENT REAL ESTATE CAPITAL HOLDINGS, LLC, a Delaware limited liability company

By: ____________

Name: Scott Griffin

Title: Deputy CFO and Treasurer

SUBLESSEE:

THE ARENA GROUP HOLDINGS, INC., a Delaware corporation

By: ____________

Name: ____________

Title: ____________

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sublease as of the day and year first above written.

SUBLESSOR:

LUMENT REAL ESTATE CAPITAL HOLDINGS, LLC, a Delaware limited liability company

By: ____________________________

Name: ____________________________

Title: ____________________________

SUBLESSEE:

THE ARENA GROUP HOLDINGS, INC., a Delaware corporation

By: /s/ Cavitt Randall

Name: Cavitt Randall

Title: CEO

SCHEDULE 1

LUMENT

LUMENT REAL ESTATE CAPITAL HOLDINGS, LLC

OPERATING

WIRE & ACH INSTRUCTIONS

BANK NAME:	BANK OF AMERICA
BANK ADDRESS, CITY & STATE:	222 BROADWAY NEW YORK, NY 10038
ABA ROUTING NUMBER WIRE: ABA ROUTING NUMBER ACH:	026-009-593 011-000-138
BENEFICIARY NAME:	LUMENT REAL ESTATE CAPITAL HOLDINGS, LLC 10 W. BROAD STREET, 8TH FLOOR COLUMBUS, OH 43215
BENEFICIARY ACCOUNT NUMBER:	464-057-1306
ATTENTION: PHONE:	TAMMY STARCHER (614) 340-4198
REFERENCE:	

EXHIBIT A

[Attached.]

LEASE

LEASE dated as of ~~August~~ September 9 ___, 2014, between **230 PARK AVENUE HOLDCO LLC**, a Delaware limited liability company, having an office c/o Monday Properties, 230 Park Avenue, New York, New York 10169 (hereinafter referred to as "**Landlord**") and **HUNT COMPANIES, INC.**, a Delaware corporation having an office at 100 Church Street, New York New York 10007 (hereinafter referred to as "**Tenant**").

WITNESSETH:

ARTICLE 1
Demise, Premises, Term, Rents

1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 230 Park Avenue, in the Borough of Manhattan, City, County and State of New York (hereinafter referred to as the "**Building**"), on the parcel of land more particularly described in **Exhibit A** (hereinafter referred to as the "**Land**"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

1.02 The premises hereby leased to Tenant are the entire rentable area of the nineteenth (19th) floor of the Building, as shown on the floor plan annexed hereto as **Exhibit B**. Said premises together with all fixtures and equipment which at the commencement, or during the term, of this lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 14) constitute and are hereinafter referred to as the "**Demised Premises**".

1.03 The term of this lease, for which the Demised Premises are hereby leased, shall commence on the Commencement Date (as hereinafter defined), and shall end at noon on November 30, 2020 (which ending date is hereinafter referred to as the "**Expiration Date**", or shall end on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law). Promptly following the Commencement Date the parties hereto (hereinafter sometimes referred to as the "**parties**") shall enter into a recordable supplementary agreement setting forth the dates of the Commencement Date and the Expiration Date, but no such agreement shall be necessary in order to make the provisions hereof effective. If Landlord and Tenant cannot agree thereon within fifteen (15) days after Landlord's request therefor, such dates shall be determined by arbitration in the manner provided in Article 34. The "**Commencement Date**" shall be the day immediately following the Surrender Date (as defined in the Partial Surrender (as hereinafter defined) subject to the occurrence of the Surrender Date and satisfaction of the Surrender Conditions (as defined in the Partial Surrender)).

1.04 The "**rents**" reserved under this lease, for the term thereof, shall be and consist of:

[redacted]

(b) "**additional rent**" consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

1.05 Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever except as otherwise expressly provided in this lease.

1.06 If the Commencement Date occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated and the balance of the first month's fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.

1.07 Tenant acknowledges that it has no rights to any development rights, "air rights" or comparable rights appurtenant to the Land and Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 1.07 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Land and Building.

1.08 The parties agree and acknowledge that Landlord and PB Capital Corporation (**"PB Capital"**) are negotiating the terms of a Partial Surrender and Lease Modification

Agreement (the "**Partial Surrender**") pursuant to which, among other things, PB Capital is obligated to surrender possession of the Demised Premises as of the date ("**Surrender Date**") the Surrender Conditions (as defined therein) are satisfied and the Conditions Notice (as defined therein) is sent, subject to the terms of the Partial Surrender. The parties further acknowledge and agree that the effectiveness of this lease is expressly subject and conditioned upon (the "**Lease Conditions**"), (i) Landlord and PB Capital entering into a binding Partial Surrender, the occurrence of the Surrender Date and satisfaction of the Surrender Conditions, and (ii) consent to this lease from the current holder of a superior mortgage. If the Partial Surrender is terminated or deemed void as provided therein, then this lease shall be deemed null and void and of no further force and effect and Landlord shall promptly notify Tenant thereof and return any monies paid by Tenant in advance.

1.09 Notwithstanding anything to the contrary contained herein, if the Lease Conditions have not been satisfied by close of business, September 30, 2014, this lease shall be deemed terminated, null and void and of no further force and effect; and in such case, Landlord shall return to Tenant any monies (if any) previously paid by Tenant to Landlord hereunder. Tenant hereby acknowledges that Landlord has no obligation to enter into the Partial Surrender and if the Lease Conditions are not satisfied, as aforesaid, and this lease is terminated and deemed null and void then neither party shall have any liability to the other, except with respect to those obligations in this lease expressly surviving the expiration of the lease.

ARTICLE 2
Use

2.01

(a) Tenant shall be permitted to use and occupy the Demised Premises for executive, administrative and general offices, and for no other purpose.

(b) In addition to the foregoing, portions of the Demised Premises may be used for such uses incidental thereto by Tenant's officers, employees and business guests as are customarily related thereto, including, without limitation, trading operations, vaults, libraries, computer operations, dining facilities, kitchens and pantries (subject to the provisions of Subsection (c) below), vending machines, electronic data processing, meeting rooms and other business facilities (but not for uses as a restaurant).

(c) Notwithstanding anything to the contrary contained herein, (i) no cooking or other preparation of food which reasonably requires venting or exhausting shall be done in any portion of the Demised Premises; (ii) no food or beverages will be kept or served in the Demised Premises in a manner or under any conditions which result in fumes or odors being emitted from, or detectable outside of, the Demised Premises such that the same may unreasonably affect other tenants or occupants of the Building; and (iii) such portions of the Demised Premises shall at all times be maintained by Tenant in a clean and sanitary condition and free of refuse (other than in appropriate refuse containers), insects and rodents (including required use of extermination services).

2.02 If any governmental license or permit, other than a Certificate of Occupancy or other license or permit required for the mere occupancy of the Demised Premises for the purposes set forth in Section 2.01(a), shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way materially adversely affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit if the failure to comply would have a material adverse effect upon the Building, Landlord, any holder of any superior lease or mortgage or any other tenant or occupant of the Building. Upon Tenant's request and at Tenant's expense, Landlord shall join in the application for any licenses, permits, approvals and authorizations (except for an application to change the Certificate of Occupancy) whenever such joining by Landlord shall be required by any governmental agency having jurisdiction.

2.03 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

2.04 Notwithstanding the designation, if any, of the Building of which the Demised Premises are a part as "230 Park Avenue" or any other identifiable name or any similar or other designation containing the name "230 Park Avenue" or any other identifiable name, neither Tenant nor any subtenant or licensee, nor any of their respective partners, officers, agents, employees, or affiliates thereof, shall at any time throughout the term of this lease or any renewal or extension thereof, or after the expiration or sooner termination of the term of this lease, use any name which contains the name "230 Park Avenue" or such other identifiable name in any form, combination or manner, (including, without limitation, any and all advertising), except with the prior written consent of Landlord in each instance. After the expiration or sooner termination of the term of the lease, neither Tenant nor any subtenant or licensee, nor any of their respective partners, officers, agents, employees or affiliates thereof shall use any name which contains any word(s) referring to the Building, or state or imply in any advertisement, notice, sign or otherwise, that it or any of them was connected in any manner with same, or use any device or set of words which might so indicate, except with Landlord's prior written consent in each instance. Landlord may at any time or times change any such name or designation.

ARTICLE 3
Failure To Give Possession

3.01 Except as expressly set forth in Sections 1.08 and 1.09, if the Demised Premises or any additional space to be included within the Demised Premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this lease or for the inclusion of such space for any reason whatsoever, then this lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the Demised Premises or the additional space, as the case may be, shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the Demised Premises or the additional space until the same are available for occupancy by Tenant; provided, however, Tenant shall have no claim against Landlord, and Landlord shall have no liability to

Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the Demised Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no way affect the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this lease. This Section 3.01 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

ARTICLE 4
Preparation of the Demised Premises

4.01 Tenant has fully inspected the Demised Premises and is satisfied with the condition thereof and Tenant agrees to accept possession of the Demised Premises in their "as is" condition, as of the Commencement Date.

4.02 Any installations, materials or work which may be undertaken by or for the account of Tenant to equip, decorate or furnish the Demised Premises for Tenant's initial occupancy (hereinafter referred to as "**Tenant's Work**") shall be performed by Tenant, at its sole cost and expense, in accordance with all the terms, covenants and conditions of this lease, including without limitation, Articles 13 and 14 hereof, as if such Tenant's Work was a "Tenant's Change" as defined in Article 13. Subject to the provisions of Article 13, Landlord shall review (i) Tenant's initial submissions of plans and specifications for Tenant's Work within ten (10) business days following Landlord's receipt of a complete set of plans and specifications therefor and shall, within said ten (10) business day period, notify Tenant of Landlord's approval or disapproval of such plans and specifications and (ii) Tenant's resubmissions of plans and specifications for Tenant's Work within five (5) business days following Landlord's receipt of a complete set of plans and specifications therefor and shall, within said five (5) business day period, notify Tenant of Landlord's approval or disapproval of such plans and specifications. Landlord's failure to notify Tenant of Landlord's approval or disapproval of such plans and specifications within the time periods set forth herein shall be deemed to constitute Landlord's disapproval of such plans and specifications. Tenant shall deliver to Landlord, simultaneously with the delivery to Landlord of Tenant's plans and specifications for Tenant's Work, a reasonably estimated budget (if available) for Tenant's Work.

ARTICLE 5
Adjustments Of Rent

5.01 Tax Escalation. For the purpose of Sections 5.01 - 5.06:

(a) "**Taxes**" shall mean the real estate taxes and assessments and special assessments imposed upon the Building and the Land including, without limitation, any assessments for public improvement or benefit to the Building or Land, or the locality in which the Land is situated, such as Business Improvement District taxes and assessments, all computed without taking into account any exemption or abatement received by Landlord. If at any time

during the term of this lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

The term "Taxes" shall not include any income, franchise, transfer, inheritance, capital stock or other similar tax imposed on Landlord unless, due to a future change in the method of taxation, an income, franchise, transfer, inheritance, capital stock or other tax shall be levied against Landlord in substitution for any tax or increase therein which would otherwise constitute "Taxes", as defined in the first sentence of paragraph (a), in which event such income, franchise, transfer, inheritance, capital stock or other tax shall be deemed to be included in the term "Taxes" but any such income or similar tax shall be computed as if the Building and the Land were the only property of Landlord.

If, by law, any assessment may be paid in installments, then, for the purposes hereof (i) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (ii) there shall be included in Taxes, for each Tax Year in which such installments may be paid, the installments of such assessment so becoming payable during such Tax Year, together with any interest thereon payable during such Tax Year.

(b) Intentionally Omitted;

(c) "**Base Tax Amount**" shall mean the average of the Taxes for the fiscal year July 1, 2004 to June 30, 2005, inclusive (the "04/05 Tax Year"), and the fiscal year July 1, 2005 to June 30, 2006, inclusive (the "05/06 Tax Year");

(d) "**Tax Year**" shall mean the fiscal year for which Taxes are levied by the governmental authority;

(e) "**Tenant's Proportionate Tax Share**" shall mean for purposes of this lease and all calculations in connection herewith 1.571%, which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the Demised Premises as set forth below (which rentable square foot area is hereinafter sometimes referred to as the "**Multiplication Factor**") and the denominator of which is the agreed rentable square foot area of the Building as set forth below. The parties agree that the rentable square foot area of the Demised Premises shall be deemed to be 20,643 square feet and that the agreed rentable square foot area of the Building for purposes of computing Tenant's Proportionate Tax Share shall be deemed to be 1,313,858 square feet (hereinafter referred to as the "**Tax Building Area**"). Landlord represents that, in determining Tenant's Proportionate Tax Share, the square footage of the Demised Premises and the square footage of the Tax Building Area have been measured on a consistent basis.

(f) **"Tenant's Projected Share of Taxes"** shall mean the Tax Payment (as hereinafter defined), if any, payable by Tenant for the immediately prior Tax Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

5.02 If the Taxes for any Tax Year after the 04/05 Tax Year shall be more than the Base Tax Amount, Tenant shall pay, as additional rent for such Tax Year, an amount equal to Tenant's Proportionate Tax Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Amount. The amount payable by Tenant is hereinafter referred to as the "**Tax Payment**". The Tax Payment and the Base Tax Amount shall be appropriately prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Term of this lease. The Tax Payment shall be payable by Tenant within twenty (20) days after receipt of a demand from Landlord therefor, which demand shall be accompanied by Landlord's computation of the Tax Payment and evidence of the amount of such Taxes (such as, by way of example, only a web address where Tenant could ascertain such information). If the Taxes for any Tax Year are payable to the taxing authority on an installment basis, Landlord may serve such demands upon, and the Tax Payment for such Tax Year shall be payable by Tenant, on a corresponding installment basis. Notwithstanding anything contained herein to the contrary, and further, notwithstanding the 04/05 and 05/06 tax years constituting the Base Tax Amount, Landlord acknowledges and agrees that Tenant shall have no obligation for any Taxes for any Tax Year (or portion thereof) occurring prior to the Commencement Date of this lease and Taxes and the Tax Payment for the partial Tax Year in which the Commencement Date shall occur shall be equitably pro-rated.

5.03 Notwithstanding the fact that the increase in rent is measured by an increase in Taxes, such increase is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

5.04 Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate or a reduction in assessment for periods during which Tenant has paid or is obligated to pay Tenant's Proportionate Tax Share of increases in Taxes then either (a) Landlord shall, in the event a rebate is obtained, return Tenant's Proportionate Tax Share of such rebate to Tenant after deducting Landlord's expenses, including without limitation, reasonable attorneys' fees and disbursements in connection with such rebate (such expenses incurred with respect to a rebate or reduction in assessment being hereinafter referred to as "**Tax Expenses**"), or, (b) if a reduction in assessment is obtained prior to the date Tenant would be required to pay Tenant's Proportionate Tax Share of such increase in Taxes, Tenant shall pay to Landlord, upon written request, Tenant's Proportionate Tax Share of such Tax Expenses.

5.05 Subject to Section 5.02, commencing with the first Tax Year after Landlord shall be entitled to receive a Tax Payment, Tenant shall pay to Landlord, as additional rent for the then Tax Year, Tenant's Projected Share of Taxes. Upon each date that a Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of Section 5.02 hereof, Landlord shall apply the aggregate of the installments of Tenant's Projected Share of Taxes then on account with Landlord against the Tax Payment or installment thereof then due

from Tenant. In the event that such aggregate amount shall be insufficient to discharge such Tax Payment or installment, Landlord shall so notify Tenant in a demand served upon Tenant pursuant to the terms of Section 5.02, and the amount of Tenant's payment obligation with respect to such Tax Payment or installment pursuant to Section 5.02 shall be equal to the amount of the insufficiency. If, however, such aggregate amount shall be greater than the Tax Payment or installment, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the notice or (b) permit Tenant to credit the amount of such excess against the next payment of rent due hereunder and, if the credit of such payment is not sufficient to liquidate the entire amount of such excess, Landlord shall then pay the amount of any difference to Tenant.

5.06

(a) Anything in this Article 5 to the contrary notwithstanding, in the event that the holder of any superior mortgage or the lessor of any superior lease (as such terms are defined in Section 7.01 hereof) shall require advance payments from Landlord on account of Taxes, then Tenant will pay Tenant's Proportionate Tax Share of any amounts required to be paid in advance by Landlord with the holder of the superior mortgage or the lessor of the superior lease to the extent that such payments made by Landlord exceed the Base Tax Amount. Any payments to be made by Tenant under this Section 5.06(a) shall be made ten (10) days prior to the date Landlord is required to make such payments to the holder of the superior mortgage or the lessor of the superior lease. Tenant acknowledges receipt of notice from Landlord that the current holder of the superior mortgage so requires advance payments from Landlord on account of Taxes, and thus Tenant shall be required to pay Tenant's Proportionate Share of such amounts as set forth in this Section 5.06(a).

(b) Anything in Sections 5.01 through 5.06 to the contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth in Section 1.04(a) hereof as same may be increased by provisions of this lease other than Sections 5.01 through 5.06.

5.07 Expense Escalation. For purposes of Sections 5.07 - 5.12:

(a) "**Operating Expenses**" shall mean any or all expenses incurred by Landlord in connection with the operation of the Building including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder and such expenses shall include, without limitation: (i) salaries, wages, medical, surgical and general welfare benefits (including group life insurance), pension payments and other fringe benefits of employees of Landlord engaged in the operation and maintenance of the Building (the salaries and other benefits aforesaid of such employees servicing the Building shall be comparable to those of employees servicing buildings similar to the Building, located in the Borough of Manhattan); (ii) payroll taxes, worker's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i); (iii) the cost of all charges for steam, heat, ventilation, air conditioning and water (including sewer rental) furnished to the public portions of the Building and/or used in the operation of all of the service facilities of the Building and the cost of all charges for electricity furnished to the public and service areas of the Building and/or used in the operation of all of the service facilities of the Building including any taxes on any of such utilities; (iv) the cost of all

charges for rent, casualty, war risk insurance (if obtainable from the United States government) and of liability insurance for the Building to the extent that such insurance is required to be carried by Landlord under any superior lease or superior mortgage or if not required under any superior lease or superior mortgage then to the extent such insurance is carried by owners of buildings comparable to the Building; (v) the cost of all building and administrative supplies, and cleaning supplies for the common areas of the Building and charges for telephone for the Building; (vi) the cost of all charges for management, security, cleaning and service contracts for the Building (without duplication of any other item otherwise included in Operating Expenses); (vii) the cost of rentals of capital equipment and other equipment leased designed to result in savings or reductions in Operating Expenses which costs shall not exceed the savings realized; (viii) the cost incurred, which are non-capital expenditures, in connection with the maintenance and repair of the Building; and (ix) expenditures for capital improvements (1) which under generally accepted accounting principles as applied to real estate practice are expensed or regarded as deferred expenses and (2) which are required by any law enacted after the date of this lease or any amendment enacted after the date of this lease of any existing law and (3) which are designed to result in a saving in the amount of Operating Expenses, in any of such cases the cost thereof shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years, amortized on a straight line basis, over the useful life thereof as determined in accordance with generally accepted accounting principles consistently applied, (except that, with respect to a capital improvement which is of the type specified in clause (3), such cost shall be amortized over such period of time as Landlord reasonably estimates such savings in Operating Expenses will equal Landlord's cost for such capital improvement but in no event in excess of the amount of savings actually realized in any Operational Year), with an interest factor in any of such cases equal to two (2%) percent above the prime rate (with such prime rate being hereinafter referred to as the "**Base Rate**") of JP Morgan Chase Bank (or Citibank, N.A. if JP Morgan Chase Bank shall not then have an established prime rate; or the prime rate of any major banking institution doing business in New York City, as selected by Landlord, if none of the aforementioned banks shall be in existence or have an established prime rate) at the time of Landlord's having incurred said expenditure. Landlord may use related or affiliated entities to provide services or furnish materials for the Building provided that the rates or fees charged by such entities are reasonably competitive with those charged by unrelated or unaffiliated entities in the same area in the Borough of Manhattan as the Building, for the same services or materials. Provision in this lease for an expense to be Landlord's expense or at Landlord's expense shall not affect the inclusion thereof, to the extent provided above, in Operating Expenses.

Operating Expenses shall exclude or have deducted from them, as the case may be, and as shall be appropriate:

1. leasing and brokerage commissions in connection with leases of space in the Building;

2. salaries, fringe benefits and other compensation of personnel above the grade of the Building manager;

3. the cost of any electricity furnished to the Demised Premises or any other space leased or available for lease in the Building;

4. except as otherwise hereinabove provided, the cost of any repair or replacement, alteration, addition or change which is a capital expenditure under generally accepted accounting principles consistently applied;

5. the cost of items, including overtime HVAC, for which Landlord is directly compensated by payment by tenants, or any other party including this Tenant (except pursuant to provisions similar in intent to Sections 5.07-5.11 for the payment of a share of the costs of operating the Building), which are not included in fixed rent;

6. the cost of repairs or replacements incurred by reason of insured fire or other casualty, or condemnation;

7. advertising and promotional expenditures and any other expense incurred in connection with the renting of space;

8. legal and other professional or consulting fees incurred in disputes with tenants, and legal, arbitration and auditing fees other than legal, arbitration and auditing fees reasonably incurred (a) in connection with the maintenance and operation of the Building or (b) in connection with the preparation of statements required pursuant to rental escalation provisions;

9. depreciation of the Building, equipment or other improvements;

10. mortgage or other interest and/or debt service; ground rents or any other payments under any superior leases;

11. any initial construction work performed by Landlord for tenants, and tenant alteration work or change work, including any utilities, fees or services incurred in connection with the performance of such work;

12. painting and decorating of areas to be occupied by tenants or licensees; special services (i.e., beyond the normal repair, maintenance and operating of the Building) provided without extra charge, beyond fixed rent, to some but not all tenants in the Building;

13. Taxes;

14. lease takeover costs and related expenses;

15. any wages, salaries, fringe benefits and other compensation of Landlord's employees (except as set forth in Section 5.07(a)(i) and (ii) above) or any general and administrative overhead of Landlord (except as set forth in Section 5.07(a)(v) above);

16. costs incurred with respect to a sale of all or any portion of the Building or any interest therein or in connection with the purchase or sale of any air or development rights;

17. any interest, fine, penalty or other late charges payable by Landlord;

18. the cost of removing, encapsulating or otherwise abating any asbestos or other hazardous materials in the Building except with respect to any materials which are determined to be hazardous after the date of this lease, in which event fifty (50%) percent of the cost of removing, encapsulating or otherwise abating any such asbestos or other hazardous materials may be included in Operating Expenses (it being agreed, however, that if Tenant shall have introduced the asbestos or other hazardous materials in the Building, then one hundred (100%) percent of the cost of removing, encapsulating or otherwise abating any such asbestos or other hazardous materials may be included in Operating Expenses);

19. franchise, income, transfer, gains, inheritance, personal property or other tax imposed on Landlord;

20. the costs of acquiring or leasing sculptures, paintings and other objects of art located within or outside the Building provided, however, that the cost of maintaining (which shall be deemed to include reasonable costs of restoring the same) and displaying the same shall be included in Operating Expenses;

21. the cost of performing work or furnishing services to or for any tenant other than Tenant, at Landlord's expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord's expense;

22. costs incurred by Landlord that result from a breach by Landlord of a lease, or that result from Landlord's gross negligence;

23. any costs that duplicate costs for which Landlord is reimbursed by Tenant under other provisions of this lease;

24. any costs that duplicate costs for which Landlord is reimbursed by any other party other than on a basis similar to that pursuant to which Landlord is reimbursed by Tenant for a portion of the Operating Expenses;

25. to the extent any costs that are otherwise includable in Operating Expenses are incurred with respect to both the Building and other properties, there shall be excluded from Operating Expenses a fair and reasonable percentage thereof that is properly allocable to such other properties, such allocation to be made by Landlord in its reasonable judgment;

26. the cost of acquiring or replacing any separate electrical meter Landlord may provide to any of the tenants or other occupants in the Building;

27. the cost of installing in the Building any specialty facility, such as an observatory, broadcasting facility, theater, auditorium, luncheon club, athletic or recreational club, child care or similar facility, cafeteria or dining facility and the cost of operating and

maintaining any such facility (if such facility is operated by Landlord and not leased to a third party);

28. any compensation paid to clerks, attendants or other persons in commercial concessions (**i.e.**, not **a** Building service) operated by Landlord **or** its affiliates (i.e., not leased to a third party);

29. costs incurred in connection with the construction of the Building or making any additions to, or building stories on, the Building or its plazas or adding land or buildings or other structures adjoining the Building, or connecting the Building to other structures adjoining the Building, except to the extent that the same are otherwise includable in Operating Expenses pursuant to another provision of this lease;

30. any increased insurance costs reimbursed directly to Landlord by a tenant, including without limitation, Tenant, pursuant to their respective leases; and

31. management fees in excess of two and one half (2 1/2) percent of gross rents and other income derived from the Building.

If during all or part of the Base Operational Year (as hereinafter defined) or any other Operational Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to office portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion, or (iii) such tenant is itself obtaining and providing such item of work or service, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building or to such tenant.

(b) **"Operational Year"** shall mean each calendar year during the Term hereof;

(c) **"Base Operational Year"** shall be calendar year 2005;

(d) **"Operating Expense Base"** shall mean Operating Expenses for the Base Operational Year;

(e) **"Tenant's Proportionate Operating Share"** shall mean for purposes of this lease and all calculations in connections herewith 1.610%, which has been computed on the basis of a fraction, the numerator of which is the Multiplication Factor and the denominator of which is the agreed rentable square foot area of the Building as set forth below. The parties agree that the rentable square foot area of the Building, excluding retail space, for purposes of computing Tenant's Proportionate Operations Share shall be deemed to be 1,282,373 square feet (hereinafter referred to as the "**Operating Expense Building Area**"). Landlord represents that, in determining Tenant's Proportionate Operating Share, the square footage of the Demised Premises and the square footage of the Operating Expense Building Area have been measured on a consistent basis.

(f) **"Tenant's Projected Share of Operating Expenses"** shall mean Tenant's Proportionate Operating Share of Landlord's reasonable estimate of the increase in Operating Expenses in any Operational Year over the Operating Expense Base, divided by twelve (12), and payable monthly by Tenant to Landlord as additional rent as provided below.

5.08 After the expiration of the Base Operational Year, Landlord shall furnish Tenant a statement setting forth the aggregate amount of the Operating Expense Base and Landlord's computation of Tenant's Projected Share of Operating Expenses for the immediately succeeding Operational Year. After the expiration of each Operational Year after the Base Operational Year, Landlord shall furnish Tenant a statement setting forth the aggregate amount of the Operating Expenses for such Operational Year and Landlord's computation of Tenant's Projected Share of Operating Expenses for the immediately succeeding Operational Year. The statements furnished under this Section 5.08 is hereinafter referred to as an **"Operating Statement"**.

5.09 If the Operating Expenses for any Operational Year shall be more than the Operating Expense Base, Tenant shall pay, as additional rent for such Operational Year, an amount equal to Tenant's Proportionate Operating Share of the amount by which the Operating Expenses for such Operational Year are greater than the Operating Expense Base. (The amount payable by Tenant is hereinafter referred to as the "**Operating Expense Payment**"). The Operating Expense Payment shall be prorated, if necessary, to correspond with that portion of an Operational Year occurring within the Term of this lease. The Operating Expense Payment shall be payable by Tenant within twenty (20) days after receipt of the Operating Statement.

5.10 Commencing on the Commencement Date and for each Operational Year thereafter, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Operating Expenses, equitably pro-rated for any partial Operational Year. The first payment shall be retroactive to the first day of an Operational Year and shall include payment for the month in which such payment is made, after crediting Tenant with any payments made for such Operational Year prior to the receipt of the Operating Statement, and shall be made twenty (20) days after Tenant receives an Operating Statement; thereafter, monthly payments shall be made on the first day of each month throughout such Operational Year and thereafter until receipt of the next Operating Statement setting forth any changes in Tenant's Projected Share of Operating Expenses for the then current Operational Year. If the Operating Statement furnished by Landlord to Tenant at the end of an Operational Year shall indicate that Tenant's Projected Share of Operating Expenses for such Operational Year exceeded the Operating Expense Payment for such Operational Year, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the delivery of the Operating Statement or (b) permit Tenant to credit the amount of such excess against the subsequent payment of rent due hereunder; if such Operating Statement furnished by Landlord to Tenant hereunder shall indicate that the Operating Expense Payment exceeded Tenant's Projected Share of Operating Expenses for such Operational Year, Tenant shall within twenty (20) days after receipt of the Operating Statement, pay the amount of such excess to Landlord. In the event that Tenant's Projected Share of Operating Expenses for any Operational Year shall be more seven (7%) percent higher than the actual Operating Expenses for such Operational Year, Landlord shall pay to Tenant interest at the Base Rate (from the date the same shall have been paid by Tenant to the date that Landlord shall have refunded or credited the excess to Tenant as provided herein) on any sums actually paid by Tenant in respect of Projected Operating Expenses which

are in excess of one hundred and seven (107%) of the actual Operating Expenses. Notwithstanding anything contained herein to the contrary, and further, notwithstanding the 2005 Base Operational Year, Landlord acknowledges and agrees that Tenant shall have no obligation for payment of any Operating Expenses for any Operational Year (or portion thereof) occurring prior to the Commencement Date of this lease.

5.11 Every Operating Statement given by Landlord pursuant to Section 5.08 shall be conclusive and binding upon Tenant unless (i) within one hundred twenty (120) days after the receipt of such Operating Statement Tenant shall notify Landlord that it disputes the correctness of the Operating Statement, specifying, if known, the particular respects in which the Operating Statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to arbitration within sixty (60) days after receipt of the Operating Statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within thirty (30) days after receipt of such Operating Statement, pay additional rent, if due, in accordance with the Operating Statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall, on demand, pay Tenant the amount of Tenant's overpayment of rents, if any, resulting from compliance with the Operating Statement. Upon Tenant's request sent within the one hundred twenty (120) day period set forth in (i) above, Landlord agrees to grant Tenant reasonable access to Landlord's books and records for the purpose of verifying Operating Expenses incurred by Landlord and to have and make copies of any and all bills and vouchers relating thereto and subject to reimbursement by Tenant for the cost of such copies. In connection with any review of Landlord's books and records, Tenant agrees that it shall not employ any person who is to be compensated, in whole or in part, on a contingency fee basis and that any review by or on behalf of Tenant shall be conducted either by Tenant's Chief Financial Officer or a reputable certified public accounting firm which is one of the "Big 4" accounting firms (other than a firm representing Landlord). Tenant agrees that all information with respect to Operating Expenses to which Tenant is given access shall, subject to the provisions of this lease, be deemed to be Confidential Information (as hereinafter defined) and shall be held in confidence and Tenant shall deliver to Landlord a signed confidentiality agreement (in form reasonably acceptable to Landlord) acknowledging that all of the results of such audit as well as any other compromise, settlement or adjustment reached between Landlord and Tenant shall be held in strict confidence and shall not be revealed in any manner to any other person, other than Tenant's Representatives (as hereinafter defined) except upon the prior written consent, as applicable, of Landlord or except as provided in this lease. Tenant shall also require that any agent or outside party it may retain shall agree, in writing, to hold such information in confidence.

5.12 Landlord's failure during the lease term to prepare and deliver any of the tax bills, statements, notice or bills set forth in this Article 5, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this lease. Landlord's and Tenant's liability for the amounts due under this Article 5 shall survive for a period of three (3) years from the end of the relevant Tax Year or Operational Year.

ARTICLE 6
Security Deposit

[redacted]

[redacted]

[redacted]

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[redacted]

ARTICLE 7
Subordination, Notice To Lessors And Mortgagees

7.01 This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes referred to as "**superior leases**" and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as "**superior mortgages**" and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter referred to as a "**lessor**".

7.02 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

7.03 If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or

delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein sometimes referred to as "**successor landlord**") and upon successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment except that the successor landlord shall not be:

(a) liable for any previous act or omission of Landlord (or its predecessor in interest) under this lease;

(b) bound by any previous modification of this lease, not expressly provided for in this lease, or by any previous prepayment of more than one month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this lease;

(c) responsible for any monies owing by Landlord to the credit of Tenant;

(d) subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest);

(e) bound by any covenant to undertake or complete any construction of the Demised Premises or any portion thereof or pay for or reimburse Tenant for any costs incurred in connection with such construction;

(f) required to account for any security deposit other than any security deposit actually delivered to the successor landlord;

(g) bound by any obligation to make any payment to Tenant or grant or be subject to any credits, except for services, repairs, maintenance and restoration provided for under this lease to be performed after the date of attornment, it being expressly understood, however, that the successor landlord shall not be bound by an obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the Demised Premises.

7.04 If, in connection with obtaining financing or refinancing for the Building of which the Demised Premises form a part, or Landlord's estate and interest therein, a lender shall request reasonable modifications to this lease as a condition to such financing or refinancing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant, decrease the obligations of Landlord or decrease Tenant's rights hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the Building or Landlord's interest therein) or adversely affect, other than to a de minimis extent, the leasehold interest hereby created. In no event shall a

requirement that the consent of any such lender be given for any modification of this lease or, subject to the provisions of this lease, for any assignment or sublease, be deemed to affect in any way the leasehold interest hereby created.

7.05 Notwithstanding the foregoing, Landlord shall obtain for Tenant's signature from the holder of the existing superior mortgage, a Subordination, Non-Disturbance and Attornment Agreement (the "**SNDA**"), on such current mortgagee's then standard form. Tenant may request customary and reasonable modifications to such SNDA from the applicable mortgagee except that Landlord's obligations under this Section 7.05 shall be deemed fully satisfied when Landlord provides an SNDA from its current mortgagee on its standard form regardless of the acceptability to such mortgagee of Tenant's requested modifications. If Tenant either fails or refuses to execute and deliver such SNDA within five (5) business days following Landlord's delivery of such SNDA to Tenant, this Lease shall be subject and subordinate to such mortgagee's mortgage and Landlord shall have no further obligation to obtain an SNDA from such mortgagee. In no event shall Landlord be required to incur any expenses, nor shall Landlord be required to take any step which may, in Landlord's reasonable judgment, have an adverse effect on its relationship with such mortgagee. Tenant shall pay for all fees of Landlord's mortgagee in reviewing and incorporating any Tenant requested changes to the SNDA (but Tenant shall not be responsible for fees payable to Landlord's attorneys in connection therewith).

7.06 Landlord, at Tenant's cost and expense, shall obtain, and it shall be a condition to the subordination of this lease to any such superior lease or superior mortgage that Landlord so obtain, from the holder of any superior mortgage or the lessor of superior lease made subsequent to the date of this lease an SNDA in form and content then utilized by such holder or lessor and which shall contain in substance and in addition to the provisions benefiting the holder, the provisions set forth in the subsections (a) or (b) below, as applicable:

(a) From the lessor under a superior lease: An agreement, for the benefit of Tenant, to the effect, inter alia, that as long as Tenant is not in default in the payment of fixed rent or additional rent or any other term, covenant or condition of this lease on its part to be observed or performed, which default continues after any required notice and the expiration of any applicable cure period, and provided Tenant attorns to such lessor under the terms and provisions of this lease, (i) its rights as Tenant hereunder shall not be affected or terminated, (ii) its possession of the Demised Premises shall not be disturbed and (iii) this lease shall at all times continue in full force and effect notwithstanding the termination or expiration of the superior lease, prior to the expiration or termination of this lease.

(b) From the holders of superior mortgages: An agreement, for the benefit of Tenant, to the effect, inter alia, that as long as Tenant is not in default in the payment of fixed rent or additional rent or any other term, covenant or condition of this lease on its part to be observed or performed, which default continues after any required notice and the expiration of any applicable cure period, and provided Tenant attorns to such holder under the terms and provisions of this lease, (i) its rights as Tenant hereunder shall not be terminated and (ii) the possession of Tenant shall not be disturbed by the mortgagee or by any proceedings on the debt which any such superior mortgage secures or by virtue of a right or power contained in any such

superior mortgage or the bond or note secured thereby and (iii) that any sale at foreclosure will not terminate this lease.

ARTICLE 8
Quiet Enjoyment

8.01 So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this lease and, as provided in Article 7, to the superior leases and the superior mortgages as to which Tenant shall have received an SNDA. Landlord represents that it has full corporate right and authority to enter into this Lease.

ARTICLE 9
Assignment And Subletting

9.01 Except as otherwise expressly set forth or expressly permitted in this Article, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, nor suffer, nor permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance; it being agreed, however, that any subtenant (but not any sub-subtenant(s) of all or any portion of the Demised Premises) shall have the same rights as Hunt Companies, Inc. to further sublet all or a portion of the Demised Premises and to assign the related sublease, subject to, and in accordance with, the provisions of this lease.

9.02 If Tenant shall at any time or times during the term of this lease desire to assign this lease or sublet all or part of the Demised Premises, Tenant shall give notice (the "A/S Notice") thereof to Landlord, which A/S Notice shall be accompanied by (a) a detailed term sheet with respect to the proposed assignment or sublease, the effective or commencement date of which shall be not less than sixty (60) nor more than one hundred eighty (180) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current financial information with respect to the proposed assignee or

subtenant, including, without limitation, its most recent financial report prepared by a third-party certified public accountant (which financial report shall, in the case of any assignment and in the case of any sublease pursuant to which the subtenant thereunder shall be eligible for a non-disturbance agreement from Landlord pursuant to the provisions of Section 9.17 below) be certified), and which information Landlord agrees to hold in confidence, subject, however, to the provisions of this lease. Such A/S Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option (hereinafter referred to as "Landlord's Option") terminate this lease (or terminate with respect to respect to the Leaseback Space (if the proposed transaction is a sublease of part of the Demised Premises)). Landlord's Option may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such A/S Notice has been given by Tenant to Landlord ("Landlord's Option Exercise Period"); and during such Landlord's Option Exercise Period Tenant shall not assign this lease nor sublet such space to any person. Notwithstanding anything to the contrary contained herein, (i) Landlord shall not have the right to exercise Landlord's Option in the case of a sublease of less than all of the Demised Premises unless the term of such proposed sublease ends during the last two (2) years of the term of this lease and (ii) in the event that Landlord shall not elect to exercise Landlord's Option, then the proposed assignment or sublease may commence following the expiration of Landlord's Option Exercise Period, subject, however, to the provisions of Section 9.08. Landlord agrees that the information contained in the financial report shall, subject to the provisions of this lease, be deemed to be Confidential Information and shall be held in confidence and Landlord acknowledges that, subject to the provisions of this lease, such information shall be held in strict confidence and shall not be revealed in any manner to any other person, other than to Landlord's Representatives, except upon the prior written consent, as applicable, of Tenant or the proposed assignee or subtenant or except as provided in this lease.

9.03 If Landlord exercises Landlord's Option to terminate this lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the Demised Premises, then, this lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the fixed rent and additional rent shall be paid and apportioned to such date.

9.04 If Landlord exercises Landlord's Option to terminate this lease in part in any case where Tenant desires to sublet part of the Demised Premises, then, (a) this lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; (b) from and after such date the fixed rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (c) Tenant shall pay to Landlord, upon demand, the reasonable actual out-of-pocket costs incurred by Landlord in physically separating such part of the Demised Premises from the balance of the Demised Premises, including demising a common corridor (to the extent required by laws and/or rules of public authorities having jurisdiction), and in complying with any laws and requirements of any public authorities relating to such separation.

9.05 Intentionally Omitted

9.06 Intentionally Omitted

9.07 In the event Landlord does not exercise Landlord's Option pursuant to Section 9.02 and provided that Tenant is not in default of any of Tenant's obligations under this lease after notice and the expiration of any applicable grace period (other than a Minor Default, as hereinafter defined), Landlord's consent to the proposed assignment or sublease shall not be unreasonably withheld and shall be granted or denied within the thirty (30) day period set forth in Section 9.02, provided and upon condition that:

(a) Tenant shall have complied with the provisions of Section 9.02 and Landlord shall not have exercised Landlord's Option under said Section 9.02 within the time permitted therefor;

(b) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, (ii) is limited to the use expressly permitted under this lease, and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building, Landlord agreeing to advise Tenant of any such negative covenants promptly upon request;

(c) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved under the sublease or, if an assignment, this lease, and Landlord has been furnished with reasonable proof thereof;

(d) Provided that Landlord has or can make available within sixty (60) days of the proposed commencement date of such proposed assignment or sublease comparable space in the Building, neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building;

(e) Provided that Landlord has or can make available within sixty (60) days of the proposed commencement date of such proposed assignment or sublease comparable space in the Building, the proposed assignee or sublessee is not a person with whom Landlord is then, or was during the prior six (6) months, negotiating to lease space in the Building;

(f) The form of the proposed sublease shall comply with the applicable provisions of this Article;

(g) There shall not be more than three (3) entities (including Landlord or its designee) occupying each full floor of the Demised Premises at any time;

(h) The rental and other terms and conditions of the sublease are the same as those contained in the term sheet furnished to Landlord pursuant to Section 9.02 (provided, however, that there may be (i) a variance in the space actually sublet by up to five (5%) percent from the space specified in Tenant's A/S Notice), (ii) a variance in the term specified in the A/S Notice by up to five (5%) percent, and (iii) a variance in the value of the aggregate economic terms of the proposed sublease from the that specified in the A'S Notice by up to five (5%) percent;

(i) Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the review of any term sheet, proposed assignment or sublease or any documentation in connection therewith and in the preparation of any documentation in connection with any request for consent whether or not granted;

(j) Tenant shall not have (i) advertised to the public the availability of the Demised Premises without prior notice to and approval by Landlord, which approval shall not be unreasonably withheld or delayed, nor shall any advertisement state the proposed rental, but Tenant may retain the services of licensed real estate brokers with respect to the Demised Premises without Landlord's consent, and/or (ii) advertised (but it may retain the services of licensed real estate brokers) the Demised Premises for subletting or assignment at a rental rate less than the fixed rent and additional rent at which Landlord is then offering to lease other comparable space in the Building and thereafter may assign or sublet at such lesser fixed rent and additional rent; and

(k) The sublease shall not allow the use of the Demised Premises or any part thereof (i) for the preparation and/or sale of food for off premises consumption or (ii) for use by a foreign or domestic government or governmental agency.

Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting to any subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise Landlord's Option under Section 9.02, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

9.08 In the event that (a) Landlord fails to exercise Landlord's Option under Section 9.02, if any, and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred twenty (120) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 9.02 before assigning this lease or subletting all or part of the Demised Premises.

9.09 With respect to each and every sublease or subletting authorized by Landlord under the provisions of this lease, it is further agreed:

(a) no subletting shall be for a term ending later than one day prior to the expiration date of this lease;

(b) no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

(c) each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease unless consented to by Landlord, in writing, or by any previous prepayment of more than one month's rent.

9.10 If Landlord shall give its consent to any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

(a) in the case of an assignment, an amount equal to 50% of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof; the then fair market value thereof) and less the Assignment Expenses (as hereinafter defined). The term "Assignment Expenses" shall mean (i) in the event of a sale (or contribution, of Tenant's Property) the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (ii) the reasonable out-of-pocket costs and expenses of Tenant in making such assignment, such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any payments required to be made by Tenant in connection with the assignment of its interest in this Lease pursuant to Article 31-B of the Tax Law of the State of New York or any real property transfer tax of the United States or the City or State of New York (other than any income tax), (iv) any sums paid by Tenant to Landlord pursuant to Section 9.07(i) hereof, (v) the reasonable cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing the Demised Premises for such assignment, (vi) the unamortized or undepreciated cost of any Tenant's Property leased to and used by such assignee, as determined by Tenant's federal income tax returns, and (vii) the then unamortized or undepreciated cost of Tenant's Work determined on the basis of Tenant's federal income tax returns; and

(b) in the case of a sublease, an amount equal to 50% of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of

the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof; the then fair market value thereof) and less the Subletting Expenses (as hereinafter defined). The term "Subletting Expenses" shall mean (i) in the event of a sale of Tenant's Property, the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (ii) the reasonable out-of-pocket costs and expenses of Tenant in making such sublease, such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any sums paid to Landlord pursuant to Section 9.07(i) hereof, (iv) the reasonable cost of improvements or alterations made by Tenant, or an allowance in lieu thereof, expressly and solely for the purpose of preparing that portion of the Premises for such subtenancy including the construction and finishing of elevator lobbies and common corridors, and (v) the unamortized or undepreciated cost of any Tenant's Property leased to and used by such subtenant, as determined by Tenant's federal income tax returns. In determining sublease rent, the costs set forth in clauses (ii), (iii) and (iv) shall be amortized on a straight-line basis over the term of such sublease and the costs set forth in clause (v) shall be amortized on a straight line basis over the lesser of the longest useful life of such improvements, alterations or Property (as permitted pursuant to the Internal Revenue Code of 1986, as amended) and the term of such sublease in both such cases, together with interest thereon at the Base Rate. The sums payable under Sections 9.10(a) and (b) shall be paid to Landlord as and when paid by the assignee or subtenant, as the case may be, to Tenant and upon the execution and delivery of such assignment or sublease, as the case may be, Tenant shall provide to Landlord a statement of the Assignment Expenses or Subletting Expenses, as the case may be, certified as correct by an officer or principal of Tenant, In the event of any dispute with respect to the Assignment Expenses or the Subletting Expenses, such dispute shall be determined by arbitration in accordance with the provisions of Article 34 hereof.

9.11 If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Section 9.01 shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this lease, and if Tenant is a partnership or joint venture or other entity, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture or other entity (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such partnership or joint venture or other entity, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture or other entity which results in a change of control of such partnership or joint venture or other entity were an assignment of this lease; but, subject to the provisions of Section 9.15 below, the provisions of the first sentence of Section 9.01, Landlord's Option, Section 9.07(a)-(e), (h) and (j), and Section 9.10 shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's assets or ownership interests are transferred (provided that the purpose for which such assets or ownership interests are transferred is a valid business purpose and not merely to transfer this lease) or to any

corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in the event of such merger, consolidation or transfer of all or substantially all of Tenant's assets (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant herein named on the date of this lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction.

9.12 Any assignment or transfer, whether made with Landlord's consent pursuant to Section 9.01 or without Landlord's consent pursuant to Section 9.11, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed from and after the date of any such assignment (except in the case of any assignment pursuant to the provisions of Section 9.16, in which case such assumption shall relate back to the date of this lease) and whereby the assignee shall agree that the provisions in Section 9.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed. In no event shall this lease be assigned to a foreign or domestic government or governmental agency.

9.13 The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease. Except in the case of assignments made pursuant to the provisions of Section 9.16 or 9.17, in the event that the assignee and Landlord shall amend the lease and thereby enlarge the obligations of the tenant thereunder beyond those in effect on the date of the assignment, Tenant shall not be liable therefor, but only to the extent of such enlargement (i.e., Tenant shall be and remain liable for all obligations in effect on the date of the assignment).

9.14 The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

9.15 (a) Provided the named Tenant herein is not then in default after the giving of any, required notice and the expiration of any applicable cure period under any of the terms, covenants or conditions in this lease on Tenant's part to be observed, performed or complied with, Landlord's consent shall not be required (x) in connection with the bona fide sale of the business being conducted by the named Tenant herein in the Demised Premises pursuant to Section 2.01 of this lease, (y) to the assignment by the named Tenant herein of its interest in this

lease, to a person, corporation or other entity to which all or substantially all of the assets of the named Tenant herein are transferred, or (z) to the transfer of all of substantially all of the capital stock of the named Tenant herein to the person or entity purchasing such business, provided and upon the condition that:

(i) Immediately after the assignment or transfer of capital stock, the then Tenant shall have assets and a net worth, determined in accordance with generally accepted accounting principles, and certified to Landlord by an independent certified public accountant, at least equal to $125,000,000.00 which amount shall increase during each Increase Period (as hereinafter defined) to an amount equal to the product of (A) $125,000,000.00, multiplied by (B) a fraction, the numerator of which is the Comparison Price Index (as hereinafter defined) for the immediately preceding Comparison Year (as hereinafter defined), and the denominator of which is the Base Price Index (as hereinafter defined), and proof reasonably satisfactory to Landlord of such assets and net worth (including, without limitation, such certificate of said certified public accountant) shall have been delivered to Landlord at least fifteen (15) days prior to the effective date of such assignment, subletting or transfer;

(ii) The assignment, subletting or transfer, as the case may be, is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby;

(iii) At least thirty (30) days prior to the effective date of the assignment, subletting or transfer of capital stock, (A) Tenant shall notify Landlord of the proposed assignment, subletting or transfer of capital stock, and (B) Tenant shall furnish Landlord with information reasonably satisfactory to Landlord with respect to the character, experience and financial position of the proposed assignee of this Lease, subtenant of the Demised Premises or transferee of such stock;

(iv) In the reasonable judgment of Landlord, after the effective date of the assignment, sublease, or transfer, the then Tenant (and the subtenant, if the transaction is a sublease) (A) shall continue to operate the business being conducted in the Demised Premises, in accordance with all of the terms, covenants and conditions contained in this lease (including, without limitation, Section 2.01(a)), and (B) will not violate any negative covenant as to use or user contained in any other lease of space in the Building;

(v) In the case of the assignment of this Lease, an executed duplicate original of the assignment and assumption agreement shall be delivered to Landlord for review by Landlord and Landlord's counsel, at least fifteen (15) days prior to the effective date thereof, together with a certified copy of a duly adopted resolution of the board of directors of both the Tenant and the assignee, in form and content reasonably satisfactory to Landlord, authorizing the execution, acknowledgment and delivery of said assignment and assumption agreement, and the transactions contemplated therein; and

(vi) If immediately after the assignment or transfer of capital stock, the transferee shall not have assets and a net worth, determined in accordance with generally accepted accounting principles, and certified to Landlord at least fifteen (15) days prior to the

effective date of the transfer by an independent certified public accountant, equal to or greater than 25% of the assets and net worth, determined in accordance with generally accepted accounting principles, of the Tenant immediately prior to such transaction, then the transferee shall provide Landlord with a Letter of Credit in the amount of the Security Deposit Amount (which Letter of Credit shall be in the form required by Article 6 above and held by Landlord for the then remaining portion of the term of this lease).

(b) The following terms shall have the following meanings:

(i) "Increase Period" shall mean the twelve (12) month period commencing November 1, 2015 and each successive twelve (12) month period occurring during the term of this lease;

(ii) "Base Price Index" shall mean the average of the monthly Price Index for the twelve (12) month period ending October 31, 2015;

(iii) "Comparison Price Index" shall mean the average monthly Price Index for the twelve (12) month periods ("Comparison Years") ending on October 31, 2015 and on each successive October occurring during the Term of this lease; and

(iv) "Price Index" shall mean "The Consumer Price Index (All Urban Consumers, New York, N.Y. Northeastern N.J.," issued by the Bureau of Labor Statistics of the United States Department of Labor. In the event that the Price Index ceases to use the 1982-84 average of 100 as the basis of calculation, or if a substantial change is made in the term or number of items contained in the Price Index, then the Price Index shall be adjusted to the amount that would have been arrived at had the change in the manner of computing the Price Index in effect on the date of this lease not been altered. In the event that such Price Index (or a successor index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Price Index shall be used.

9.16 (a) Notwithstanding anything contained in Section 9.01 of this Article to the contrary, provided Tenant is not then in default after the giving of any required notice and the expiration or any applicable cure period under any of the terms, covenants or conditions in this lease on Tenant's part to be observed, performed or complied with (and, in the case of an assignment or a sublease to an Associated Party (as hereinafter defined), the Tenant named herein is the then Tenant under this lease), and subject to all of the applicable provisions of this lease, Tenant named herein may, without Landlord's prior written consent and without being subject to Landlord's Option contained in Section 9.02 and/or the provisions of Section 9.10, assign its entire interest in this lease and the leasehold estate hereby created, or sublet all or any portion of the Demised Premises, to a Related Entity (as hereinafter defined) or an Associated Party (as hereinafter defined), provided that (i) at least fifteen (15) days prior to the effective date of such assignment or the commencement date of such sublease, as the case may be, Tenant furnishes Landlord with the name of such proposed assignee or subtenant, together with the certification of Tenant, and such other proof as Landlord may reasonably request, that such proposed assignee or subtenant is a Related Entity or an Associated Party, (ii) in the reasonable judgment of Landlord, (A) the proposed assignee or subtenant is of a character, reputation and

financial worth such as in keeping with the then standards of Landlord for the Building, and (B) the purposes for which such proposed assignee or subtenant intends to use the Demised Premises are uses expressly permitted by this Lease, and (iii) such proposed assignee or subtenant, as of the effective date of such assignment or the commencement date of such sublease, as the case may be, and all times thereafter, is a Related Entity or an Associated Party. In connection with the information to be provided to Landlord pursuant to this Section, Landlord shall have the right, at any reasonable time, and from time to time, to examine such books and records of the then Tenant (or any assignor of Tenant's interest in this lease) as may be necessary to establish that such assignee or subtenant remains a Related Entity or an Associated Party. For the purposes of this Section, a "Related Entity" shall mean any corporation, partnership, joint venture, limited liability company or other form of business entity that controls, is controlled by, or is under common control with, Tenant and an "Associated Party" shall mean any entity (i) which shall be party to an agreement with Tenant providing for the mutual exchange of shares of stock or other equity interests, that have, at the time of such exchange, a fair market value of not less than Two Million Five Hundred Thousand Dollars ($2,500,000); (ii) which shall be a party to an agreement with Tenant providing for the sharing of costs where, at the date such agreement is entered into, the amount of such costs over the next succeeding twelve (12) month period is reasonably estimated by Tenant to be not less than Two Million Five Hundred Thousand Dollars ($2,500,000); (iii) with which Tenant jointly owns another entity, regardless of whether either such ownership interest is direct or indirect, where the investment made by such Person to acquire such interest was, at the time of the making thereof, not less than Two Million Five Hundred Thousand Dollars ($2,500,000; (iv) which owns an interest in Tenant, whether directly or indirectly, where the investment made to acquire such interest was, at the time of the making thereof, not less than Two Million Five Hundred Thousand Dollars ($2,500,000); (v) which possesses the power to direct, or cause the direction of, the management and policy of Tenant whether through the ownership of voting securities, by statute or according to the provisions of a contract; or (vi) which is a Related Entity of any entity of the type described in clauses (i), (ii), (iii), (iv) or (v) hereof. In addition to the foregoing, Landlord agrees that the information regarding the Related Entities and/or Associated Parties shall, subject to the provisions of this lease, be deemed to be Confidential Information and shall be held in confidence and Landlord acknowledges that, subject to the provisions of this lease, such information shall be held in strict confidence and shall not be revealed in any manner to any other person, other than to Landlord's Representatives, except upon the prior written consent, as applicable, of Tenant or the Related Entity or Associated Party or except as provided in this lease.

(b) Notwithstanding anything to the contrary contained herein, in the event that a Related Entity to whom Tenant's interest in this lease shall have been assigned, or to whom all or any part of the Demised Premises shall have been sublet, shall, at any time, cease to be a Related Entity (a "Cessation") then, subject to the provisions hereof, such Cessation shall not (provided that Tenant shall not then otherwise be in default of its obligations under this lease after notice and the expiration of any applicable grace period (other than a Minor Default)) be deemed to be a default under this lease for a period of ninety (90) days (the "Standstill Period") following the date of such Cessation. Whether or not the original transaction between Tenant and the formerly Related Entity was an assignment or a sublease, Tenant shall, within five (5) days following the commencement of the Cessation, deliver to Landlord a notice (the "Cessation Sublease Notice") which notice shall contain all of the information set forth in Section 9.02 as if such formerly Related Entity were not then an occupant of the Demised Premises, and as if Tenant were

requesting Landlord's consent to a sublease of the portion of the Demised Premises demised or subleased to the formerly Related Entity on the Cessation Date (it being agreed, however, that Landlord shall not have the right to exercise Landlord's Option with respect to such request). Landlord shall, within thirty (30) days following Landlord's receipt of the Cessation Sublease Notice, determine if, using the criteria set forth in Section 9.07, Landlord shall elect to grant or withhold Landlord's consent to such sublease (subject, however to all of the terms, provisions and conditions of Article 9, including, without limitation, the conditions and provisions set forth in Sections 9.07, 9.09 and 9.10). In the event that Landlord shall withhold its consent to such sublease, the formerly Related Entity shall vacate the Demised Premises and deliver possession thereof to Landlord in the condition required upon the expiration of the Term of the lease on or before the later to occur of (i) the last day of the Standstill Period and (ii) the date which is one hundred twenty (120) days following the date on which Landlord shall have notified Tenant that Landlord has withheld its consent to the proposed sublease; it being agreed that if the formerly Related Entity shall fail to so vacate and surrender possession of the Demised Premises to Landlord as aforesaid, time being of the essence, then the same shall be an immediate event of default by Tenant of Tenant's obligations under this lease entitling Landlord to exercise all available rights and remedies.

In the event that Landlord shall grant its consent to such proposed sublease, then Landlord and Tenant shall negotiate the sublease rent for the proposed sublease. If Landlord and Tenant shall not have agreed upon a sublease rent by the expiration of the Standstill Period, then the sublease rent shall be the fair market value sublease rent (the "FMV Sublease Rent"), as determined by a single arbitrator appointed in accordance with the American Arbitration Association Real Estate Valuation Proceedings Rules. The arbitrator shall be impartial and shall have not less than 10 years' experience in the County of New York related to the leasing and subleasing of commercial office space in office buildings comparable to the Building, and the fees of the arbitrator shall be shared by Landlord and Tenant. Within fifteen (15) days following the appointment of the arbitrator, Landlord and Tenant shall attend a hearing before the arbitrator at which each party shall submit a report setting forth its determination of FMV Sublease Rent, together with such information on comparable sublease rentals and such other evidence as such party shall deem relevant. The arbitrator shall, within thirty (30) days following such hearing and submission of evidence, render his or her decision by selecting the determination of FMV Sublease Rent submitted by either Landlord or Tenant which, in the judgment of the arbitrator, most nearly reflects the actual FMV Sublease Rent. The arbitrator shall have no power or authority to select any fair market value rent other than a FMV Sublease Rent submitted by Landlord or Tenant or to modify any of the provisions of this lease, and the decision of the arbitrator shall be final and binding upon Landlord and Tenant. Until such time as Landlord and Tenant shall agree upon the sublease rental (or an arbitrator shall determine the FMV Sublease Rent) the Tenant shall pay rent based on Landlord's determination of FMV Sublease Rent, and following the arbitrator's final determination, the amount of any overpayment or underpayment shall be appropriately adjusted between the parties as of the first day of the Standstill Period.

9.17 Within thirty (30) days after request therefor, Landlord shall execute and deliver a nondisturbance agreement to any subtenants under approved subleases (except in connection with subleases to Related Entities or Associated Parties) of the entire Demised Premises, provided that:

(a) either (i) the fixed rent and additional rent and all other amounts payable under any such sublease each month of the term is at least equal to the fixed rent and additional rent and all other amounts payable under this lease with respect to the portion of the Demised Premises to be sublet for each month of the applicable portion of the term without taking into consideration free rent periods, offsets, or abatements under the Lease or (ii) as a condition to Landlord's agreeing not to disturb such tenancy, the subtenant under such sublease agrees to pay at the time of such attornment a fixed rent and additional rent and all other amounts payable under such sublease at least equal to the fixed rent and additional rent and all other amounts payable under this Lease with respect to the portion of the Demised Premises to be sublet for the remainder of the term of such sublease without taking into consideration free rent periods, offsets, or abatements under the Lease;

(b) the sublessee attorns to Landlord upon, at Landlord's election, either (a) all of the terms and conditions of this Lease or (b) all the terms and conditions set forth in such sublease;

(c) Landlord shall be reimbursed for its reasonable out-of-pocket expenses, including reasonable attorney's fees and disbursements fees, in connection therewith;

(d) the sublessee is not a Related Entity or an Associated Party and has gross revenues equal to at least twenty (20) times the aggregate annual fixed rent and additional rent and all other amounts payable under this lease if the sublease is for the entire Demised Premises, or such proportionately lower gross revenues in the event the area to be sublet is less than the entire Demised Premises, for the year immediately preceding the year in which the non-disturbance agreement is executed, reasonably adequate proof of which (which must consist of certified financial statements for the prior three (3) years) shall be furnished to Landlord and a security deposit shall be provided under such sublease, and delivered in full to Landlord upon sublessee's attornment to Landlord in an amount equal to not less twelve (12) months fixed rent; and

(e) the sublease has an original term of five (5) years or more.

Such non-disturbance agreement shall provide that Landlord shall not (i) be liable for any act or omission of or default by Tenant or any prior sublandlord under such sublease, except to the extent that such act, omission or default is continued by Landlord, accrues during or is otherwise applicable to the period after the date that Tenant's interest in such sublease shall have been transferred to Landlord and would constitute a default by Landlord under the terms of this lease; (ii) be subject to any credits, claims, setoffs or defenses which such subtenant might have against Tenant or any prior sublandlord as a result of any acts or omissions of Tenant or any prior sublandlord; (iii) be bound by any fixed rent, additional rent or other amounts which such subtenant may have paid to Tenant more than thirty (30) days in advance of the month to which such payments relate, and all such prepaid rent and additional rent shall remain due and owing without regard to such prepayment, except for payment of the first month's fixed rent upon the execution of such sublease and prepayments of additional rent .made on account of operating expenses and real estate taxes in accordance with the terms of such sublease; (iv) be bound by any amendment, modification or cancellation of such sublease or surrender of such subleased premises made without Landlord's prior written consent; (v) be responsible for the making of repairs in or to the Building in the case of damage or destruction of the Building or any part thereof due to fire or other casualty occurring prior to the date Landlord succeeds to the interest

of Tenant under such sublease or by reason of a condemnation occurring prior to the date Landlord succeeds to the interest of Tenant under such sublease unless Landlord shall be obligated under this lease to make such repairs; (vi) be obligated to make any payment to such subtenant required to be made by Tenant except for (x) the timely return of any security deposit actually received by Landlord and (y) the credit or refund to such subtenant as provided in such sublease of any prepayment of rent or other charges paid by subtenant if such prepayment is actually received by Landlord; and (vii) be responsible for any obligation of sublessor to perform any improvement in the space affected by the sublease in order to prepare the same for sublessee's occupancy thereof. Such non-disturbance agreement shall also provide that the subtenant shall be liable to Landlord for all claims against subtenant that relate to the period prior to the date that subtenant shall have attorned to Landlord hereunder.

The obligations of Landlord with respect to any such non-disturbance agreement shall be conditioned upon any one or more of the following circumstances at the time of the termination of the Lease:

(1) any such sublessee shall not be in default in the observance or performance of any of the covenants of the sublease on the part of such sublessee to be observed or performed beyond the applicable notice and grace periods provided therein for the curing of such default; and

(2) any such sublessee shall have furnished to Landlord a statement, in writing, as to the above circumstance (1) within thirty (30) days after Landlord shall have made written demand for such statement.

9.18 Notwithstanding anything contained in Section 9.01 of this Article to the contrary, provided Tenant is not then in default after the giving of any required notice and the expiration or any applicable cure period under any of the terms, covenants or conditions in this lease on Tenant's part to be observed, performed or complied with, the Tenant initially named herein (or any entity that is a Related Entity to such entity and who shall then be the Tenant under the lease) shall, without being subject to Landlord's Option contained in Section 9.02 and/or the provisions of Section 9.10, be permitted to allow the occupancy of "desk space" in the Demised Premises, by Tenant's "related business associates" (defined below) (provided that no such party shall conduct business on an "off the street" basis) and/or any Related Entity of Tenant, without Landlord's consent provided (a) there is no separate demising of the area to be occupied and no additional reception area for the same, (b) Landlord receives notice of such desk space arrangement and a copy of the occupancy agreement (if any is entered into) prior to such occupancy and the effective date thereof which agreement shall be subject to the terms of this lease, including, but not limited to, this Article 9, and (c) the aggregate amount of "desk space" used by related business associates which are not also a Related Entity in the Demised Premises does not exceed 5,000 rentable square feet at any one time. Permission to such related business associates or any such Related Entity to use the Demised Premises shall not create a tenancy or any other interest in the Demised Premises other than a license which shall cease and expire in any event automatically without notice upon the expiration of termination of the letting under this lease. Tenant shall be responsible for all acts, omissions and operations of such related business associates in connection with their use of the Building and the Demised Premises. Use of the Demised Premises pursuant thereto shall not be deemed to entitle said related business associates to rights or privileges which Landlord has accorded, or may hereafter accord, to

lessees of space in the Building. If Landlord determines, in its reasonable discretion, that any such related business associate or Related Entity is not reputable or causes a nuisance or disruption to other tenants in the Building or conducts itself or its business in a manner inconsistent with the terms of this lease, Landlord may revoke such license and require Tenant to terminate such occupancy, and Landlord may exclude same from the Building. For purposes of this Section 9.18, the term "related business associate" shall mean any entity organized and managed by Tenant for the purpose of engaging in the development, investment and management of real estate assets including, without limitation, real estate mortgage services for affordable and conventional multifamily housing. Upon request by Landlord, Tenant shall provide evidence, satisfactory to Landlord, showing that Tenant has organized and continues to manage the related business associate in question. Tenant represents to Landlord that Hunt Mortgage Group, LLC, a Related Entity of the Tenant named herein as of the date hereof, intends to occupy the Premises on the Commencement Date and Landlord agrees that if in fact Hunt Mortgage Group, LLC is a Related Entity then such Related Entity may occupy the Premises, subject to and pursuant to the terms and conditions of this Section 9.18.

ARTICLE 10
Compliance With Laws And Requirements Of Public Authorities

10.01 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and Tenant, at its expense, shall comply with all laws and requirements of public authorities (including the timely payment of any and all penalties, fines and/or fees) which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant, or (iv) breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural or other substantial change in the Demised Premises unless the requirement arises from Tenant's manner of use of the Demised Premises as distinguished from the mere use thereof for office purposes or from a cause or condition referred to in clause (ii), (iii) or (iv) above. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 10.02. Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Demised Premises, but may similarly contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section 10.02.

10.02 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

(a) Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

(b) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such noncompliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

(c) such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

(d) Tenant shall keep Landlord advised as to the status of such proceedings.

Without limiting the application of Subsection (a) above thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection, if Landlord, or any officer of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto.

10.03 Tenant shall not cause or permit "Hazardous Materials" (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from, the Demised Premises or the Building. The term "**Hazardous Materials**" shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. The parties agree that nothing contained in this Section 10.03 shall prohibit, and Landlord herewith consents to, Tenant's use and maintenance in the Demised Premises of limited quantities of substances reasonably necessary in the ordinary operation and maintenance of office equipment, provided such substances are used, transported, stored, released, handled, and maintained within the Demised Premises in accordance with all applicable laws and regulations. In the event any asbestos containing material is exposed during any of Tenant's Work or Tenant's Changes (as defined in Article 13) which exposure results from the entry (whether or not authorized by Landlord) by Tenant into any column(s) located in the Demised Premises in which vertical pipes and/or shaftways pass through the Demised Premises, or other core areas of the Demised Premises and which exposure, but for such entry, would not occur), Landlord will remove same as required by applicable law at Tenant's sole cost and expense, which shall be payable within ten (10) days of Landlord's demand therefor. Upon completion of Tenant's Work or Tenant's Changes, Tenant shall provide Landlord with a written certification from Tenant's general contractor or architect to the effect that no Hazardous Materials have been incorporated into the Demised Premises by reason of Tenant's Work or Tenant's Changes. In the event of a breach of the provisions of this Section 10.03, Landlord shall, in addition to all of its rights and remedies under this lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the Demised Premises in the manner prescribed for such removal by the applicable law, ordinance, rule or regulation. The provisions of this Section 10.03 shall survive the Expiration

Date or sooner termination of this lease. Landlord hereby agrees to promptly remove or cause the removal of any Hazardous Material from the Building as required by applicable law except with respect to Hazardous Materials required to be removed by Tenant pursuant to this lease.

10.04 Notwithstanding anything contained in the lease to the contrary, Tenant agrees, at its sole cost and expense, to (a) furnish and install (to the extent not furnished and installed) the life and fire safety system within the Demised Premises (hereinafter referred to as the "**Class E System**"); (b) connect same to the Building's Class E System; and (c) thereafter maintain the Class E System within the Demised Premises in compliance with all laws and/or requirements of public authorities and all requirements of insurance bodies, including the performance of any changes or additions thereto or replacements thereto. Landlord shall have no obligation whatever in connection with the Class E system within the Demised Premises. Landlord's Class E System contractor for the Building shall provide the necessary service to repair and maintain Tenant's Class E System in the Demised Premises and Tenant shall pay to Landlord within twenty (20) days after Landlord's written demand, as additional rent, the reasonable monthly cost (based on Landlord's actual cost, without "mark-up") of providing such service to the Demised Premises).

10.05 Notwithstanding anything contained in the lease to the contrary, Tenant agrees to maintain the sprinkler system within the Demised Premises in compliance with all laws and/or regulations of public authorities. Landlord shall have no obligation whatsoever in connection with Tenant's compliance thereof within the Demised Premises. Landlord shall install, operate and maintain for the Building a sprinkler system complying with all laws and/or requirements of public authorities and capable of supporting the sprinkler system within the Demised Premises.

ARTICLE 11
Insurance

11.01 Tenant shall not violate, or permit the violation of; any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, permit anything to be done, keep, or permit anything to be kept, in the Demised Premises which would (a) subject Landlord to any liability or responsibility for personal injury, death or property damage; (b) increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 11.04); or (c) result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord.

11.02 Tenant covenants to provide on or before the earlier to occur of (i) the Commencement Date and (ii) ten (10) days from the date of this lease and to keep in force during the term hereof and during any other time that Tenant or any person claiming by, through or under Tenant is in possession of, or is otherwise using or occupying, any portion of the Demised Premises, the following insurance coverage which coverage shall be effective on the Commencement Date:

(a) commercial general liability insurance, with broad form endorsement, containing an omnibus named insured provision naming as additional insureds Landlord, Landlord's property manager, the holder of any mortgage, deed of trust or like instrument encumbering the Land and/or the Building, and the landlord under any ground lease, overriding lease or underlying lease encumbering the Land and/or the Building, provided the foregoing additional insureds are identified by Landlord in writing, as additional insureds (collectively, the "**Present Additional Insureds**"), and the holders of all superior mortgages, the lessors under all superior leases, Landlord's agents and all other persons and entities designated by Landlord (but only to the extent that Landlord specifically requests such holders, lessors, agents and other persons and entities to be so named) and protecting Landlord, Tenant, and all such other additional insureds, against (x) all claims, demands or actions for injury to, or death of, persons or property, arising from, related to, or in any way connected with the use or occupancy of the Demised Premises, or caused by actions or omissions to act of Tenant, its agents, servants and contractors, or of any person or entity claiming by, through or under Tenant, and (y) all accidents occurring in or about the Demised Premises or any appurtenances thereto. Such policy shall have limits of liability of not less than $10,000,000.00 combined single limit coverage on a per occurrence basis, including property damage. Such policy shall contain a contractual liability coverage endorsement with respect to Tenant's indemnification obligations under this lease, and shall include independent contractors' coverage. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any, provided such policy contains an endorsement (A) naming Landlord (and the above-mentioned other persons and entities) as additional insureds, (B) specifically referencing the Demised Premises, and (C) guaranteeing a minimum limit available for the Demised Premises equal to the limits of liability required under this lease;

(b) Worker's compensation, disability and such other similar insurance, as shall be required by statute, in statutory amounts, and endorsed to waive subrogation claims in favor of Landlord, and each of the Present Additional Insureds and all other additional insureds requested by Landlord;

(c) property insurance coverage against all risk of loss or damage from any cause whatsoever in an amount adequate to cover the cost of replacement of all leasehold improvements, including Tenant's Work.

All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of A VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation (hereinafter referred to as an "**Insurance Cancellation Notice**") or modification.

Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration or sooner termination, or modification of any such policies, Tenant shall deliver to Landlord either duplicate originals of the aforesaid policies or binding certificates evidencing such insurance naming Landlord, each Present Additional Insured and all other additional insureds requested by Landlord as additional insureds, together with

evidence of payment for the policy. Such certificates shall also verify the primary nature of the coverage and note the waiver of subrogation in favor of Landlord and each Present Additional Insureds and all other additional insureds requested by Landlord. If Tenant delivers certificates as aforesaid, Tenant upon reasonable prior notice from Landlord, shall make available to Landlord, at the Demised Premises, duplicate originals of such policies from which Landlord may make copies thereof, at Landlord's cost. Tenant's failure to provide or keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant's default. In addition, in the event (A) Tenant fails to provide or keep in force the insurance required by this lease, at the times and for the durations specified in this lease, or (B) if an Insurance Cancellation Notice is given to Landlord or if such insurance is modified so as to no longer comply with the provisions of this Article 11 and Tenant shall not have delivered substitute insurance coverage as set forth in the first sentence of this paragraph, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and or pay the premiums for such insurance in which event Tenant shall repay Landlord within five (5) days after demand by Landlord, as additional rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this lease.

11.03

(a) Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each property coverage policy obtained by it and covering the Building, the Demised Premises, Tenant's Work, Tenant's Property and "changes" or the personal property, fixtures, furnishings, valuable papers and documents, data, leasehold improvements and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission. Tenant shall provide Landlord with a binding certificate of insurance verifying this waiver in favor of Landlord, each Present Additional Insured and all other additional insureds requested by Landlord, and their respective employees and agents. Subject to the foregoing provisions of this Section 11.03, and insofar as may be permitted by the terms of the insurance policies carried by it, each party and their respective employees and agents hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this lease or during the move into and out of the Demised Premises or during any other time that Tenant or any person claiming by, through or under Tenant is in possession of, or is otherwise using or occupying, any portion of the Demised Premises.

(b) In the event that Tenant shall be unable at any time to obtain one of the provisions referred to in subsection (a) above, in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the additional insureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an additional insureds, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under subsection (b) with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the additional insureds in any of Tenant's policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy, or any other payment growing out of or connected with said policy, and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

(c) In the event that Landlord shall be unable at any time to obtain one of the provisions referred to in subsection (a) in any of its insurance policies, Landlord shall, at Tenant's option, cause Tenant to be named in such policy or policies as one of the additional insureds, but if any additional premium shall be imposed for the inclusion of Tenant as such an additional insureds, Tenant shall pay such additional premium upon demand. In the event that Tenant shall have been named as one of the additional insureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy, or any other payment growing out of or connected with said policy, and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

(d) Notwithstanding anything to the contrary contained in this lease, in the event that Tenant shall not carry property insurance (or the amount of any such insurance maintained by Tenant is not adequate to cover the cost of replacement of the "FFE" (as hereinafter defined)) with respect to any damage from any cause whatsoever to Tenant's personal property, fixtures, furniture, furnishings, valuable papers and documents, data and equipment located at the Demised Premises (collectively the "FFE"), Tenant hereby waives any claim which Tenant might otherwise have against Landlord, all Present Additional Insureds and all other additional insureds requested by Landlord with respect to any damage from any cause whatsoever to Tenant's personal property, fixtures, furniture, furnishings, valuable papers and documents, data and equipment located at the Demised Premises.

11.04 If, by reason of a failure of Tenant to comply with the provisions of Section 10.01 or Section 11.01, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be. Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

11.05 Landlord may, from time to time, require that the amount of the insurance to be provided and maintained by Tenant under Section 11.02 hereof be increased so that the amount thereof adequately protects Landlord's interest but in no event in excess of the amount that would be required to be carried by other tenants occupying similarly sized space for the purposes set forth in Section 2.01 located in first-class office buildings in the borough of Manhattan.

11.06 If any dispute shall arise between Landlord and Tenant with respect to the incurring or the amount of any additional insurance premium referred to in Section 11.03 or the increase in amount of insurance referred to in Section 11.05, the dispute shall be determined by arbitration.

11.07 A schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

11.08 Each policy evidencing the insurance to be carried by Tenant under this lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

11.09 Landlord shall, throughout the Term of this lease, maintain such all-risk insurance as shall then be required by the holder of the superior mortgage having a first lien.

ARTICLE 12
Rules And Regulations

12.01 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as **Exhibit D,** and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises except as required by any governmental law, rule, regulation, ordinance or similar decree; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this lease shall control.

12.02 Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

ARTICLE 13
Tenant's Changes

13.01 Tenant may from time to time during the term of this lease, at its expense, make such other alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively referred to as "**changes**" and, as applied to changes provided for in this Article, "**Tenant's Changes**") in and to the Demised Premises, excluding structural changes, as

Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, on the following conditions:

(a) the outside appearance or the strength of the Building or of any of its structural parts shall not be affected;

(b) no part of the Building outside of the Demised Premises shall be physically affected and in no event may Tenant install or maintain any window air-conditioning unit;

(c) the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected or the usage of such systems by Tenant shall not be increased;

(d) in performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in the following Sections of this Article;

(e) before proceeding with any Tenant's Changes, Tenant will advise Landlord thereof and shall submit to Landlord proof reasonably satisfactory of the cost thereof and the name of the contractor who will be performing Tenant's Changes, which contractor (and all subcontractors who will be performing any portion of Tenant's Changes) must then be listed on Landlord's then-current list of approved contractors for the Building. In selecting a contractor, Tenant will allow a contractor selected by Landlord (and who may be affiliated with Landlord) to bid on the job but nothing herein shall be deemed to require Tenant to select such contractor. Additionally, before proceeding with any Tenant's Changes other than those of a decorative nature such as painting, wall coverings and floor coverings, Tenant shall submit to Landlord plans and specifications and all changes and revisions thereto, for the work to be done for Landlord's approval (which approval shall not be unreasonably withheld or delayed except in connection with Tenant's Changes which relate to items set forth in Section 13.01(a)-(c)) above and Tenant shall, upon demand of Landlord, pay to Landlord the reasonable costs incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer and other consultants, Any mechanical and electrical engineering plans required in connection with Tenant's Changes shall be prepared at Tenant's sole cost and expense, by the Building's engineer and any plans and specifications required to be submitted to, or filed with, any governmental agency shall be submitted or filed by the Building's expediter, at Tenant's sole cost and expense. Notwithstanding the foregoing, in connection only with Tenant's Work, mechanical and electrical engineering plans may be prepared by Tenant by HLW International, subject, however, to review and approval thereof, at Tenant's cost and expense, by the Building's engineer. A complete set of the plans and specifications shall be submitted by Tenant to both the Building manager at the Building and to Landlord at 230 Park Avenue, New York, New York 10169, attention: Director of Property Management. Tenant agrees that any review or approval by Landlord of any plans and specifications is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. The granting by Landlord of its approval to such plans and specifications shall in no manner constitute or be deemed to constitute a judgment or acknowledgment by Landlord as to their legality or compliance with laws and/or requirements of

public authorities. Additionally, the execution by Landlord of any application by or on behalf of Tenant for any permits, approvals, licenses or permission shall not be deemed to be an approval by Landlord of any of Tenant's plans and specifications. Landlord may as a condition of its approval require Tenant to make revisions in and to the plans and specifications and to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such change (except that the foregoing condition shall not be applicable if Tenant then meets the Net Worth Threshold). Notwithstanding anything to the contrary contained herein, Tenant may, without having to obtain Landlord's approval, but on reasonable advance written notice to Landlord (which notice shall be accompanied by Tenant's plans for such work) and otherwise in conformity with all of the provisions of this lease, perform Non-Structural Changes, the cost of which shall not exceed $100,000.00 per annum in any consecutive twelve (12) month period, in the aggregate, when aggregated with all other Non-Structural Changes performed or proposed to be performed in any such consecutive twelve (12) month period. The term "Non-Structural Changes" shall mean changes that (A) are not structural in nature, (B) satisfy the conditions set forth in Sections 13.01 (a) (b) and (c) above, (C) do not affect any building systems (except those that service the Demised Premises exclusively) and (D) do not require the issuance of any building permit or with respect to which plan and specifications are not required to be filed with, or submitted to, and governmental or quasi-governmental authority.

(f) Tenant acknowledges that it has been informed that the Building is located on a Landmark Site and that, pursuant to the provisions of Chapter 21, Section 534 of the Charter of the City of New York and Chapter 8-A of the Administrative Code of the City of New York (collectively, together with any additional laws relating to the designation of the Building as a landmark, being hereinafter referred to as "**Landmark Laws**"), the Landmark Preservation Commission has designated the Building as a landmark. Tenant hereby covenants and agrees that any Tenant's Work or Tenant's Changes to be performed by or on behalf of Tenant shall be performed in accordance with the provisions of the Landmark Laws and that, prior to the commencement of any Tenant's Work or Tenant's Changes, Tenant shall obtain any required approvals, consents or permits from the Landmark Preservation Commission and any other governmental or quasi-governmental agency or commission having jurisdiction with respect to such Tenant's Work or Tenant's Changes. Landlord agrees that, promptly following Landlord's receipt from Tenant of all required permits, plans and applications necessary for Landlord to make its application ("Landlord's Louver Application") to the Landmark Preservation Commission and any other governmental or quasi-governmental agency or commission having jurisdiction with respect to the Louver Work (as defined in Exhibit H), Landlord shall use diligent efforts to file Landlord's Louver Application. In the event that Landlord shall fail to use diligent efforts to file Landlord's Louver Application, and provided that Tenant shall have delivered to Landlord all required permits, plans and applications necessary for Landlord to make Landlord's Louver Application, then Tenant shall be entitled to an abatement of fixed rent from the day an arbitrator shall have determined (in accordance with provisions of Article 34) that Landlord failed to act with diligence with respect to Landlords' Louver Application through the day when Landlord shall make Landlord's Louver Application based upon the ratio that the rentable square foot area of the Demised Premises not usable solely as a result of Landlord's failure to file Landlord's Louver Application bears to the rentable square foot area of the Demised Premises.

13.02 Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion and shall furnish copies thereof to Landlord, and shall cause Tenant's Changes to be performed by union contractors in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using first-class materials and equipment. Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon, Landlord in the renovation, maintenance or operation of the Building or any portion thereof. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, worker's compensation insurance in statutory limits with a waiver of subrogation in favor of Landlord, the Present Additional Insureds and all other additional insureds requested by Landlord and otherwise as set forth in Section 11.02(b) and commercial general liability insurance for any occurrence in or about the Building with limits and otherwise as set forth in Section 11.02(a) hereof. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property (as defined in Article 14), such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with first-class fixtures, equipment or other property (as the case may be) of like utility and at least equal value unless Landlord shall otherwise expressly consent in writing and Tenant shall, upon Landlord's request, deliver any such fixtures, equipment or property so removed to Landlord. All electrical and plumbing work in connection with Tenant's Changes shall be performed by contractors or subcontractors licensed therefor by all governmental agencies having or asserting jurisdiction. Upon completion of Tenant's Changes, Tenant shall furnish a complete set of "as built" plans and specifications in both printed and electronic formats to both the Building manager at the Building and to Landlord at 230 Park Avenue, New York, New York 10169, attention: Director of Property Management.

13.03 Tenant shall defend, indemnify and save Landlord harmless from and against (a) all mechanic's and other liens filed, and (b) all violations issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction, in connection with or arising from, or otherwise connected with, any Changes (including Tenant's Work) or any other work claimed to have been done for, or materials furnished to, Tenant or any person or entity claiming by, through or under Tenant, whether or not done or furnished pursuant to this Article, including, without limitation, the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises, and against all costs, expenses and liabilities incurred or paid in connection with any such lien, violation, security interest, conditional sale, or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall satisfy, cancel or discharge all such liens and violations, and remove same from the record (or may bond such liens), within thirty (30) days after Landlord makes written demand therefor, provided, however, that the granting of such thirty (30) days shall not effect Tenant's other obligations and liabilities under this lease, including the indemnification obligation set forth in this Section. Nothing in this Section shall prevent Tenant from granting a security interest or chattel mortgage in any of Tenant's Property, provided that at no time shall any such security interest or chattel mortgage

encumber or otherwise affect Landlord, any estate or interest in the Land or the Building (or any portions thereof or any interest therein).

13.04 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 13 or any other provision of this lease shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Land and/or Building nor interference with the business of Landlord or any Tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article 13 or any other provision of this lease, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. The parties agree that in such instance, Landlord will suffer irreparable harm for which money damages will be an insufficient remedy. For that reason, in the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights otherwise available to it under this lease and pursuant to law and equity, shall have the right to a court order granting an injunction against Tenant's manner of exercise of its rights as aforesaid, application for such injunction to be made without notice. With respect to Tenant's Changes, Tenant shall make all arrangements for, and pay all expenses incurred in connection with use of the freight elevators servicing the Demised Premises, subject, however, to the provisions of this lease.

ARTICLE 14
Tenant's Property

14.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

14.02 All paneling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are sometimes referred to as "**Tenant's Property**") shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord's expense shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property.

14.03 At or before the Expiration Date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property which is not attached to, or built into, the Demised Premises except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall fully repair any damage to the Demised Premises or the Building resulting from such removal. Tenant's obligation herein shall survive the termination of the lease.

14.04 Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

14.05

(a) For purposes of this lease, "**Specialty Installation(s)**" shall mean installations consisting of vaults, internal staircases and slab penetration, slab reinforcement, vertical and horizontal risers, conduits, newly installed bathrooms (but not one newly installed ADA compliant bathroom approved by Landlord and which Landlord agreed was required, in its reasonable discretion, to be installed so that the Premises complied with applicable laws or governmental authority requirements), wiring and cabling located in the shafts of the Building, dumbwaiters, vertical (between floors (if more than one) of the Demised Premises) transportation systems and other installations made by or at the direction of Tenant which penetrate the slabs between the floors (if more than one) of the Demised Premises. Notwithstanding the foregoing, provided that any slab reinforcement shall not result in any portion of the Demised Premises or the Building having (x) a dropped ceiling height below nine (9) feet at the perimeter of the Demised Premises (with the perimeter of the Demised Premises being deemed to be the portion of the Demised Premises within a distance of fifteen (15) feet in from the window line) and eight and one-half (8 1/2) feet in the remainder of the Demised Premises, in each case accounting for duct work above the dropped ceiling or (y) a raised or non-level floor, such slab reinforcement shall not be deemed a Specialty Installation. Upon the Expiration Date or sooner termination of this lease, Tenant shall, at its sole cost and expense, remove all Specialty Installation(s) from the Demised Premises and restore all slab and wall penetrations to the condition that existed prior to such penetrations (such removal and repair work being hereinafter referred to as the "Restoration Work") except that prior to commencing such Restoration Work, Tenant shall notify Landlord thereof and, if Landlord shall advise Tenant, within five (5) days of receipt of such notice, that it wishes any Specialty Installations to remain, Tenant shall not perform Restoration Work with respect to that particular Specialty Installation(s).

(b) Tenant's obligation and liability with respect to the removal of Specialty Installation(s) and the performance of the Restoration Work shall survive the Expiration Date (as same may be extended) or sooner expiration or termination of this lease.

(c) Notwithstanding anything contained herein to the contrary, Landlord hereby acknowledges and agrees that Tenant shall not have any obligation of any nature, at the expiration or earlier termination of this lease or at any other time, to remove any tenant improvements, Specialty Installations, additions or telecommunications/data cabling (wherever located) which were installed by or on behalf of PB Capital prior to the date hereof.

ARTICLE 15
Repairs And Maintenance

15.01 Tenant shall take good care of the Demised Premises. Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance or existence of Tenant's Work or Tenant's Changes, (ii) the installation, use or operation of Tenant's Property in the Demised Premises, (iii) the moving of Tenant's Property in or out of the Building, or (iv) the negligence or willful act of Tenant or any of its employees, agents or contractors; but Tenant shall not be responsible for any of such repairs as are required by reason of Landlord's negligence or other fault in the manner of performing any of Tenant's Work or Tenant's Changes which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of the gross negligence or other fault of Landlord or its employees, agents or contractors. Except if required by the negligence or other fault of Landlord or its employees, agents or contractors, Tenant, at its expense, shall replace all scratched, damaged or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of interior doors and wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein. All repairs, except for emergency repairs, made by Tenant as provided herein shall be performed by contractors or subcontractors approved in writing by Landlord prior to commencement of such repairs, which approval shall not be unreasonably withheld or delayed.

15.02 Landlord, at its expense, shall keep and maintain the Building and its systems and facilities serving the Demised Premises, in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this lease. Landlord shall, throughout the Term of this lease, operate the Building at least to the level at which the Building is operated on the date of this lease.

15.03 Except as expressly otherwise provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord, Tenant or others making or failing to make any repairs or changes which, with respect to Landlord, Landlord is required or permitted by this lease, or required by law to make, in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence in making any repairs and shall perform such repair work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant's use of the Demised Premises.

ARTICLE 16
Electricity

16.01

(a) Landlord shall provide electrical service by means of 200 amp 480 volt disconnect switch for the Demised Premises in the freight elevator lobby the floor of the Demised Premises for Tenant's distribution to its lighting and equipment, or, at Landlord's discretion, at higher voltage providing equivalent capacity. Such capacity shall be provided by one or more sources as determined by Landlord and protected by fuses or circuit breakers with the sum total capacity not less than the total amperes identified above. A meter or meters shall measure the amount of "Usage" (as defined in Section 16.02(a)) solely to the Demised Premises. Landlord represents that as of the date of this lease, such meter(s) are installed and fully operational. Such amounts shall be payable by Tenant, as additional rent, on the first day of each calendar month and shall be appropriately pro-rated for any partial month. Where more than one meter measures the amount of Usage, Usage through each meter shall be computed and billed separately in accordance with the provisions of this Article 16;

(b) Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, will, upon written request of Tenant, be installed by Landlord, at the cost and expense of Tenant, if in Landlord's reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. Rigid conduit only will be allowed except that notwithstanding anything to the contrary herein, the wiring for power may be put in armored "BX" cable in accordance with all laws and requirements of public authorities in effect at time of installation. All branch circuit and feeder wiring shall be tagged at each box or panel. Tags must indicate circuit numbers and a complete panel directory must be listed in each panel.

16.02 For purposes of Sections 16.02 and 16.03:

(a) "Usage" shall mean Tenant's actual demand for, and consumption of, electricity in the Demised Premises as measured by the aforesaid meter(s) for each calendar month or such other period as Landlord shall determine during the term of this lease and shall include all surcharges, fuel adjustments, market supply and market adjustment charges, and taxes passed on to consumers by the public utility and/or alternate provider(s), and other sums payable in respect thereof, and other adjustments made from time to time by the public utility company and/or alternate provider supplying electric current to the Building or any governmental authority having jurisdiction;

(b) **"Landlord's Rate"** shall mean the rate at which Landlord from time to time purchases each KW and KWHR of electricity for the same billing period from the utility company and/or alternate provider(s) (including all surcharges, fuel adjustments, market supply and market adjustment charges, and taxes passed on to consumers by the public utility and/or alternate provider(s), and other sums payable in respect thereof). Landlord's Rate shall be determined by applying KW and the KWH as derived from Tenant's submeter(s) to the same

cost components applicable to Landlord's electricity purchase during each respective billing period. Notwithstanding the foregoing, if the public utility and/or alternate provider(s) rate schedule(s) (with the inclusions described above) applicable to Landlord for the purchase of electricity for the Building shall be less than the public utility and/or alternate provider(s) rate schedule(s) applicable if Landlord were to purchase electricity solely for the Premises, then the higher rate schedule shall be used in determining the Landlord's Rate.

(c) **"Basic Cost"** shall mean the product of (i) Usage multiplied by (ii) Landlord's Rate.

(d) **"Tenant's Cost"** shall mean an amount equal to the sum of (i) the Basic Cost plus (ii) seven (7%) percent of the Basic Cost for Landlord's overhead and expenses in connection with submetering.

16.03 Landlord shall, from time to time but not more often than monthly, furnish Tenant with an invoice indicating the period during which the Usage was measured and the amount of Tenant's Cost payable by Tenant to Landlord for such period. Within five (5) days after receipt of each such invoice, Tenant shall pay the amount of Tenant's Cost set forth thereon to Landlord as additional rent. In addition, if any tax is imposed upon Landlord by any municipal, state or federal agency or subdivision with respect to the purchase, sale or resale of electrical energy supplied to Tenant hereunder, Tenant covenants and agrees that, where permitted by law, Tenant's Proportionate Share of such taxes shall be passed on to Tenant and included in the bill to, and paid by, Tenant to Landlord, as additional rent.

16.04 Landlord shall not in anywise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

16.05 In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises would result in an overload of the electrical circuits servicing the Demised Premises.

16.06 Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation. Tenant shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant's sole cost and expense. All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord's property upon the expiration or sooner termination of this lease. Additionally, all fixtures, if same do not conform to the description set forth hereafter, shall be lamped and ballasted (or relamped and reballasted) throughout the Demised Premises by Tenant at its expense as follows: fluorescent fixtures shall be lamped with F40WW energy saving type lamps and ballasted with energy saving type ballasts; and incandescent fixtures shall be lamped with ER5OW and ER75W type lamps.

16.07 In the event the meter(s) installed in the Demised Premises for the measurement of electricity consumption in the Demised Premises or any alternative submetering system installed by Landlord at a later date, becomes prohibited from use, then Landlord, at its expense, may cause an independent electrical engineer chosen by Landlord or an electrical consulting firm

selected by Landlord (hereinafter referred to as the "**Electrical Consultant**") to survey and determine Usage in, and Basic Cost for, the Demised Premises from time to time, at least once per twelve (12) month period, and the Electrical Consultant shall make such determination using criteria generally accepted in the Metropolitan New York City area and Landlord's Rate in effect at the time, and shall include the quantity and peak demand, for all electricity consumed by Tenant, plus seven (7%) percent of the Basic Cost for Landlord's expenses and administration fees. The determination made by the Electrical Consultant shall be binding on both Landlord and Tenant and such amount shall be deemed Tenant's Cost.

16.08 Notwithstanding anything in Section 16.07 to the contrary, Tenant shall have the right as hereinafter provided, to contest any amounts determined by the Electrical Consultant pursuant to Section 16.07 as shall be due to Landlord as a result of any such survey. In the event that Tenant fails to send a written notice (hereinafter referred to as an "**Objection Notice**") to Landlord within thirty (30) days after the date of the Electrical Consultant's notice containing said Usage and Basic Cost, such notice shall become conclusive and binding upon Tenant. If Tenant disputes any such notice by sending an Objection Notice within the time and in the manner hereinbefore provided, then Tenant shall, at its sole cost and expense, have the right to engage an electrical engineer or electrical consulting firm (hereinafter referred to as "**Tenant's Consultant**") who shall promptly make a survey (hereinafter referred to as the "**Disputing Survey**") indicating Tenant's electrical usage in the Demised Premises. In the event that Landlord and Tenant are unable to agree on the amount of Usage and Basic Cost within thirty (30) days after the date Tenant furnishes Landlord with a copy of the Disputing Survey, then the Electrical Consultant and Tenant's Consultant shall select a mutually acceptable electrical engineer or electrical consulting firm (hereinafter referred to as the "**Third Consultant**") within ten (10) days after the expiration of such thirty (30) day period. The Electrical Consultant and Tenant's Consultant shall submit the dispute to the Third Consultant and the determination by the Third Consultant shall be conclusive and binding upon Landlord and Tenant. During the pendency of any such dispute, Tenant shall pay to Landlord the amount set forth in the Electrical Consultant's notice until the dispute is finally determined in accordance with the provisions of this Section and, in the event that such final determination is less than the amount set forth in the Electrical Consultant's notice, Landlord shall, at Tenant's election, refund to Tenant the amount of such excess payment or credit any such excess against any amounts then due or becoming due to Landlord under this lease. The cost of the Third Consultant shall be borne equally by Landlord and Tenant.

16.09 Notwithstanding anything contained in this Article 16 which may be deemed to the contrary, if any tax is imposed upon Landlord by any municipal, state or federal agency or subdivision with respect to the purchase, sale or resale of electrical energy furnished or supplied to Tenant hereunder, Tenant covenants and agrees that, where permitted by law, such taxes shall be passed on to, included in the bill to and paid by, Tenant to Landlord, as additional rent, as set forth in the bill, demand or statement furnished to Tenant.

16.10 In the event any metering system installed in the Demised Premises for the measurement of electricity consumption in the Demised Premises or any alternative submetering system installed by Landlord at a later date, becomes prohibited from use, then the provisions of Section 16.01 through 16.06 shall again control with respect to the furnishing of electricity.

16.11 Tenant agrees that Landlord shall have the right to direct that Tenant leave such lights on in the Demised Premises on the Building's north facade after hours (as defined in Article 17) in order to maintain a lighted cross pattern on such north facade (a) from on or about December 1st to on or about January 15th throughout the term of this lease to honor the servicemen and servicewoman who gave their lives for their country during World War II and to express the spirit of the holiday season and (b) during such other periods, as reasonably determined by Landlord, to honor the courage shown, and sacrifice made, by members of the U.S. armed forces.

ARTICLE 17
Heat, Ventilating And Air-Conditioning

17.01 Landlord, at its expense, shall maintain and operate the heating, ventilating and air-conditioning systems (hereafter referred to as the "**systems**") and, subject to energy conservation requirements of governmental authorities, shall furnish heat, ventilating and air-conditioning (hereinafter collectively referred to as the "**air-conditioning service**") in the Demised Premises through the systems, which shall be in compliance with the performance specifications set forth in Exhibit C, as may be required for reasonably comfortable occupancy of the Demised Premises during "regular hours" (that is between the hours of 8:00 a.m. and 6:00 p.m.) of "business days" (which term is used herein to mean all days except Saturdays, Sundays and days (hereinafter referred to as "**holidays**") observed by the Federal or New York State government as legal holidays or the building service employees' union holidays) and upon reasonable advance request on Saturdays (except holidays) between the hours of 8:00 a.m. and 1:00 p.m., throughout the year during the respective heating and cooling seasons (which heating season is from on or about October 16 to on or about May 14 and which cooling season is from on or about May 15 to on or about October 15). If Tenant shall require heating, ventilating or air-conditioning service at any other time (hereinafter referred to as "**after hours**") during the current season, Landlord shall furnish such after-hours service upon reasonable advance written notice from Tenant, and Tenant shall pay on demand Landlord's building standard cost therefor which, for purposes of this lease, is presently deemed to be $500.00 per hour for the entire Demised Premises, which standard amount is subject to increase. In the event that any other tenant or occupant of the Building located in the same zone as the Demised Premises shall request after hours service for the same hours as Tenant, then the cost for such after-hours service shall be equitably prorated.

17.02 Use of the Demised Premises, or any part thereof; in a manner exceeding the design conditions (including occupancy and connected electrical load) specified in **Exhibit C**, or rearrangement of partitioning which interferes with normal operation of the heat, ventilation and air-conditioning in the Demised Premises, may require changes in the heat, ventilation and air-conditioning system servicing the Demised Premises. Such changes, so occasioned, shall be made by Tenant, at its expense, as Tenant's Changes pursuant to Article 13.

17.03 Landlord agrees that Tenant may install at Tenant's own cost and expense, an additional air-conditioning system (hereinafter referred to as the "**Supplemental Air-Conditioning System**") to enable Tenant to receive up to thirty-five (35) tons of condenser water for the Demised Premises (the "**Tonnage**"). Such Tonnage may be distributed by Tenant,

in Tenant's discretion, within and between the floors comprising the Demised Premises, subject, however, to the engineering requirements and the capabilities of the mechanical systems of the Building. Tenant shall notify Landlord in writing of the date that the Supplemental Air-Conditioning System is installed and made operational. Within ninety (90) days following the date of this lease, Tenant may, by written notice to Landlord, elect to reduce the Tonnage to the amount set forth in Tenant's notice to Landlord. The costs of installation (including, without limitation, connection to any condenser water source), maintenance and operation of the Supplemental Air-Conditioning System shall be borne by Tenant. If applicable and only to the extent a new connection is made after the date hereof, the connection to the Building condenser water source shall be performed by Landlord's Building contractors and Tenant shall pay Landlord in the amount of Landlord's actual out-of-pocket costs in connection with such connections and installations, provided Landlord's Building contractors charge reasonably commercially competitive rates therefor. The connection charge shall be payable by Tenant, as additional rent within ten (10) days of Landlord's demand and does not include the costs for any labor, materials or services furnished to Tenant in connecting the Supplemental Air-Conditioning System to the Building condenser water source.

17.04 Landlord shall furnish the Tonnage to the Demised Premises. For such Tonnage, Tenant covenants and agrees to pay Landlord during the Term at the rate of $342.38 per ton of the Tonnage per annum (hereinafter referred to as the "**Base A/C Rate**"), which amount shall be Adjusted by CPI (as hereinafter defined). The term "**Adjusted by CPI**" shall mean that the Tonnage Cost shall be adjusted, on each anniversary of the Surrender Date, by adding to the Tonnage Cost an amount equal to the product of (i) the Tonnage Cost and (ii) the percentage of increase, if any, in the Consumer Price Index (as hereinafter defined) for the month preceding the month in which the applicable anniversary occurs over the Consumer Price Index (as hereinafter defined) for the month in which the Surrender Date occurred. The term "**Consumer Price Index**" shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. - Northeastern N.J. Area, All Items (1982-84=100), or any successor index thereto, appropriately adjusted. If Tenant requests, and Landlord makes available (in its sole good faith judgment), any condenser water in excess of the Tonnage (which shall not exceed five (5) tons), Tenant shall pay for such excess condenser water at Landlord's then Building standard rate (which as of the date hereof is $650 per ton of condenser water per annum). All payments due under this Section shall be payable by Tenant within fifteen (15) business days after demand from Landlord therefor. Tenant may, at its sole cost and expense connect to Landlord's Building waste lines and the manner of such connection shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. All facilities, machinery and equipment related to the Supplemental Air-Conditioning System shall be connected by Tenant and operated and maintained by Tenant solely at Tenant's cost and expense. All such facilities shall be installed by Tenant solely within the Demised Premises. Tenant's blowers, chilling equipment, fans and other facilities, equipment and machinery used in connection with the Supplemental Air-Conditioning System shall operate on electricity purchased by Tenant in accordance with the provisions of Article 16 of this lease. All facilities, equipment, machinery and ducts installed by Tenant in connection with the Supplemental Air-Conditioning System shall (a) be subject to Landlord's prior written approval which approval shall not be unreasonably withheld or delayed, (b) comply with Landlord's reasonable requirements as to installation, maintenance and

operation, and (e) comply with all other terms, covenants and conditions of this Lease applicable thereto.

ARTICLE 18
Landlord's Other Services

18.01 Landlord, at its expense, shall provide public elevator service, passenger and freight, by elevators serving the floor on which the Demised Premises are situated during regular hours of business days, and shall have at least one passenger elevator subject to call at all other times. Tenant shall be entitled, at no charge to Tenant, to twenty-four (24) hours of overtime freight service for Tenant's Changes and/or initial move in to the Demised Premises at a time mutually agreeable to Landlord and Tenant.

18.02 Landlord, at its expense, shall cause the Demised Premises to be cleaned in accordance with the cleaning specifications annexed hereto as **Exhibit F.** Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have after-hours access to the Demised Premises and the free use of light, power and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord's obligations hereunder.

18.03 Landlord, at its expense, shall furnish hot and cold water to the floor(s) on which the Demised Premises are located through the existing wet columns for drinking, lavatory and cleaning purposes. If Tenant uses water for any other purpose Landlord, at Tenant's expense, may install meters to measure Tenant's consumption of water for such other purposes, as the case may be. Tenant shall pay for the quantities of water shown on such meters, at Landlord's cost thereof, within ten (10) days of the rendition of Landlord's bills therefor.

18.04 Landlord, at its expense, shall maintain the listing on the Building directory of the names of Tenant and its permitted assignees and sublessees, and the names of any of their respective officers and employees, provided that the names so listed shall not take up more than Tenant's Proportionate Tax Share of the number of lines on the Building directory. In the event Tenant shall require additional listing on the Building directory, Landlord shall, to the extent space for such additional listing is available, maintain such listings and Tenant shall pay to Landlord the then Building standard charge for each such additional listing or any substitute listings.

18.05

(a) Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this lease, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control. Landlord shall take reasonable steps to minimize any inconvenience to Tenant in connection with such stoppage.

(b) Notwithstanding anything to the contrary contained in this lease, if, as a result of (i) Landlord's failure to provide any service under this lease which is required to be provided by Landlord, or (ii) Landlord's failure to make or complete repairs to the Demised Premises and/or the Building which it is required to make and complete pursuant to the provisions of this lease or, (iii) in connection with making any such repair, Landlord materially interferes with Tenant's use of the Demised Premises, in each case resulting from causes other than the act, omission or negligence of Tenant, or its agents, employees, contractors or invitees, or, with respect to items (i) and (ii) above, of any public utility company serving the Building, Tenant is unable to use all or any portion of the Demised Premises in the normal course of its business and does not use all or such portion of the Demised Premises for a period in excess of fifteen (15) consecutive business days by reason of such failure, then Tenant shall be entitled to an abatement of fixed rent from and after the sixteenth (16th) business day through the day when such service is restored or repairs are completed based upon the ratio that the rentable square foot area of the Demised Premises not used by Tenant bears to the rentable square foot area of the Demised Premises but, with respect to items (i) and (ii) above. The foregoing provisions shall not apply in the event the Demised Premises are damaged in whole or part as a result of fire or other casualty, which is dealt with in other provisions of this lease.

ARTICLE 19
Access, Changes In Building Facilities, Name

19.01 All except the inside surfaces of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance) and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

19.02 Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Demised Premises (collectively, the "Landlord Pipe Work"). If, in connection with the exercise of the foregoing right, Landlord shall disturb any asbestos, Landlord shall, at Landlord's cost and expense, (i) abate or otherwise remediate such asbestos in compliance with applicable laws and (ii) restore the affected area of the Demised Premises to the condition that shall have existed immediately prior to the performance of such Landlord Pipe Work (with clauses (i) and (ii) being collectively

referred to as the "Abatement Restoration Work"). The Abatement Restoration Work shall be performed by Landlord after regular business hours on reasonable advance notice to Tenant; provided, however, that Landlord's obligations under this Section to perform the Abatement Restoration Work shall be subject to Tenant making the Demised Premises available to Landlord for the performance of such Abatement Restoration Work and Tenant not unreasonably interfering with Landlord's performance of the Abatement Restoration Work. Provided that Tenant shall have complied with all of the foregoing conditions, Landlord shall indemnify and save harmless Tenant against and from any claims arising from Landlord's failure to complete the Abatement Restoration Work.

19.03 Landlord and/or Landlord's employees, agents and contractors may, upon reasonable advance oral or written notice (except in emergency where no notice shall be required) and at reasonable times, have access to, enter and/or pass through the Demised Premises or any part thereof, (i) to examine the Demised Premises and/or to show the Demised Premises to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Demised Premises (or any part thereof) or of the Building (or any part thereof), and/or (ii) for the purpose of making such repairs, replacements, improvements or other changes in or to the Demised Premises or other parts of the Building (including the facilities or fixtures of the Demised Premises or other parts of the Building), as may be provided for by this lease, as may be mutually agreed upon by the parties, as Landlord may be required or permitted to make under this lease or by law and/or requirement of public authorities or in order to repair and maintain the Demised Premises or other parts of the Building, or as Landlord may deem necessary or reasonably desirable. Landlord shall be allowed to take and store all materials into and upon the Demised Premises that may be reasonably required for such repairs, changes, repainting or maintenance to the Demised Premises only, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises. Landlord and/or Landlord's employees, agents and contractors, as well as emergency personnel (such as, but not limited to, firemen, policemen and utility workers) shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building. In such circumstances of emergency, if Tenant is not present in the Demised Premises to open or permit Landlord and/or Landlord's employees, agents and contractors and/or such emergency personnel, access or entry to or through the Demised Premises, then Landlord and/or Landlord's employees, agents and contractors and/or such emergency personnel, as the case may be, may enter the Demised Premises whenever such access or entry is permitted, required or otherwise provided for under this lease, by master key (if readily available) or forcibly, and such entry and access shall not constitute an actual or constructive eviction, impose any liability upon Landlord or Landlord's employees, agents and contractors, or affect any of Tenant's obligations under this lease. Notwithstanding anything to the contrary contained herein, Landlord has been advised that Tenant will establish certain restricted secure areas ("Secure Areas") in the Demised Premises which Landlord will not be able to enter, except in an emergency or except if Landlord shall be unable to perform necessary repairs to the Demised Premises or the Building without access to such areas (a "Necessary Entry"). Provided that Tenant shall have notified Landlord of the location and dimensions of such Secure Areas, Landlord will not enter such Secure Areas except in the event of any Necessary Entry. Tenant expressly acknowledges and agrees that Landlord shall not be liable for any damage to the Demised Premises or any other portion of the Building, or to any

improvements or property contained therein resulting from Landlord's restricted access to the Secure Areas.

19.04 Landlord may, during the last 24 months of the Term, upon reasonable advance notice, exhibit the Demised Premises to prospective tenants.

19.05 Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, and without it constituting an actual or constructive eviction, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the size, composition, number, arrangement or location of the public entrances, doors, doorways, halls, passages, elevators, escalators and stairways and other public portions thereof, as it may deem necessary or desirable, provided that (a) the services required to be provided to Tenant pursuant to the provisions of this lease shall not be adversely affected, and (b) the size of the Demised Premises shall not be reduced and (c) Tenant shall, at all times, have ingress and egress to and from the Building and the Demised Premises.

19.06 Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time.

19.07 For the purposes of Article 19, the term "Landlord" shall include lessors of leases and the holders of mortgages to which this lease is subject and subordinate as provided in Article 7.

19.08 Any reservation in this lease of a right by Landlord to enter upon the Demised Premises and to make or perform any repairs, alterations or other work in, to or about the Demised Premises which, in the first instance, is the obligation of Tenant pursuant to this lease shall not be deemed to: (i) impose any obligation on Landlord to do so, (ii) render Landlord liable (to Tenant or any third party) for the failure to do so, or (iii) relieve Tenant from any obligations to indemnify Landlord as otherwise provided elsewhere in this lease

19.09 Landlord agrees that, subject to the provisions of Section 21.03, access to the Demised Premises and the Building will be available to Tenant 24 hours per day, 7 days per week, subject to Landlord's reasonable security measures for the Building. A lobby desk shall be located in the Building lobby and shall be staffed 24 hours per day, 7 days per week.

ARTICLE 20
Notice Of Accidents

20.01 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof. Failure of Tenant to give the foregoing notice shall not reduce Landlord's liability from and after the time that Landlord shall

become aware of the conditions referred to above, subject, however to the provisions of this lease.

ARTICLE 21
Non-Liability And Indemnification

21.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises.

21.02

(a) Tenant shall indemnify and save harmless Landlord and its agents against and from (i) any and all claims (x) arising from (A) the conduct or management of the Demised Premises or of any business therein, or (B) any work done, or any condition created (other than by Landlord for Landlord's or Tenant's account, or by any party claiming by, through or under Landlord) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (y) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents, visitors, invitees or contractors but only if, and to the extent that the claims described in (x) or (y) above arise out of the negligence or willful misconduct of Tenant or any of its subtenants or licensees or its or their employees, agents, visitors, invitees or contractors, and (ii) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by attorneys reasonably acceptable to Landlord, Landlord agreeing that the attorneys for the insurance company providing Tenant's insurance are acceptable.

(b) Landlord shall indemnify and save harmless Tenant and its agents against and from (i) any and all claims (x) arising from (A) the conduct or management of the Building (other than the Demised Premises) or of any business therein, or (B) any work or thing whatsoever done, or any condition created (other than by Tenant) in or about the Building (other than the Demised Premises) during the term of this lease, or (y) arising from any negligent or otherwise wrongful act or omission of Landlord or any of its tenants or licensees or its or their employees, agents or contractors if, and only if, and only to the extent that the claims described in (x) or (y) above arise out of the negligence or willful misconduct of Landlord or its agents and employees or contractors, and (ii) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by attorneys reasonably acceptable to

Tenant, Tenant agreeing that the attorneys for the insurance company providing Landlord's insurance are acceptable.

21.03 Except as otherwise expressly provided in this lease, this lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like cause beyond Landlord's reasonable control, other than financial inability ("Force Majeure").

ARTICLE 22
Destruction Or Damage

22.01 If the Building or the Demised Premises shall be damaged or destroyed by fire or other cause, Landlord, within ninety (90) days after such damage or destruction, shall deliver to Tenant an estimate of the time (hereinafter referred to as the "**Estimated Time**") required to repair or restore the damage or destruction, prepared by an independent contractor or architect (such estimate being hereinafter referred to as the "**Estimate**"). If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored in accordance with the provisions of Section 22.03. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable or inaccessible on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises for the conduct of its business during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

22.02 If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than 40% of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this lease by giving Tenant notice to such effect within one hundred-eighty (180) days after the date of the casualty. In case of any damage or destruction mentioned in this Article, Tenant may terminate this lease, (a) by notice to Landlord sent within thirty (30) days after receipt of the Estimate if the Estimated Time exceeds twelve (12) months or, (b) if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any

other cause beyond Landlord's reasonable control, by notice to Landlord sent within thirty (30) days after such twelve (12) month period (as same may be extended pursuant to the provisions of Section 22.02(b)) or (c) by notice to Landlord sent within thirty (30) days of receipt of the Estimate if such damage or destruction occurs during the last two (2) years of the term hereof and the Estimated Time exceeds nine (9) months, or (d) if such damage or destruction occurs during the last two (2) years of the term hereof if Landlord shall not have completed making the required repairs and restoration and rebuilt the Building and Demised Premises within nine (9) months from the date of such damage or destruction, by notice to Landlord sent within thirty (30) days after such nine (9) month period.

22.03 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this lease shall not have been terminated as in this Article provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property nor to restore any Tenant's Work or Tenant's Changes.

22.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy.

22.05 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction (other than the fire or casualty in question) on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of the uncollected insurance proceeds.

22.06 Landlord will not carry insurance of any kind on Tenant's Property, Tenant's Changes or Tenant's Work, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

22.07 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

ARTICLE 23
Eminent Domain

23.01 If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the Willi and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is hereinafter also referred to as the "**date of the taking**"), and the rents shall be prorated and adjusted as of such date.

23.02 If only a part of the Building shall be so taken, this lease shall be unaffected by such taking, except that Tenant may elect to terminate this lease in the event of a partial taking of the Demised Premises if the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than thirty (30) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, whichever occurs sooner. Upon the giving of such notice by Tenant this lease shall terminate on the date of such taking and the rents shall be prorated as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent for the Demised Premises and additional rent payable pursuant to Article 5 shall be appropriately adjusted according to the rentable area remaining.

23.03 Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award. Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make a claim with the condemning authority for Tenant's moving expenses, the value of Tenant's fixtures or Tenant's Changes which do not become part of the Building or property of Landlord, provided however that Landlord's award is not thereby reduced or otherwise adversely affected.

23.04 If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for

temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the rents falling due hereunder.

23.05 In the event of any taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially a building standard condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

23.06 Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then (i) if such compliance is the obligation of Tenant under this lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this lease, the fixed rent hereunder shall be reduced and additional rents under Article 5 shall be adjusted in the same manner as is provided in Section 23.02 according to the reduction in rentable area of the Demised Premises resulting from such taking.

23.07 Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

ARTICLE 24
Surrender; Holdover

24.01 On the last day of the term of this lease, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and damage from fire or other casualty and taking by eminent domain (to the extent that such damage was not the responsibility of Tenant to repair pursuant to the provisions of this lease), and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this lease and shall restore the Demised Premises wherever such removal results in damage thereto.

24.02

(a) (a) In the event this lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this lease, and if Landlord shall then not proceed to remove Tenant from the Demised Premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the Demised Premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant's occupancy of the Demised Premises after the expiration of the term shall be under a month-to-

month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this lease except Tenant shall pay on the first day of each month of the holdover period as fixed rent, an amount equal to one and one half times (1 1/2 times) for the first thirty (30) days only, and thereafter two (2) times one-twelfth of the fixed rent and additional rent payable by Tenant during the last year of the term of this lease (i.e., the year immediately prior to the holdover period). Further, Landlord shall not be required to perform any work, furnish any materials or make any repairs within the Demised Premises during the holdover period. It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the Demised Premises as a holdover, the fixed rent for the use and occupancy of the Demised Premises during any holdover period shall be calculated in the same manner as set forth above. In addition to the foregoing, Landlord shall be entitled to recover from Tenant and Tenant shall indemnify Landlord from and against any losses or damages arising from such holdover.

(b) Notwithstanding anything to the contrary contained in this lease, the acceptance of any rent paid by Tenant pursuant to subsection 24.02(a) above shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York.

(c) All damages to Landlord by reason of holding over by Tenant may be of the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

ARTICLE 25
Conditions Of Limitation

25.01 To the extent permitted by applicable law this lease and the term and estate hereby granted are subject to the limitation that whenever Tenant or any guarantor shall make an assignment of all or substantially all of the property of Tenant or guarantor for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant or any guarantor under any bankruptcy or insolvency law, or whenever a petition shall be filed against Tenant or any guarantor under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant or any guarantor under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or any guarantor or of or for the property of Tenant or any guarantor shall be appointed, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues unstayed for ninety (90) days, Landlord may give Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with

the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

25.02 This lease and the term and estate hereby granted are subject to the further limitation that:

(a) if there is a failure to pay when due any rent, additional rent or other payment payable by Tenant pursuant to any provision of this lease, and the payment in question is not paid in full within five (5) business days after Tenant is given a notice specifying such default; or, in the case of a failure to pay any non-recurring or non-regularly scheduled additional rent in an amount less than $15,000.00, the payment in question is not paid in full within three (3) business days after Tenant is given a second notice specifying such default;

(b) if there is a failure to observe, perform or comply with any term, covenant or condition contained in Section 13.03 or Article 33 of this lease on Tenant's part to observe, perform or comply with, whether by action or inaction, within the time period set forth in the applicable Section or Article, and such default continues and is not cured in full by Tenant within five (5) business days after Tenant is given a notice specifying such default; or

(c) if there is a failure to observe, perform or comply with any term, covenant or condition contained in Article 19 of this lease on Tenant's part to observe, perform or comply with, whether by action or inaction, and such default continues and is not cured in full by Tenant within five (5) business days after Tenant is given a notice specifying such default; or

(d) if (i) Tenant fails to provide or keep in force the insurance required by this lease, at the times and for the durations specified in this lease, or (ii) an Insurance Cancellation Notice is given to Landlord or, and Landlord has not received either duplicate originals of the policies of insurance required by this lease or binding certificates evidencing such insurance, all in the form and substance required by this lease, together with evidence of payment for such policies, within twenty (20) days after notice is given to Tenant of such failure or of the giving of the Insurance Cancellation Notice, as the case may be; or

(e) if any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 9.; or

(f) Intentionally Omitted.; or

(g) (i) if there is a failure to observe, perform or comply with any term, covenant or condition contained in this lease on Tenant's part to observe, perform or comply with (other than those terms, covenants and conditions contained in the provisions of this lease set forth in subsections (a), (b), (c) and (d) above, and other than those events described in subsections (e) and (f)), whether by action or inaction, and such default continues and is not cured in full by Tenant within thirty (30) days after Tenant is given a notice specifying such default, or (ii) in the case of a default which cannot with due diligence and using best efforts be cured within a period of thirty (30) days, where the continuance of such default for more than thirty (30) days will not (A) subject Landlord to the risk of civil or criminal liability or default

under, or termination of, any superior lease or default under, or foreclosure of, any superior mortgage, (B) subject the Building or the Land, or any parts thereof, to being condemned or vacated, or (C) subject the Building or the Land, or any parts thereof, to any lien or encumbrance or subject the certificate of occupancy for the Building to suspension or revocation or threatened suspension or revocation, if Tenant shall not, (x) within thirty (30) days after Tenant is given a notice specifying such default, give Landlord notice of Tenant's intention to duly institute all steps necessary to cure such default (which notice shall include a reasonably detailed description of such steps), (y) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion, using Tenant's best efforts, all steps necessary to cure such default, or (z) complete such cure within such time after the date of the giving of such notice to Tenant as should have been necessary to complete such cure had Tenant so duly instituted such steps and thereafter diligently prosecuted to completion such cure using its best efforts; or

(h) if there is a default under any term, covenant or condition on Tenant's part to observe, perform or comply with under any other lease or occupancy agreement in the Building to which Tenant is a party (either directly or by assignment), and such default is not cured in full after the giving of any required notice and after the expiration of any applicable cure period;

then in any of said cases set forth in the foregoing subsections (a), (b), (c), (d), (e), (f), (g), and/or (h), Landlord may give to Tenant a notice of intention to end the term of this lease, and on the fifth (5th) day after the date on which Landlord gives such notice to Tenant, this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if such fifth (5th) day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

ARTICLE 26
Re-Entry By Landlord

26.01 If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for three (3) business days after Landlord shall have given to Tenant a notice specifying such default, or if this lease shall expire as in Article 25 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 25 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such

recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

26.02 In the event of a breach or threatened breach by either Landlord or Tenant of any of its obligations under this lease, Landlord and Tenant shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

26.03 If this lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or reentry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.

ARTICLE 27
Damages

27.01 If this lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a) a sum which at the time of such termination of this lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, discounted to present value at the rate of six (6%) percent per annum, of:

1. the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Demised Premises; over

2. the aggregate rental value of the Demised Premises for the same period; or

(b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period,

Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

27.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

ARTICLE 28
Waiver

28.01 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as herein provided.

28.02 In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

28.03 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. In the event Landlord commences any summary proceeding for possession of the Demised Premises, Tenant covenants and agrees that it will not interpose any counterclaim of any nature or description in any such proceeding except a mandatory counterclaim or defense that would be lost if not so interposed.

28.04 The provisions of Articles 17 and 18 shall be considered expressed agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord's reasonable charges for any additional services provided.

28.05 If, at any time during the term of this lease, any requirement of public authority shall have the effect of limiting, for any period of time, the amount of the rents payable by Tenant, or receivable by Landlord, under this lease, and the maximum rents so permitted to be paid by Tenant, or received by Landlord, hereunder shall be less than the rents herein reserved, then:

(a) throughout the period of limitation, Tenant shall remain liable for the maximum amount of rents that is lawfully payable; and

(b) if and when the period of limitation ends, the requirement of public authority imposing such limitation is repealed, or such limitation is restrained or rendered unenforceable by any order or ruling of a court of appropriate jurisdiction:

(i) to the extent that the same is not prohibited by any requirement of public authority, Tenant shall pay to Landlord, on demand, all amounts that would have been due from Tenant to Landlord during the period of limitation, but that were not paid because of the requirements of public authorities; and

(ii) thereafter, Tenant shall pay to Landlord all of the rents reserved under this lease, all of which shall be calculated as if there had been no intervening period of limitation.

ARTICLE 29
No Other Waivers Or Modifications

29.01 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be

effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

29.02 The following specific provisions of this Section shall not be deemed to limit the generality of any of the foregoing provisions of this Article:

(a) no agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting or delivery to Landlord or its agent of such keys.

(b) the receipt by Landlord of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach;

(c) no payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided.

ARTICLE 30
Curing Tenant's Defaults, Additional Rent

30.01

(a) if Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) three (3) business days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 25.02 or elsewhere in this lease for cure of such default, whichever occurs later;

(b) if Tenant is late in making any payment due to Landlord from Tenant under this lease for two (2) or more business days, then an Administrative Fee (as defined in Exhibit E) and interest shall become due and owing to Landlord on such payment from the date when it was due computed at the rate of five (5%) percent per annum over the Base Rate but in no event in excess of the maximum legal rate of interest chargeable to corporations in the State of New York. Notwithstanding the foregoing, Tenant will not be obligated to pay an

Administrative Fee with respect to the first two (2) occurrences of late payment by Tenant in any twelve (12) consecutive month period.

30.02 Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.

ARTICLE 31
Broker

31.01 Landlord and Tenant covenant, warrant and represent that they have not dealt with any broker or finder except Monday Properties Services, LLC ("**Monday**"), CBRE, Inc. ("**CBRE**"), and Jones Lang LaSalle ("**JLL**"), concerning the leasing of the Demised Premises to Tenant. Landlord shall indemnify, defend, protect and hold Tenant harmless from and against any claims which Tenant may incur by reason of any claim of or liability to Monday, JLL, and/or the above representation of Landlord being false. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any claims which Landlord may incur by reason of any claim of or liability to CBRE and/or the above representation by Tenant being false.

ARTICLE 32
Notices

32.01 Except as otherwise expressly permitted in this lease, all notices, demands, approvals, consents, requests, authorizations and other communications (collectively, "**Notices**") which under the terms of this lease, or under any statute, must or may be given or made by the parties hereto, must be in writing (whether or not so stated elsewhere in this lease), and must be made either (i) by depositing such notice in the registered or certified mail of the United States of America, return receipt requested, or (ii) by delivering such notice by a commercial courier ("**next business day delivery**"), which courier provides for delivery with receipt guaranteed, addressed to each party as follows:

If to Landlord	at the address set forth on the first page of this lease Attention: Chief Financial Officer
With a copy to:	Davis & Gilbert LLP 1740 Broadway New York, New York 10019 Attention: Mark E. Maltz, Esq.

If to Tenant:	at the address set forth on the first page of this lease Attention: Chief Financial Officer
With a copy to:	Reid and Riege, P.C. One Financial Plaza Hartford, Connecticut 06103 Attention: Louis J. Donofrio, Esq.

32.01 All Notices shall be deemed to have been delivered (i) if mailed as provided for in this Article, on the date which is three (3) business days after mailing or (ii) if sent by commercial courier, on the date which is one (1) business day after dispatching. Either party may designate by notice given in the manner herein specified a new or other address to which such notice, demand, approval, consent, request or other communication shall thereafter be so given or made. Notwithstanding the foregoing all fixed rent and additional rent statements, bills and invoices (but not any default notices) may be given by regular mail or hand-delivery and shall be deemed given upon receipt if by hand delivery and three (3) business days after mailing if sent by regular mail.

ARTICLE 33
Estoppel Certificate

33.01 Each party agrees, at any time and from time to time, as requested by the other party, upon not less than five (5) business days prior notice, to execute and deliver to the other a statement certifying (i) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (ii) certifying the dates to which the fixed rent and additional rent have been paid and the amounts thereof, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. Additionally, Tenant's Statement shall contain such other information as shall be required by the holder or proposed holder of any superior mortgage or the lessor or proposed lessor under any superior lease.

ARTICLE 34
Arbitration

34.01 Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter

jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of New York for the appointment of a single arbitrator.

34.02 The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this lease.

34.03 If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within ninety (90) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this lease.

34.04 All the expenses of the arbitration shall be borne by the parties equally except that each party shall be responsible for the payment of its own legal fees and disbursements and expert witness fees.

ARTICLE 35
No Other Representations, Construction, Governing Law, Consents

35.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. This lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the "lease documents". It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

35.02 If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

35.03 This lease shall be governed in all respects by the laws of the State of New York.

35.04 Wherever in this lease Landlord's consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any

claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment or for a determination as to whether Landlord reasonably withheld its consent pursuant to either (a) the Simplified Procedure For Court Determination of Disputes as set forth in the CPLR §3031 et seq. (or any successor thereto), or (b) arbitration under the Expedited Procedures provisions (presently Rules E-1 through E-10, as same may be amended from time to time) of the American Arbitration Association (or successor thereto) in the City of New York (and the fees and expenses of such arbitration shall be borne by the unsuccessful party), and, if Tenant elects either (a) or (b) above, the decision shall be final and conclusive on the parties.

35.05 This lease may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and the same instrument delivered electronically with electronic or PDF signatures shall be deemed to be originals.

ARTICLE 36
Parties Bound

36.01 The obligations of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 9 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof (so long as the successor shall have assumed the obligations of the landlord in writing) and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

36.02 Tenant shall look only to Landlord's estate and property in the Building (or the proceeds thereof) and, where expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

ARTICLE 37
Certain Definitions And Construction

37.01 For the purposes of this lease and all agreements supplemental to this lease, unless the context otherwise requires the definitions set forth in **Exhibit E** annexed hereto shall be utilized.

37.02 The various terms which are bolded or underlined and defined in other Articles of this lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this lease and all agreements supplemental thereto, unless the context shall otherwise require.

ARTICLE 38
Adjacent Excavation And Construction; Shoring; Vaults

38.01 If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement or rent.

38.02 No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

ARTICLE 39
Signage

39.01 Notwithstanding anything to the contrary contained herein, subject to Landlord's review and approval of any item visible from the elevators servicing the Demised Premises, Tenant may install its own logo signage on any full floor of the Demised Premises occupied by Tenant. Landlord shall provide Tenant with building Standard directory signage on any multi-tenanted floor of the Demised Premises occupied by Tenant.

ARTICLE 40
Confidential Information

40.01 (a) The term "Confidential Information" shall not be deemed to include any information which (i) is in the possession of a party prior to receipt of such information from the other party, (ii) is or becomes generally available to the public other than as a result of a disclosure by such party or its partners, members, directors, officers, employees, managers, agents or advisors, or (iii) becomes available to a party on a non-confidential basis from a source other than the other party or its partners, members, directors, officers, employees, managers, agents or advisors, provided that such party does not know nor have reason to believe that such source is bound by a confidentiality agreement with, or other obligation of secrecy to, the other. A "Representative" of a party shall mean the directors, officers, shareholders, members, legal representatives and financial advisors who need to know such information for the purpose of assisting in connection with the matter that is the subject of review (it being understood that such Representatives shall be informed of the confidential nature of such information and shall be directed to treat such information confidentially).

(b) Without prior written consent from the other party, and except as set forth in the succeeding paragraph, no party will cause or allow its representatives to disclose to any person any Confidential Information or the fact that the Confidential Information has been made available to it or its Representatives or that such party or its Representatives have reviewed the Confidential Information. Notwithstanding the foregoing, Landlord agrees that Tenant may provide PB Capital a copy of this lease, provided PB Capital agrees to comply with the terms of this Article 40.

(c) If any party or its Representatives are requested or required (by interrogatories, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, or any other material containing or reflecting information in the Confidential Information, such party will provide the other with prompt notice of such request(s), to the extent practicable, so that such other party may seek an appropriate protective order and/or waive its compliance with the provisions of this Section. If, failing the entry of a protective order or the receipt of a waiver hereunder, a party or its Representatives are compelled to disclose Confidential Information or notes under pain of liability for contempt or other censure or penalty, such party may disclose such information (to the extent necessary to avoid such liability, censure, or penalty) without liability hereunder.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

LANDLORD:

230 PARK AVENUE HOLDCO, LLC
By: 230 REIT, LLC, its sole member

By: 230 PARK AVENUE INVESTORS, LLC, its managing member

By: 230 PARK MONDAY II, LLC, its managing member

By: ______________________
Name: Timothy Helmig
Title: Authorized Signatory

TENANT:

HUNT COMPANIES, INC.

By: ______________________
Name:
Title:

Tenant's Employer Identification No.: 02-0540810

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

LANDLORD:

230 PARK AVENUE HOLDCO, LLC
By: 230 REIT, LLC, its sole member

By: 230 PARK AVENUE INVESTORS, LLC, its managing member

By: 230 PARK MONDAY II, LLC, its managing member

By: ______________________________
Name:
Title: Authorized Signatory

TENANT:

HUNT COMPANIES, INC.

By: Kara Harchuck
Name: Kara E. Harchuck
Title: Executive Vice President General Counsel

Tenant's Employer Identification No.: 02-0540810

EXHIBIT A
DESCRIPTION

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point in the northerly line of East 45th Street, distant westerly three hundred twenty five (325) feet and no (00) inches as measured along the said northerly line of East 45th Street from its intersection with the westerly line of Lexington Avenue;

RUNNING THENCE westerly along the said northerly line of East 45th Street, three hundred forty four (344) feet and four (4) inches to the easterly line of Vanderbilt Avenue, as shown on N.Y.C.R.R. CO., Grand Central Terminal improvements map, approved by The Board of Estimate and Apportionment and filed January 6, 1926, as No. 2190;

THENCE northerly along the said easterly line of Vanderbilt Avenue, two hundred (200) feet and ten (10) inches to the southerly line of East 46th Street;

THENCE easterly along the said southerly line of East 46th Street, three hundred forty four (344) feet and four (4) inches to a point distant westerly three hundred twenty five (325) feet and no (00) inches as measured along the said southerly line of East 46th Street, from its intersection with the westerly line of Lexington Avenue;

THENCE southerly two hundred (200) feet and ten (10) inches to the point or place of BEGINNING.

Together with the easements granted by deeds recorded on January 29, 1976, in the Office of The New York Register, New York County, in Reel 361, Page 418 and in Reel 361, Page 443, respectively, and amended in Reel 774, Page 223, which affect the described premises.

EXHIBIT B
FLOOR PLAN

The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.



230 Park Avenue
10th Floor
Not to scale

EXHIBIT C
HEATING, VENTILATING AND AIR-CONDITIONING SYSTEM

Summer: Outside Air: Dry bulb 91 degrees F, wet bulb 75 degrees F, inside air temperature dry bulb 75F +/- 2F

Winter: Outside Air: Dry bulb 10 degrees F, Inside air temperature dry bulb 70 +/-2F

Occupancy: 150 usable SF/person

Outside air: as dictated by NYC Energy Code.

EXHIBIT D
RULES AND REGULATIONS

1. The rights of tenants in the entrances, corridors and elevators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

2. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall co-operate to prevent the same.

3. No tenant shall obtain or accept for use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by Landlord.

4. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, except that the name of the tenant may be displayed on the entrance door of the tenant's premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant, subject to the approval of Landlord as to the size, color and style of such display. The inscription of the name of the tenant on the door of the tenant's premises shall be done by Landlord at the expense of the tenant. Listing of the name of the tenant on the directory boards in the Building shall be done by Landlord at Tenant's expense; any other listings shall be in the discretion of Landlord.

5. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant's premises. Linoleum, tile or other floor covering shall be laid in a tenant's premises only in a manner approved by Landlord.

6. The Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of Tenant and in such manner as Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to Landlord and shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the building.

7. No machines or mechanical equipment of any kind, other than typical office equipment suitable for general office use, may be installed or operated in any tenant's premises without Landlord's prior written consent, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

8. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant's premises, except as expressly approved by Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any

other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

9. No acids, vapors, paper towels or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. All keys for a tenant's premises and rest rooms shall be on a Building's master key and additional keys for a tenant's premises and rest rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

11. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

12. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building. Additionally, hand trucks, dollies, mail carts, bins and other similar devices are prohibited from being used in the passenger elevators and the main lobby of the Building.

13. All windows in each tenant's premises shall be kept closed and all blinds therein, if any, above the ground floor shall be lowered during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises.

14. The Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. The Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

EXHIBIT E
DEFINITIONS

(a) The term mortgage shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term mortgagee shall include such a trustee.

(b) The terms include, including and such as shall each be construed as if followed by the phrase "without being limited to".

(c) The term obligations of this lease, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

(d) The term Tenant's obligations hereunder, and words of like import, and the term Landlord's obligations hereunder, and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party's obligations under this lease shall be construed as "performance and observance".

(e) Reference to Tenant being or not being in default hereunder, or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 25,01 has occurred and continues or has not occurred or does not continue, as the case may be.

(f) References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the Demised Premises.

(g) The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

(h) The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body

performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

(i) The term repair shall be deemed to include all repair, maintenance and replacement as may be necessary (i) to achieve and/or maintain good working order and condition and (ii) for Tenant to be in compliance with all of its obligations contained in this lease.

(j) Reference to termination of this lease includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

(k) The term in full force and effect when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed as meaning that this lease has not expired in accordance with its terms or been (or been deemed to have been) terminated.

(l) The term Tenant shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

(m) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

(n) The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

(o) All references in this lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context,

(p) The term control shall mean the power to direct or cause the direction of the management and policy of an entity, whether through ownership of voting securities, by statute or otherwise.

(q) The term Base Rate shall mean the prime rate of JP Morgan Chase Bank (or Citibank, N.A. if JP Morgan Chase Bank shall not then have an established prime rate; or the prime rate of any major banking institution doing business in New York City, as selected by Landlord, if none of the aforementioned banks shall be in existence or have an established prime rate) at the time of in question.

(r) The term Administrative Fee shall mean five (5%) percent of the amount of all costs, expenses and other payments and charges due Landlord.

EXHIBIT F
CLEANING SPECIFICATIONS

(A) GENERAL OFFICE CLEANING — NIGHTLY

- Sweep, using Owner approved dust-down preparation, all stone, ceramic tile, marble terrazzo, asphalt tile, linoleum, rubber, vinyl and other types of flooring.
- Carpet sweep all carpets and rugs four (4) times per week.
- Vacuum clean all carpets and rugs once (1) per week.
- Empty and clean all wastepaper baskets and receptacles; damp dust as necessary.
- Remove all ordinary dry paper and tenant rubbish to designated areas. Excluded are cafeteria waste, bulk and special materials, furniture, etc.
- Dust all furniture, telephones and windowsills.
- Clean all glass furniture tops.
- Dust all chair rails, trim, partitions and baseboards.
- Wash clean and sanitize all water fountains.
- Remove finger marks and smudges from walls, doors, light switch plates once (1) per week.
- Wash slop sink rooms.

(B) LAVATORIES — NIGHTLY (EXCLUDING PRIVATE AND EXECUTIVE LAVATORIES)

- Sweep and wash all flooring.
- Clean and polish all mirrors, powder shelves and bright work, including flushometers, piping, toilet seat hinges.
- Wash and disinfect all basins, bowls and urinals.
- Wash and sanitize both sides of all toilet seats; clean underside of fixtures.
- Dust, spot clean, or wash all partitions, tile walls, dispensers and receptacles.
- Empty and clean paper towel and sanitary disposal receptacles.
- Fill toilet tissue holders, soap dispensers and paper towel dispensers. Toilet tissue, paper towels and soap furnished by Landlord at Landlord's expense.
- Remove all wastepaper and refuse to designated areas.

(C) LAVATORIES — PERIODIC CLEANING (EXCLUDING PRIVATE & EXECUTIVE LAVATORIES)

- Machine scrub flooring once (I) per month.
- Wash all partitions, tile walls and enamel surfaces monthly.
- Clean air grilles once (1) monthly.
- Dust exterior of light fixtures once (1) monthly. (0) SCHEDULE OF CLEANING
- Upon completion of the nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition.

- All day, nightly and periodic cleaning services as listed herein, to be done five nights each week, Monday through Friday, except Union and Legal Holidays.
- All windows from the 2nd floor to the roof will be cleaned inside and out four (4) times per year, weather permitting.
- High dust all pictures, frames and panel wall hangings not reached in nightly office cleaning four (4) times per year.
- High dust all vertical surfaces such as walls, partitions, ventilating louvers, and surfaces not reached in nightly office cleaning four (4) times per year.
- Dust all venetian blinds and frames four (4) times per year.

EXHIBIT G
WIRING INSTRUCTIONS

Check and ACH ABA Number:	021000322
Wire and ABA Number:	026009593
Account #:	4830 3910 0747
Account Name:	230 Park Avenue Holdco LLC - Lockbox
Bank Contact:	Sherette Chambers (888) 715-1000 ext 85890

EXHIBIT H

LETTER OF CREDIT

[redacted]

[redacted]

ISSUER OF LETTER OF CREDIT

By:______________________________

EXHIBIT A

[redacted]

EXHIBIT B

[redacted]

EXHIBIT I

CERTIFICATION

[redacted]

By: ______________________________
Name:
Title: Chief Financial Officer

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE ("Amendment") dated as of July 17 2017 between **RXR HB OWNER, LLC,** having an office c/o RXR Realty LLC, 625 RXR Plaza, Uniondale, New York 10011 ("Landlord"), and **HUNT COMPANIES, INC.**, having an office at 230 Park Avenue, New York, New York 10169 ("Tenant").

WITNESSETH:

WHEREAS, Landlord's predecessor-in-interest, 230 Park Avenue Holdco, LLC, and Tenant entered into a Lease dated as of September 9, 2014 (the "Original Lease"), with respect to the 19th floor (the "Original Premises"), as more particularly described in the Original Lease, in the building known as 230 Park Avenue, New York, New York (the "Building"); and

WHEREAS, Landlord and Tenant desire to modify the Original Lease to (i) provide for the leasing by Tenant of additional premises on the 9th floor of the Building containing 7,064 rentable square feet as mutually determined by Landlord and Tenant, and (ii) otherwise modify the terms and conditions of the Original Lease, all as hereinafter set forth (the Original Lease, as modified by this Amendment, being hereinafter referred to as the "Lease").

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Original Lease.

2. Additional Premises. (a) Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord the additional premises located on the 9th floor of the Building, known as Suite 960, containing 7,064 rentable square feet as mutually determined by Landlord and Tenant, and as more particularly shown as the shaded area on Exhibit A attached hereto (the "Additional Premises"; and when taken together with the Original Premises shall be herein referred to as the "Premises" or "Demised Premises") for a term commencing on the execution and delivery of this Amendment by both Landlord and Tenant (the "Additional Premises Commencement Date") and ending on the "Expiration Date," as that term is defined in the Lease, subject to the terms of this Amendment and the Original Lease, as applicable. If the Additional Premises shall not be available for occupancy by Tenant on any specific date for any reason whatsoever, then this Amendment shall not be affected thereby and Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such occurrence, and same shall in no way affect the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of the Lease. This Section shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force, as it relates to the delivery of the Additional Premises.

(b) Effective as of the Additional Premises Commencement Date, Tenant shall lease the Additional Premises upon all of the terms and conditions of the Original Lease, including without limitation, the payment of fixed rent, electric charges, the Tax Payment, the Operating Expense Payment, and all other additional rent payable under the Lease (and same shall be deemed a part of the Demised Premises or Premises), and all of the rights, duties and obligations of Landlord and Tenant set forth in the Lease accruing from and after the Additional

Premises Commencement Date (subject to the terms of this Amendment), shall apply to the Additional Premises, except that:

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(iv) Tenant has inspected the Additional Premises and agrees, subject to Section 2(c) below (A) to accept possession of the Additional Premises in their "as is" condition existing as of the Additional Premises Commencement Date, (B) that neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Additional Premises, and (C) Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Additional Premises to prepare the Additional Premises for Tenant's occupancy but this provision is not intended to vitiate any of Landlord's service and repair obligations set forth in the Lease with respect to the Premises.

(vi) Tenant warrants and represents that except for certain telephone and data cabling installations and the installation of Tenant's furniture, fixtures and equipment (subject to the terms of the Lease), Tenant does not intend to perform any alterations to the Additional Premises. Landlord agrees that Tenant may run telephone and data cabling lines between the Original Premises and the Additional Premises through existing risers and shafts within the Building, in areas designated by Landlord upon request by Tenant, provided such space is of a reasonable size and location and is then available for Tenant's use (as reasonably determined by Landlord), without a separate Landlord charge to Tenant therefore, subject to Tenant's compliance with all applicable terms of the Lease, including without limitation, Articles 10, 13 and 14 of the Original Lease. Tenant hereby acknowledges that all such telephone and data cabling installations shall constitute Specialty Alterations.

(c) Landlord hereby represents and warrants to Tenant that to the best of Landlord's knowledge, as of the Additional Premises Commencement Date (i) the Additional Premises (1) are vacant and with respect to its current, as-is condition, are in compliance with all applicable laws, regulations and codes, including, without limitation, the Americans with Disabilities Act of 1990 (as amended) to the extent having jurisdiction over the Premises; and (2) with all base Building fire safety and sprinkler systems (including a Class E life safety system) and all mechanical, electrical and plumbing systems serving the Additional Premises in good working order; and (ii) an electrical submeter for the Additional Premises is installed and operational.

3. Security Deposit. The reference to the Security Deposit Amount in Section 6.02 of the Original Lease shall include all fixed rent payable under the Lease.

4. Brokerage. Tenant represents and warrants to Landlord that it has not dealt with any broker, or similar type agent or finder in connection with this Amendment, except RXR Realty and CBRE (collectively, the "Broker") and that, to the best of its knowledge, no broker, agent or finder (except Broker) negotiated this Amendment or is entitled to any fee or commission in connection herewith. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred by Landlord in connection with any claim, proceeding or judgment and the defense thereof by reason of any claim of or liability to any broker, finder or like agent (except Broker) arising out of any dealings claimed to have occurred between Tenant and the claimant in connection with this Amendment, or the above representation being false. Landlord represents and warrants to Tenant that it has not dealt with any broker, or similar type agent or finder in connection with this Amendment, except for the Broker and that, to the best of its knowledge, no broker, agent or finder (except Broker) negotiated this Amendment or is entitled to any fee or commission in connection herewith. Landlord shall indemnify, defend, protect and hold Tenant harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred by Tenant in connection with any claim, proceeding or judgment and the defense thereof by reason of any claim of or liability to any broker, finder or like agent (except Broker) arising out of any dealings claimed to have occurred between Landlord and the claimant in connection with this Amendment, or the above representation being false, subject to the conditions and limitations contained in the Lease. Landlord acknowledges that any commission or finder's fee due to the Brokers in connection with this Amendment shall be the sole obligation of Landlord. The provisions of this Section shall survive the expiration or earlier termination of the term of the Lease.

5. Supplemental HVAC. For purposes of the Additional Premises only, Sections 17.03 and 17.04 of the Original Lease shall not apply.

6. Freight Elevator. Tenant may use the Building freight elevator during normal hours (i.e. 8:00 a.m. to 5:00 p.m.) of business days (Monday-Friday) exclusive of holidays, without additional charge by Landlord, subject to scheduling and available and subject to the terms and conditions of the Lease and Landlord's reasonable rules and regulations in connection therewith. With regard to any after hours use of the freight elevator, Tenant shall not be required to pay for the first thirty (30) hours of overtime freight elevator use (subject to minimum usage requirements) in connection with Tenant's initial move into the Additional Premises.

7. Notices. In lieu of the addresses for notices set forth in the Original Lease, (a) all notices sent to Landlord under the Lease shall be sent to: RXR HB Owner LLC, c/o RXR Realty LLC, 625 RXR Plaza, Uniondale, NY 11556, Attention: Jason Barnett, Esq., Office of General Counsel, with copies to (i) RXR Realty, 75 Rockefeller Plaza, New York, New York 10019, Attention: William Elder, and (ii) Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019, Attention: Mark E. Maltz, Esq.; and (b) all notices sent to Tenant under the Lease shall be sent to Hunt Companies, Inc., 230 Park Avenue, 19th Floor, New York, New York 10169, Attention: Chief Financial Officer with copies (which copies may be sent by email transmission) to Mustafa N. Haque, Assistant General Counsel, Hunt Companies, Inc. (e:mustafa.haque@huntcompanies.com) and to Juan J. Gonzalez Garza, Senior Vice President, Hunt Companies, Inc. (e: juan.gonzalezgarza@huntcompanies.com).

8. Miscellaneous. (a) Except as expressly set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Original Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Original Lease, the terms of this Amendment shall be controlling and prevail.

(b) This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

(c) This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. To facilitate execution and delivery of this Amendment, the parties may execute and exchange facsimile or electronic counterparts, and facsimile or electronic counterparts shall serve as originals, which each party may use as evidence of the execution and delivery of this Amendment by all parties to the same extent as an original signature.

(d) This Amendment shall not be binding upon Landlord unless and until Landlord shall have delivered a fully executed counterpart of this Amendment to Tenant.

(e) This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and permitted assigns.

(f) This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

(g) The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

(h) Each party hereby represents and warrants to the other that it has full right and authority to enter into this Amendment.

(i) Promptly following the Additional Premises Commencement Date, Landlord, at Landlord's cost, shall furnish and install a building standard suite entry sign for the Premises (or Tenant may elect to install its own Building standard identification sign on the suite entry door, at Tenant's cost), subject to Landlord's reasonable approval thereof and Landlord shall also install building standard directional signage for the Additional Premises in the ninth (9th) floor elevator lobby at Landlord's cost.

REMAINDER OF PAGE LEFT BLANK - SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

RXR HB OWNER, LLC

By: ______________________
Name: Richard J. Conniff
Title: Authorized Person

TENANT:

HUNT COMPANIES, INC.

By: ______________________
Name: Clay Parker
Title: CFO/EVP

EXHIBIT A

ADDITIONAL PREMISES

The floor plan that follows is intended solely to identify the general location of the Additional Premises and should not be used for any other purpose. All areas, dimensions, and locations are approximate, and any physical conditions indicated may not exist as shown.

See attached.


HUNT COMPANIES
LEASE EXHIBIT- PREMISES PLAN
230 PARK AVENUE
NEW YORK, NEW YORK
DS-1

ASSIGNMENT AND SECOND AMENDMENT TO LEASE

This ASSIGNMENT AND SECOND AMENDMENT TO LEASE (this "Second Amendment") dated as of December 21, 2018 (the "Effective Date") between **RXR HB OWNER LLC**, a Delaware limited liability company having an office c/o RXR Realty LLC, 635 RXR Plaza, Uniondale, new York 10169 ("Landlord"), **HUNT CAPITAL HOLDINGS LLC**, a Delaware limited liability company having an office at 230 Park Avenue, 19th Floor, New York, New York 10169 ("Tenant"), and **HUNT COMPANIES, INC.**, a Delaware corporation having an address at 230 Park Avenue, 19th Floor, New York, New York ("Assignor").

WITNESSETH:

WHEREAS, Landlord's predecessor-in-interest and Assignor, as Tenant's predecessor-in-interest, entered into that certain Lease dated as of September 9, 2014, as amended by Amendment to Lease dated as of July 17, 2017 (as so amended, the "Original Lease"), covering the entire 19th floor (the "19th Floor Premises") and a portion of the 9th floor (the "9th Floor Premises" and together with the 19th Floor Premises, collectively, the "Original Premises") of the building known as 230 Park Avenue, New York, New York (the "Building"), all as more particularly described in the Original Lease; and

WHEREAS, Assignor desires to assign its interest in the Original Lease to Tenant, Tenant desires to accept the assignment thereof, and Landlord has agreed to consent to such assignment upon the following terms and conditions; and

WHEREAS, Landlord and Tenant desire to modify the Original Lease to (i) provide for the leasing by Tenant of additional premises consisting of the entire rentable area on the 20th floor of the Building containing 21,757 rentable square feet as mutually determined by Landlord and Tenant, (ii) provide for the surrender of the 9th Floor Premises (the "Surrender Premises"), (iii) provide for the temporary leasing by Tenant of additional premises consisting of the entire rentable area on the 23rd floor of the Building containing 21,139 rentable square feet as mutually determined by Landlord and Tenant, and (iv) otherwise modify the terms and conditions of the Original Lease, all as hereinafter set forth (the Original Lease, as modified by this Second Amendment, the "Lease").

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Second Amendment shall have the respective meanings ascribed to them in the Original Lease.

2. Assignment of Lease. Effective as of Effective Date, the Assignor hereby assigns and transfers to Tenant all of its right, title and interest in and to the Original Lease. Tenant hereby agrees to and does accept the assignment, and in addition, expressly assumes and agrees to keep, perform, and fulfill all the terms, covenants, conditions and obligations required to be kept, performed, and fulfilled by Assignor as the tenant under the Original Lease, arising thereunder from and after the Effective Date. Landlord's consent to the aforesaid assignment is hereby granted on the following terms and conditions:

(a) Assignor represents and warrants to Landlord that as of the Effective Date (a) the Original Lease is in full force and effect; (b) the Original Lease has not been assigned, encumbered, modified, extended or supplemented; (c) Assignor knows of no defense or counterclaim to the enforcement of the Original Lease; (d) Assignor is not entitled to any reduction, offset or abatement of the rent payable under the Original Lease except as expressly set forth in the Original Lease; (e) to Assignor's knowledge, Assignor is not in default of any of its obligations or covenants, and, to Assignor's knowledge, has not breached any of its representations or warranties, under the Original Lease which has not been cured; (f) Landlord has paid all amounts and performed all work required to be paid or performed under the Original Lease in connection with the occupancy of the Premises under the Original Lease; and (g) Landlord is not in default of any of its obligations or covenants under the Original Lease.

(b) Landlord's consent to the assignment does not include consent to any further assignment of the Lease or any subletting of any portion of the Premises, each of which requires Landlord's prior written consent in accordance with the Lease. Further, Landlord represents and warrants to Assignor and Tenant that as of the Effective Date (a) the Original Lease is in full force and effect; (b) to Landlord's knowledge, Assignor is not in default under the Lease; (c) all rent due under the Lease has been paid and is current through December 31, 2018; (d) to Landlord's knowledge, Landlord is not in default of any of its obligations or covenants under the Original Lease, and (e) based solely upon the financial statements that Tenant provided to Landlord (which Tenant certifies to be true and correct), as of the date hereof, Tenant is not required to post the Security Deposit Amount in accordance with Article 6 of the Original Lease (provided, however, that nothing contained herein shall relieve Tenant of its ongoing obligations to satisfy the Net Worth Threshold during the Term of the Lease or to post the Security Deposit Amount if so required in accordance with Article 6).

(c) Assignor and Landlord do hereby mutually release each other, their respective successors and assigns of and from any and all claims, damages, obligations, liabilities, actions and causes of action, of every kind and nature whatsoever arising under or in connection with the Lease from and after the Effective Date, except that nothing herein contained shall be deemed to constitute a release or discharge of Landlord or Assignor with respect to any obligation or liability (a) accrued or incurred under the Lease and outstanding and unsatisfied on the Effective Date, and (b) to a third party (under the insurance and indemnification provisions of the Lease or otherwise) arising prior to, on or after the Effective Date as a result of an event occurring or condition existing prior to or on the Effective Date; provided however, that nothing contained in this subparagraph (c) shall relieve Landlord of its obligations to Tenant under the Original Lease (as amended hereby) from and after Effective Date or relieve Tenant of its obligations to Landlord under the Original Lease (as amended hereby) from and after the Effective Date.

(d) Landlord, Tenant and Assignor hereby acknowledge and agree that pursuant to Section 9.16(a), Landlord's consent to the assignment of the Lease to Tenant, as a Related Entity, does not require Landlord's consent, but Assignor and Tenant have agreed to this Section 2 in consideration of Landlord's agreement to permit the extension of the term of the Lease and the other agreements set forth in this Second Amendment. However, this Section 2 shall not be deemed to be any consent, acknowledgement or agreement by Tenant or Assignor that Landlord's consent is required with respect to any prospective assignment or sublease to another Related Entity or Associated Party; rather, any such transfer shall be governed by the terms of Article 9. Further, and notwithstanding Landlord's consent to this

assignment contemplated by this Second Amendment, there shall be no fees or costs payable to Landlord by either Assignor or Tenant in connection herewith.

(e) Tenant agrees to indemnify, defend, and hold harmless Assignor from and against all claims, actions, losses, damages, attorneys' fees, costs, and expenses (including, without limitation, reasonable attorneys' fees and costs including costs and fees associated with any appeals) that may be paid at any time by Assignor arising out of Tenant's failure to comply with any of the terms, covenants, conditions, and obligations of Assignee under the Lease, which arise on or subsequent to the Effective Date.

(f) Assignor agrees to indemnify, defend, and hold harmless Tenant from and against all claims, actions, losses, damages, attorneys' fees, costs and expenses (including, without limitation, reasonable attorneys' fees and costs including costs and fees associated with any appeals) that may be paid at any time by Tenant arising out of Assignor's failure to comply with any of the terms, covenants, conditions, and obligations of Assignor under the Lease, which arose prior to the Effective Date.

3. Extension of Term. (a) The term of the Original Lease is hereby extended for the period (the "Extension Period") commencing on December 1, 2020 (the "Extension Term Commencement Date") and expiring on November 30, 2030 (the "Extended Expiration Date"), or such earlier date upon which the term may expire or be terminated (or extended) pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Second Amendment. All references in the Original Lease to the Expiration Date shall be deemed to refer to the Extended Expiration Date and all references to "term" or "term of this Lease" or words of similar import shall be deemed to refer to the term of the Original Lease as extended by the Extension Period.

(b) During the Extension Period, Tenant shall lease the Premises upon all of the terms and conditions of the Original Lease, except as provided in this Second Amendment.

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(c) Except as may be expressly provided elsewhere in this Second Amendment, Landlord has no obligation to perform any work, supply any materials, incur any expenses or make any alterations or improvements to the Premises in connection with Tenant's continued occupancy thereof during the Extension Period. However, this Section 3(c) is not intended to vitiate any of Landlord's repair, service and maintenance obligations set forth in the Lease.

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(e) Notwithstanding anything to the contrary contained herein, if in connection with the Renewal Term Remodel (as hereinafter defined) in the 20th Floor Premises, whether before or after Tenant has been given the ACP-5 provided for below, Tenant discovers asbestos or asbestos containing material in the 20th Floor Premises and applicable laws mandate that such asbestos or asbestos containing material be abated, removed, or encapsulated, Landlord shall, at Landlord's sole cost and expense, perform such work to comply with applicable laws ("Landlord's Asbestos Work"), which Landlord's Asbestos Work shall include performing all inspections and testing and delivery of all required reports and certificates as may be required by applicable laws, rules or regulations and/or which shall allow Tenant to obtain its required permits, signoffs and approvals, provided that the Renewal Term Remodel is being performed by Tenant in accordance with approved plans in all material respects. Tenant, at its sole cost and expense, shall be solely responsible for any

abatement, removal, or encapsulation that may be required to comply with any and all applicable laws as the result of Tenant's performance of Alterations which are performed without the consent of Landlord (to the extent such consent is required under the Lease). In addition, Landlord shall at Landlord's cost, provide Tenant with ACP-5 and/or ACP-7 certificate in respect of the 20th Floor Premises within 15 Business Days after Landlord's receipt and approval of Tenant's initial plans for the Renewal Term Remodel in the 20th Floor Premises. If Tenant is unable to use or access all or any portion of the 20th Floor Premises for the conduct of the Renewal Term Remodel solely due to the performance of Landlord's Asbestos Work, and (1) Tenant furnishes a notice to Landlord (the "Asbestos Abatement Notice") stating that Tenant's inability to use such portion of the 20th Floor Premises for the conduct of the Renewal Term Remodel is solely due to the performance of Landlord's Asbestos Work, (2) Tenant does not actually use or occupy the applicable portion of the 20th Floor Premises for the conduct of the Renewal Term Remodel, (3) such condition or delay has not resulted from the acts or omissions of Tenant or any person acting by or through Tenant, and (4) such condition or delay actually delays the date on which Tenant first occupies the applicable portion of the 20th Floor Premises for the ordinary conduct of Tenant's business despite Tenant's diligent efforts to substantially complete the Renewal Term Remodel, then as Tenant's exclusive remedy, (i) if the Tenant is unable to occupy the entire 20th Floor Premises, the 20th Floor Abatement period shall be increased (or to the extent the 20th Floor Abatement period has ended, fixed rent with respect to the 20th Floor Premises shall be abated) by one day for each day during the period commencing on the date Tenant delivers the Asbestos Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies the 20th Floor Premises, and (y) the date on which Landlord substantially completes Landlord's Asbestos Work or (ii) if the Tenant is unable to occupy the a portion of the 20th Floor Premises, the 20th Floor Abatement period shall be increased (on a pro-rata basis) or, if the 20th Floor Abatement period shall have ended, the fixed rent payable with respect to the 20th Floor Premises shall be equitably abated (on a pro-rata basis) during the period commencing on the date Tenant delivers the Asbestos Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies the applicable portion of the 20th Floor Premises, and (y) the date on which Landlord substantially completes Landlord's Asbestos Work. If the Renewal Term Remodel includes any portion of the 19th Floor Premises, then the Landlord's Asbestos Work Obligations shall apply to the 19th Floor Premises and any entitlement to abatement provided for under this Section 4(e) shall similarly apply to the 19th Floor Premises.

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6. Surrendered Premises. (a) On the earlier of (the "Surrender Date") (i) the date upon which Tenant shall remove all of Tenant's moveable personal property and moveable trade fixtures from the Surrendered Premises and vacate same and deliver vacant possession thereof to Landlord in the condition required by the Original Lease and provide written notice thereof to Landlord, and (ii) 30 days after the Temporary Premises Commencement Date, Tenant shall surrender to Landlord, and Landlord shall accept the surrender of, the Surrendered Premises, to the intent and purpose that the estate of Tenant in and to the Surrendered Premises shall be wholly extinguished and that the term of the Original Lease with respect to the Surrendered Premises shall expire on the Surrender Date in the same manner and with the same effect as if such date were the date set forth in the Original Lease for the expiration of the term thereof in respect of the Surrendered Premises. Provided that Landlord has delivered at least thirty (30) days prior written notice to Tenant that the Temporary Premises Work will be completed within thirty (30) days (the "TPW Notice"), then Tenant shall provide Landlord with no less than 30 days prior written notice of the date on which the Surrender Date shall occur. If Landlord fails to deliver the TPW Notice (or if Landlord delivers the TPW Notice less than thirty (30) days prior to the Temporary Space Commencement Date, then Tenant shall not be required to deliver 30 days' notice and instead, Tenant may surrender the Surrendered Premises on five (5) days' notice to Landlord. Prior to the Surrender Date, Tenant shall lease the Surrendered Premises upon all of the terms of the Original Lease applicable to such Surrendered Premises without giving effect to this Second Amendment (including, without limitation, the continued payment of all Rent with respect thereto) and such terms shall separately apply to the Surrendered Premises.

(b) On or before the Surrender Date, time being of the essence with respect to such date, Tenant shall remove all of Tenant's moveable personal property and moveable trade fixtures from the Surrendered Premises and vacate same and deliver vacant possession thereof to Landlord in the condition required by the Original Lease. Notwithstanding anything to the contrary contained herein or in the Original Lease, the parties agree that Tenant shall not have to restore any alterations in the Surrendered Premises, other than the cabling therein and if Tenant does not remove the same, Landlord agrees to remove

such cabling at Tenant's cost. Tenant shall repair all damage to the Building caused by the removal of Tenant's moveable personal property and moveable trade fixtures from the Surrendered Premises in a good and workmanlike manner. Without limiting Tenant's obligations set forth above, any moveable personal property and moveable trade fixtures remaining in the Surrendered Premises after the Surrender Date shall be deemed abandoned by Tenant and Landlord may take possession thereof and retain the same as Landlord's property or dispose of same at Tenant's expense in any manner Landlord determines without accountability therefor to Tenant.

(c) Tenant represents and covenants that nothing has been or will be done or suffered whereby the Original Lease, or the terms or estates thereby granted, or the Surrendered Premises, or any part thereof, or any alterations, decorations, installations, additions and improvements in and to the Surrendered Premises, or any part thereof, have been or will be encumbered in any way whatsoever, and that Tenant owns and has and will have good right to surrender the Surrendered Premises on the Surrender Date, and that no one other than Tenant has acquired or will acquire through or under Tenant any right, title or interest in or to the Surrendered Premises, or any part thereof, or in or to said alterations, decorations, installations, additions and/or improvements or any part thereof.

(d) If Tenant shall fail to surrender the Surrendered Premises pursuant to this Second Amendment, then Tenant shall be deemed to be a holdover in respect of the Surrendered Premises only and be subject to all of Landlord's rights and remedies set forth in the Original Lease and this Second Amendment, and Landlord may separately pursue against Tenant any and all remedies available to it as landlord under the Original Lease or this Second Amendment or otherwise, at law or in equity, solely with respect of the Surrendered Premises without affecting the rights and obligations of Landlord and Tenant under the Lease with respect to the Surrendered Premises.

(e) Landlord shall accept the surrender of the Surrendered Premises as of the Surrender Date and in consideration of such surrender by Tenant and of the acceptance of such surrender by Landlord, Tenant and Landlord do hereby mutually release each other, their respective successors and assigns of and from any and all claims, damages, obligations, liabilities, actions and causes of action, of every kind and nature whatsoever arising under or in connection with the Lease in respect of the Surrendered Premises from and after the Surrender Date, except that nothing herein contained shall be deemed to constitute a release or discharge of Landlord or Tenant with respect to any obligation or liability (i) accrued or incurred under the Original Lease in respect of the Surrendered Premises and outstanding and unsatisfied on the Surrender Date, and (ii) to a third party (under the insurance and indemnification provisions of the Original Lease or otherwise) arising prior to, on or after the Surrender Date in respect of the Surrendered Premises as a result of an event occurring or condition existing prior to or on the Surrender Date.

(f) Landlord and Tenant shall promptly prepare, execute and file such returns, affidavits and other documentation, if any, as may be required in connection with any real property transfer tax that may become, or may be asserted to be or become due, owing or imposed in connection with this Second Amendment at any time by the City of New York or the State of New York or any agency or instrumentality of such City or State; provided, however that any such taxes due shall be the sole obligation Landlord. The provisions of this Section 5(f) shall survive the expiration or earlier termination of this Second Amendment.

7. Tenant Improvements; Landlord's Contribution. (a) Any work to be performed by Tenant in connection with Tenant's continued occupancy of the 19th Floor Premises and Tenant's initial occupancy of the 20th Floor Premises shall be hereinafter referred to as the "Renewal Term Remodel", which shall, at Tenant's option include the installation of an interconnecting staircase between the 19th Floor Premises and the 20th Floor Premises (the "Staircase Work"). Tenant shall perform the Renewal Term Remodel and the Staircase Work in accordance with the terms of the Lease, including without limitation, Article 13. In connection with the Renewal Term Remodel and the Staircase Work Tenant shall pay to Landlord within 10 days after demand, all reasonable out-of-pocket costs actually incurred by Landlord and payable to third-parties in connection with the review of Tenant's plans for the Renewal Term Remodel and the Staircase Work, as applicable, not to exceed $10,000 in the aggregate. Notwithstanding the foregoing, or anything in the Lease to the contrary, including, without limitation, Article 13 thereof, Landlord shall not charge Tenant any supervisory fee, construction management fee or any other surcharge or administrative fee with respect to the Renewal Term Remodel and Staircase Work, provided, however that Tenant shall be obligated to reimburse Landlord within thirty (30) days after written demand for the provision of afterhours Building personnel during the performance of the Renewal Term Remodel or the Staircase Work, as applicable, or to operate elevators or otherwise to facilitate the Renewal Term Remodel or the Staircase Work afterhours, subject to the provisions of Section 7(c) below. Landlord's current rate sheet for afterhours Building services is attached hereto as Exhibit D, which rates are subject to change from time to time.

(b) Notwithstanding anything in the Lease to the contrary, Tenant shall be obligated to remove any interconnecting staircase and close any slab penetrations performed by Tenant. Notwithstanding any of the foregoing to the contrary, Tenant shall have the right not to perform such staircase removal and slab closing (such work, collectively the "Staircase Removal Work") by providing notice to Landlord at least 6 months prior to the Extended Expiration Date and by paying Landlord the actual reasonable out-of-pocket cost of performing such work within 30 days after demand therefor, which obligation shall expressly survive the Extended Expiration Date or sooner termination of the Term. In furtherance of the preceding sentence, at Landlord's election, within 30 days following request from Landlord, and as a condition precedent to Landlord's obligation to perform the Staircase Removal Work, Tenant shall deposit with Landlord, in cash, an amount equal to the estimated cost, as reasonably determined by Landlord, of the performance the Staircase Removal Work without Landlord markup or Landlord profit (such amount, the "Estimated Staircase Removal Work Amount"). Any Estimated Staircase Removal Work Amount deposited with Landlord pursuant to the immediately preceding sentence shall be applied by Landlord to the performance of the Staircase Removal Work. If Landlord performs the Staircase Removal Work, Landlord shall reconcile the actual cost of the performance of the Staircase Removal Work compared with the Estimated Staircase Removal Work Amount deposited by Tenant with Landlord, and upon the determination of any overpayment or underpayment by Tenant, as the case may be, Landlord shall pay to Tenant any overpayment, or Tenant shall pay to Landlord any

underpayment, as applicable, within 30 days after such determination and, if applicable, Tenant's receipt of a reasonably detailed invoice therefor from Landlord.

(c) With regard to any afterhours use of the freight elevator, Tenant shall not be required to pay for the first one hundred (100) hours of overtime freight elevator use (subject to minimum usage requirements) in connection with Tenant's initial move into the 20th Floor Premises, the 23rd Floor Premises, its move out of the Surrendered Premises and Tenant's Renewal Term Remodel.

[redacted]

[redacted]

(e) Landlord shall make progress payments to Tenant on a monthly basis, for the work performed during the previous month, up to 90% of Landlord's Contribution. Provided that Tenant delivers requisitions to Landlord on or prior to the 10th day of any month, such progress payments shall be made within 45 days next following the delivery to Landlord of requisitions therefor, signed by the chief financial officer of Tenant, and shall be accompanied by (i) copies of partial waivers of lien from all contractors, subcontractors, and material suppliers covering all work and materials for which Tenant is seeking reimbursement, (ii) a certification from Tenant's architect that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord and (iii) such other documents and information as Landlord may reasonably request. Any requisitions made following the 10th day of any month shall be paid no later than the last day of the month following the month in which such requisitions are made. Landlord shall disburse any amount retained by it hereunder upon submission by Tenant to Landlord of Tenant's requisition therefor accompanied by all documentation required under this Section 6.(c), together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for the Renewal Term Remodel and/or Staircase Work, as applicable, by governmental authorities having jurisdiction thereover, (B) final "as-built" plans and specifications for the Renewal Term Remodel and/or Staircase Work, as applicable as required pursuant to Article 13 of the Lease, (C) reasonable and customary evidence of all amounts expended by it for the Renewal Term Remodel and/or Staircase Work, as applicable (including "soft costs"), and (D) issuance of final lien waivers by all contractors, subcontractors and material suppliers covering all of the Renewal Term Remodel and/or Staircase Work, as applicable. The right to receive Landlord's Contribution is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or other person or entity.

(f) If Landlord fails to pay any amount which is due and payable to Tenant under this Section 7 on the due date therefor (which is not subject to a good faith dispute between Landlord and Tenant, it being understood that if Landlord disputes in good faith a portion of any requisition, Landlord shall in all events timely pay the portion thereof that is not in dispute) and such failure continues for 30 days after Tenant notifies Landlord of such failure (which notice shall state that Tenant intends to set-off such amount against the next installment of Rent unless Landlord pays such amount to Tenant) and provided no event of default in respect of a monetary payment has occurred and is continuing, then Tenant may set off such amount (to the extent not subject to dispute and to the extent that Tenant has, in fact, expended such amount or such amount is then due and owing) against the next installments of rent coming due. During the pendency of any dispute, Tenant shall have no right to set off said disputed amounts.

8. Renewal Term

(a) Tenant shall have the right to renew the Term for the Renewal Premises (as hereinafter defined) for one renewal term of 5 years (the "Renewal Term") commencing

on the day after the expiration of the Extension Period (the "Renewal Term Commencement Date") and ending on the day preceding the 5 year anniversary of the Renewal Term Commencement Date, unless the Renewal Term shall sooner terminate pursuant to any of the terms of the Lease or otherwise. The Renewal Term shall commence only if (a) Tenant notifies Landlord (the "Exercise Notice") of Tenant's exercise of such renewal right not later than 15 months prior to the Extended Expiration Date, (b) at the time of the exercise of such right and immediately prior to the Renewal Term Commencement Date, Tenant shall not be in default beyond the expiration of any applicable notice and cure periods set forth in the Lease of any of the terms, conditions or covenants contained in the Lease, and (c) the Occupancy Threshold is satisfied at the time the Exercise Notice is given. Time is of the essence with respect to the giving of the Exercise Notice. The Renewal Term shall be upon all of the agreements, terms, covenants and conditions of the Lease, except that (x) the fixed rent shall be determined as provided in Section 8(b), and (y) Tenant shall have no further right to renew the Term. Upon the commencement of the Renewal Term, (1) the Renewal Term shall be added to and become part of the term of the Lease, (2) any reference to "this Lease", the "term of this Lease" or any similar expression shall be deemed to include the Renewal Term, and (3) the expiration of the Renewal Term shall become the Expiration Date. Any termination, cancellation or surrender of the entire interest of Tenant under this Lease at any time during the Term shall terminate any right of renewal of Tenant hereunder.

(b) For the purposes of this Section, the term "Renewal Premises" shall consist of (i) the entire 19th Floor Premises and 20th Floor Premises or (ii) the entire 19th Floor Premises and 20th Floor Premises, plus, at Tenant's sole option, any or all of the 18th floor space then leased by Tenant (if Tenant shall have theretofore leased same from Landlord pursuant to Section 9 below), the entire 23rd Floor Premises (if Tenant shall have theretofore leased same from Landlord pursuant to Section 5(h) above) and/or the 24th floor space then lease by Tenant (if Tenant shall have theretofore leased same from Landlord pursuant to Section 9 below). Tenant shall include a description of the Renewal Premises in the Exercise Notice and Tenant's failure to do so shall be deemed an election to renew the Term in respect of the entirety of the then demised premises.

[redacted]

[redacted]

[redacted]

[redacted]



[redacted]

10. Modifications. Effective as of the Effective Date, the Original Lease is modified as follows:

[redacted]

(b) Section 9.18 the Original Lease shall be amended by deleting subparagraph (c) therein and replacing it as follows "(c) the aggregate amount of "desk space" used by related business associates which are not also a Related Entity in the Demised Premises does not exceed 10% of the rentable square feet thereof at any one time."

11. Brokerage. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Second Amendment other than RXR Property Management LLC and CBRE, Inc. (collectively, the "Brokers) and that, to the best of its knowledge, no other broker negotiated this Second Amendment or is entitled to any fee or commission in connection herewith. Landlord shall pay the Brokers any commission which may be due in connection with this Second Amendment pursuant to a separate agreement. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than the Brokers) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Second Amendment, or the above representation being false. The provisions of this Section 11 shall survive the expiration or earlier termination of the term of the Lease.

12. Financial Reports. Tenant shall provide to Landlord audited financial statements within 150 days after the Effective Date and shall thereafter provide Landlord with audited financial statements on an annual basis, by April 30th of each subsequent year.

13. Miscellaneous. (a) Landlord hereby agrees to use reasonable efforts to obtain for Tenant, at no cost to Landlord, a subordination, non-disturbance and attornment agreement (an "**SNDA**") from all existing mortgagees, in the standard form customarily employed by such Mortgagees. Landlord shall pay any fees charged by Landlord's existing lender to deliver an SNDA to Tenant.

(b) Except as set forth herein, nothing contained in this Second Amendment shall be deemed to amend or modify in any respect the terms of the Original Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Second Amendment and the terms of the Original Lease, the terms of this Second Amendment shall be controlling and prevail.

(c) This Second Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

(d) This Second Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. An executed counterpart of this Second Amendment transmitted by facsimile, email or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of this Second Amendment and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.

(e) This Second Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have delivered a fully executed counterpart of this Second Amendment to Tenant. Landlord and Tenant each represents and warrants to the other that it has full right and authority to enter into this Second Amendment and all required consents and approvals have been obtained.

(f) This Second Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.

(g) This Second Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

(h) The captions, headings, and titles in this Second Amendment are solely for convenience of reference and shall not affect its interpretation.

Balance of page intentionally left blank.
Signatures appear on following page.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year first above written.

LANDLORD:

RXR HB OWNER, LLC

By: ______________________
Name: Richard J. Conniff
Title: Authorized Person

TENANT:

HUNT CAPITAL HOLDINGS LLC

By: ______________________
Name:
Title:

ASSIGNOR:

HUNT COMPANIES, INC.

By: ______________________
Name:
Title:

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year first above written.

LANDLORD:

RXR HB OWNER, LLC

By: ______________________________
Name:
Title:

TENANT:

HUNT CAPITAL HOLDINGS LLC

By: ______________________________
Name: MICHAEL LARSEN
Title: CFO

ASSIGNOR:

HUNT COMPANIES, INC.

By: ______________________________
Name: Daniel Singer
Title: EVP

EXHIBIT A

20TH FLOOR PREMISES FLOOR PLAN

The floor plan that follows is intended solely to identify the general location of the 20th Floor Premises and should not be used for any other purpose. All areas, dimensions, and locations are approximate, and any physical conditions indicated may not exist as shown.


20TH FLOOR
LEASE EXHIBIT - FLOOR PLAN

EXHIBIT B

23RD FLOOR PREMISES FLOOR PLAN

The floor plan that follows is intended solely to identify the general location of the 23rd Floor Premises and should not be used for any other purpose. All areas, dimensions, and locations are approximate, and any physical conditions indicated may not exist as shown.


23RD FLOOR
LEASE EXHIBIT 'B'
FLOOR 23
230 PARK AVENUE
NEW YORK, NEW YORK

EXHIBIT C

TEMPORARY PREMISES WORK

The following work (unless otherwise specifically provided herein) shall be of material, manufacture, design, capacity, quality, finish and color of the standard adopted by Landlord for the Building and, where quantities are hereinafter specified, such quantities shall include any existing installations to the extent useable and used in the performance of such work.

Landlord, at Landlord's sole cost and expense, shall provide new prebuilt space in accordance with the layout attached hereto. Further, Landlord and Tenant hereby agree to work together in good faith and to reasonably agree upon those portions of the 23rd Floor Premises which shall be furnished with building standard carpet by Landlord at Landlord's cost as a part of the Temporary Premises Work.

23RD FLOOR PRE-BUILT: UNDER CONSTRUCTION


46TH STREET
45TH STREET

23RD FLOOR PRE-BUILT: MODIFIED


46TH STREET
45TH STREET

CONSTRUCTION SERVICES

23RD FLOOR PREBUILT
TEST FIT

FLOOR 23
230 PARK AVENUE
NEW YORK, NEW YORK

DS-1

EXHIBIT D

CURRENT BUILDING SERVICES RATE SHEET

RXR

TENANT RATE SHEET

2019
230 Park Avenue

Staff Service	Straight Time	Overtime
Porter	$87.42	$131.13
Patrol Officer	$72.10	$108.15
Engineer	$104.90	$157.35
Freight Service		$200.00

Hourly rates are subject to a minimum half hour charge, weekdays from 8 AM to 5 PM, and a four hour minimum on Saturdays, Sundays and holidays.
All requests for Freight Service must be submitted in writing by 3 PM and are subject to availability
All after hour freight charges will begin at 5pm on weekdays

Cleaning Services and Supplies

Paper Bin	$105.00 per bin
Metal Bin	$115.00 per bin

Contact Alliance Cleaning LLC at 212-682-7868

After Hours Air Conditioning and Heating

$550.00 per hour Rate is Per Tenant by Floor

NOTE: **There is a 4-hour minimum for any Overtime HVAC requests. Any cancellations are subject to a fee of a minimum of 4-hours.**

All requests for after hours HVAC must be in writing and be submitted prior to 3:00 PM.
Requests for HVAC on weekends must be submitted by 3:00 PM on Friday

Identification Cards

Building Access Card	$35.00 Replacement cost
Symmetry Blue Phone App	$20.00 Initial Activation and Replacement App Cost

Reset Electrical Breaker

Reset breaker	$35.00 per breaker

Lamp Replacement

Standard Fluorescent Lamp	$57.00 per lamp
Standard Incandescent Bulb	$58.00 per bulb

Note: Specialty lamps, ballasts and other repairs subject to labor cost at $104.90 / hour and cost of materials
Prices include disposal of used bulbs and lamps

Key Replacement

Cost for standard keys	$14.00 per key
Key Assistance	$29.50 per occurrence

All work on office and retail shop signs, lettering and identification will be done by outside contractors
All signs, lettering and other forms of identification will be required to follow Building Standards
All proposed signage and or lettering must be submitted for Owner's approval

All prices are subject to applicable sales tax.

Services provided by the Property Management Office through third party vendors are subject to an administrative fee of 25%

All contracted services in the Building must be from the approved contractors list and a certificate of insurance must be submitted to the Property Management Office prior to the start of any work or service

RXR HB OWNER, LLC
c/o RXR Realty LLC
625 RXR Plaza
Uniondale, New York 11556

December 31st, 2019

Hunt Capital Holdings LLC
230 Park Avenue, 19th Floor
New York, New York 10169

ORIX Real Estate Capital Holdings, LLC
10 W. Broad Street, 8th Floor
Columbus, Ohio 43215

RE: CONSENT TO ASSIGNMENT AND LICENSE

"Building":	230 Park Avenue, New York, New York
"Premises":	The entire 19th and 20th floors of the Building and temporarily the entire 23rd floor of the Building
"Licensed Space":	A portion of the Premises
"Landlord":	RXR HB OWNER, LLC
"Assignor":	Hunt Capital Holdings LLC
"Assignee":	ORIX Real Estate Capital Holdings, LLC
"Lease":	Lease dated as of September 9, 2014, between Landlord's predecessor-in-interest, 230 Park Avenue Holdco LLC, and Assignor's predecessor-in-interest, Hunt Companies, Inc., as amended by Amendment to Lease dated as of July 17, 2017 and Assignment and Second Amendment to Lease dated as of December 21, 2018, as same may hereafter be amended, modified, extended or restated from time to time.
"Assignment":	Assignment and Assumption of Lease dated as of December ___, 2019, between Assignor and Assignee, a copy of which is annexed hereto, as same may be amended, modified, extended or restated from time to time, as may be permitted hereunder.
"License":	License Agreement dated as of December ___, 2019, between Assignor and Assignee, a copy of which is annexed hereto, as

same may be amended, modified, extended or restated from time to time, as may be permitted hereunder.

Ladies/Gentlemen:

You have requested our consent to (i) the assignment of the Lease pursuant to the Assignment and (ii) the License of the Licensed Space by Assignor immediately following such Assignment. Such consent is hereby granted on the terms and conditions, and in reliance upon the representations and warranties, set forth in this letter (this "Agreement").

1. Assignor represents and warrants to Landlord that (a) the Lease is in full force and effect; (b) the Lease has not been assigned, encumbered, modified, extended or supplemented (except pursuant to that certain Amendment to Lease dated as of July 17, 2017, that certain Assignment and Second Amendment of Lease dated as of December 21, 2018 between Landlord, Assignor and Hunt Companies, Inc. and the Assignment); (c) Assignor knows of no defense or counterclaim to the enforcement of the Lease; (d) Assignor is not entitled to any reduction, offset or abatement of the rent payable under the Lease except as expressly set forth in the Lease; (e) Assignor is not in default of any of its obligations or covenants, and has not breached any of its representations or warranties, under the Lease; (f) Landlord has paid all amounts and performed all work required to be paid or performed under the Lease in connection with the initial occupancy of the Premises under the Lease; and (g) Landlord is not in default of any of its obligations or covenants under the Lease.

2. Assignor and Assignee each represents and warrants to Landlord that (a) a true and complete copy of the Assignment is attached hereto, (b) the Assignment constitutes the complete agreement between Assignor and Assignee with respect to the subject matter thereof, (c) a true and complete copy of the License is attached hereto, (d) the License constitutes the complete agreement between Assignor and Assignee with respect to the subject matter thereof, and (e) no rent or other consideration is being paid to Assignee by Assignor for the License or for the use, sale or rental of Assignee's fixtures, leasehold improvements, equipment, furniture or other personal property except as set forth in the License.

3. (a) Landlord's obligations under the Lease are governed only by the Lease and this Agreement. Landlord shall not be bound or estopped by any provision of the Assignment, including any provision purporting to impose any obligations upon Landlord. Nothing contained herein shall be construed as a consent to, approval of, or ratification by Landlord of, any of the particular provisions of the Assignment or any plan or drawing referred to or contained therein. Landlord has not reviewed or approved any provision of the Assignment.

(b) In respect of the Licensed Space, Landlord's obligations to Assignee are governed only by the Lease and this Agreement and Landlord's obligations to Assignor are only as expressly provided in this Agreement. Landlord shall not be bound or estopped by any provision of the License, including any provision purporting to impose any obligations upon Landlord. Nothing contained herein shall be construed as a consent to, approval of, or ratification by Landlord of, any of the particular provisions of the License or any plan or drawing referred to or contained therein. Landlord has not reviewed or approved any provision of the License. Notwithstanding anything to the contrary contained in the License, the term of the License shall end no later than the day that is one day prior to the Extended Expiration Date (as defined in the Lease).

4. The License shall be subject to and subordinate to the Lease and this Agreement. Neither Assignor nor Assignee shall take, permit or suffer any action which would violate the provisions of the Lease or this Agreement.

5. If Assignor or Assignee violates any of the terms of this Agreement, or if any representation by Assignor or Assignee in this Agreement is untrue in any material respect, or if Assignor or Assignee takes any action which would constitute a default under the Lease, then Landlord may declare the Lease to be in default and avail itself of all remedies provided at law or equity or in the Lease with respect to defaults (subject to any applicable notice and cure rights expressly provided in the Lease).

6. If the Lease is terminated prior to the stated expiration date provided therein, the License, shall likewise terminate on the date of such termination. In connection with such termination, Assignor, at its sole expense, shall surrender the Licensed Space to Landlord in the manner provided for in the Lease, including the removal of all its personal property from the Licensed Space and from any part of the Building to which it is not otherwise entitled to occupancy and repair all resulting damage to the Licensed Space and the Building. Except as otherwise provided in the Lease, Landlord shall have the right to retain any property and personal effects which remain in the Licensed Space or the Building on the date of termination of the License, without any obligation or liability to Assignor, and to retain any net proceeds realized from the sale thereof, without waiving Landlord's rights with respect to any default by Assignee under the Lease or Assignor under the foregoing provisions of this paragraph and the provisions of the Lease and the License. If Assignor shall fail to vacate and surrender the Licensed Space in accordance with the provisions of this paragraph, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, and any such holding over shall be deemed a default under the Lease and a holding over by Assignee with respect to the entire Premises under the Lease. In addition, Assignor agrees that it will not seek, and it expressly waives any right to seek, any stay of the prosecution of, or the execution of any judgment awarded in, any action by Landlord to recover possession of the Licensed Space. Assignor may not vacate the Licensed Space on a Saturday, Sunday or a holiday. If the License terminates on a Saturday, Sunday or a holiday, Assignor must comply with this paragraph by the end of the preceding business day. This paragraph shall survive the earlier termination of the Lease and the License.

7. Assignor and Assignee each agrees:

(a) none of Landlord's shareholders, partners, members, managers, directors, officers, agents or employees, directly or indirectly, shall be liable for Landlord's performance under the Lease or this Agreement;

(b) Landlord's liability under the Lease and this Agreement shall be limited to Landlord's interest in the Building (as defined in the Lease);

(c) it will not seek to satisfy any judgment against Landlord out of the assets of any person or entity other than Landlord (but only to the extent provided in clause (b) above); and

(d) the obligations of Landlord under this Agreement and the Lease shall not be binding upon Landlord after the sale, conveyance, assignment or transfer by Landlord of its interest in the Building, and Assignor and/or Assignee shall look solely to the transferee for the satisfaction of such

obligations. Any such transferee shall be deemed to have assumed all of Landlord's obligations under this Agreement accruing after the date of such transfer.

8. Except as specifically set forth herein, nothing herein contained shall be construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions of the Lease, or to waive any breach thereof, or any rights of Landlord against any person, firm, association or corporation liable or responsible for the performance thereof, or to enlarge or increase Landlord's obligations under the Lease. Except as specifically set forth herein, all covenants, agreements, terms, provisions and conditions of the Lease are being hereby mutually declared to be in full force and effect and binding on Assignee.

9. Assignor and Assignee, jointly and severally, indemnify Landlord against, and hold it harmless from, all costs, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of any claims for brokerage commissions, finders fees or other compensation in connection with the Assignment, the License or procuring possession of the Premises and/or the Licensed Space or for any real estate transfer taxes which may be due with respect to the Assignment. Assignor and Assignee, at their sole expense, may defend any such claim with counsel reasonably acceptable to Landlord and settle any such claim at their expense, but only Landlord may approve the text of any stipulation, settlement agreement, consent order, judgment or decree entered into on its behalf. The provisions of this paragraph shall survive the expiration or sooner termination of the Lease.

10. Assignor and Assignee, jointly and severally, agree to indemnify Landlord against, and hold it harmless from any and all losses, costs, expenses, claims and liabilities including, but not limited to, reasonable counsel fees, arising from any accident, injury or damage whatsoever caused to any person or entity or to the property of any person or entity and occurring during the term of the License in or about the Licensed Space. If any proceeding is brought against Landlord by reason of any such claim, Assignor and Assignee, jointly and severally, shall be responsible for Landlord's costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith. If any action or proceeding is brought against Landlord by reason of any such claims, Assignor and/or Assignee, upon written notice from Landlord, shall, at Assignor's and Assignee's sole cost and expense, resist or defend such action or proceeding using counsel reasonably approved by Landlord, but may not settle any such claim without Landlord's prior written approval, not to be unreasonably withheld or delayed. The provisions of this paragraph shall survive the expiration or earlier termination of the term of the License or the Lease. The indemnity and any right granted to Landlord pursuant to this paragraph shall be in addition to, and not in limitation of, Landlord's rights under the Lease. Assignor shall continue to name the Landlord as an additional insured on all liability insurance policies.

11. Landlord's consent to the Assignment does not include consent to any further assignment of the Lease or any subletting of any portion of the Premises, each of which requires Landlord's prior written consent in accordance with the Lease. Landlord's consent to the License does not include consent to any modification, supplement or amendment of the License, or to any assignment of the License or further subletting or licensing of the Licensed Space, each of which requires Landlord's prior written consent. Assignee shall give Landlord prompt written notice if the License terminates prior to its stated term.

12. (a) (i) Neither the execution and delivery of this Agreement or the Assignment, nor any acceptance of rent or other consideration from Assignee by Landlord or an

agent of Landlord, shall operate to waive, modify, impair, release or in any manner affect Assignor's liability or obligations and (ii) Assignor shall remain jointly and severally liable and responsible with Assignee for the due keeping, performance and observation of all covenants, agreements, terms, provisions and conditions set forth in the Lease (regardless of whether arising prior to or after the Assignment) on the part of the tenant to be kept, performed and observed and for the payment of the fixed rent, additional rent and all other sums heretofore, now and/or hereafter becoming payable thereunder, notwithstanding any future amendment to or modification of the Lease (including, without limitation, any increase in the rents payable thereunder or extension of the term thereof).

(b) Neither the execution and delivery of this Agreement or the License, nor any acceptance of rent or other consideration from Assignor by Landlord or an agent of Landlord, shall operate to waive, modify, impair, release or in any manner affect Assignee's liability or obligations under the Lease or Assignor's liability or obligations under the License. Licensor and Licensee each agrees that any additional services required and authorized by Assignor are deemed to be authorized by Assignee, and the charges for such additional services that are assessed by Landlord constitute additional rent payable under the Lease.

13. If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Agreement or the Lease and the terms of the Assignment, then the terms, covenants and conditions of this Agreement or the Lease shall prevail. If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Agreement or the Lease and the License, then the terms, covenants and conditions of this Agreement or the Lease shall prevail. If there shall be any conflict or inconsistency between this Agreement and the Lease, then the terms, covenants and conditions of this Agreement shall prevail.

14. The Lease and this Agreement constitute the entire agreement of the parties with respect to Landlord's consent to the Assignment and the License. This Agreement may not be changed except in writing signed by the party to be charged.

15. All statements, notices and other communications given pursuant to this Agreement must be in writing and must be delivered in accordance with the provisions of Article 32 of the Lease, addressed to Landlord as provided in the Lease, and to the other parties at their addresses set forth above, or, if to Assignee, at the Building, or at such other address as any party may designate upon not less than 10 days prior notice given in accordance with the Lease. Any such communication shall be deemed delivered as provided in the Lease.

16. Landlord's rights and remedies under this Agreement shall be in addition to every other right or remedy available to it under the Lease, at law, in equity or otherwise and Landlord shall be able to assert its rights and remedies at the same time as, before, or after its assertion of any other right or remedy to which it is entitled without in any way diminishing such other rights or remedies. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity and enforceability of any other provision of this Agreement.

17. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except as provided in Paragraph 7(d) above, and except that it shall not inure to the benefit of any successor or assign of Assignor or Assignee whose status was acquired in violation of the Lease or this Agreement.

18. Each of Landlord, Assignor and Assignee represents that it is duly authorized to execute and deliver this Agreement on behalf of such party and that it has full power and authority to enter into this Agreement.

19. Assignor and Assignee each agrees jointly and severally to pay, upon demand, Landlord's reasonable out-of-pocket fees and disbursements incurred in connection with and related to the preparation and execution of this Agreement.

20. This Agreement will be construed and governed by New York law.

21. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of this Agreement shall be deemed the equivalent of the delivery of the original.

22. **EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY CAUSE OF ACTION ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.**

Please acknowledge your agreement to the terms and conditions of this Agreement by signing the copy of this Agreement enclosed herewith and returning it to the Landlord. You may consider Landlord's consent to be effective upon your receipt of a fully executed copy of this Agreement.

Very truly yours,

RXR HB OWNER LLC, Landlord

By: ______________________
Name: Frank Pusinelli
Title: Authorized Person

Agreed to:

HUNT CAPITAL HOLDINGS LLC, Assignor

By: ______________________
Name: Kara Harchuck
Title: Executive Vice President/ General Counsel

ORIX REAL ESTATE CAPITAL HOLDINGS, LLC, Assignee

By: ______________________
Name:
Title:

Please acknowledge your agreement to the terms and conditions of this Agreement by signing the copy of this Agreement enclosed herewith and returning it to the Landlord. You may consider Landlord's consent to be effective upon your receipt of a fully executed copy of this Agreement.

Very truly yours,

RXR HB OWNER LLC, Landlord

By: ______________________
Name: Frank Rusinelli
Title: Authorized Person

Agreed to:

HUNT CAPITAL HOLDINGS LLC, Assignor

By: ______________________
Name: Kara Harchuck
Title: Executive Vice President/ General Counsel

ORIX REAL ESTATE CAPITAL HOLDINGS, LLC, Assignee

By: ______________________
Name: Nicholas Gesue
Title: Chief Executive Officer

EXHIBIT A

ASSIGNMENT

Attached

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

FOR VALUE RECEIVED, HUNT CAPITAL HOLDINGS, LLC, a Delaware limited liability company ("**Assignor**") hereby assigns, conveys, transfers and sets over to ORIX REAL ESTATE CAPITAL HOLDINGS, LLC, a Delaware limited liability company ("**Assignee**"), its successors and assigns, all of the right, title and interest of Assignor in, to and under that certain Lease dated as of September 9, 2014, between Landlord's predecessor-in-interest, 230 Park Avenue Holdco LLC, and Assignor's predecessor-in-interest, Hunt Companies, Inc., as amended by Amendment to Lease dated as of July 17, 2017 and Assignment and Second Amendment to Lease dated as of December 21, 2018 (as same may hereafter be amended, modified, extended or restated from time to time, collectively, the "**Lease**") made by and between RXR HB OWNER, LLC, as landlord, ("**Landlord**") and Assignor, as Tenant, covering the entire 19th and 20th floors located at 230 Park Avenue, New York, NY 10169, together with all options, rights, contracts, licenses, permits, deposits and profits appurtenant to or related to the Lease.

1. Assignee hereby accepts the foregoing assignment and assumes all of the obligations of Assignor as Tenant under the Lease accrued from and after the date hereof and agrees, for the benefit of Assignor, its successors and assigns, and for the benefit of Landlord, its successors and assigns, to pay, perform, discharge when due and otherwise satisfy in due course all of such obligations and liabilities of the Assignor under and in accordance with the provisions of the Lease.

2. Assignor shall remain liable for all of Assignor's obligations under the Lease that accrued prior to the date hereof. Assignor hereby agrees to indemnify, defend, and hold harmless Assignee from and against any and all claims, actions, losses, damages, attorneys' fees, costs and expenses (including, without limitation, reasonable attorneys' fees) arising under the Lease prior to the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment and Assumption of Lease Agreement as of _________ ___, _______.

ASSIGNOR: HUNT CAPITAL HOLDINGS, LLC, a Delaware limited liability company By: Kara Harchuck, authorized signature Name: Kara Harchuck Title: Executive Vice President/General Counsel	
ASSIGNEE: ORIX REAL ESTATE CAPITAL HOLDINGS, LLC, a Delaware limited liability company By:____________________, authorized signature Name: Title:	

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment and Assumption of Lease Agreement as ___________ __, _______.

ASSIGNOR: HUNT CAPITAL HOLDINGS, LLC, a Delaware limited liability company By:__________________, authorized signature Name: Kara Harchuck Title: Executive Vice President/General Counsel	
ASSIGNEE: ORIX REAL ESTATE CAPITAL HOLDINGS, LLC, a Delaware limited liability company By:__________________, authorized signature Name: Nicholas Gesue Title: Chief Executive Officer	

EXHIBIT B

LICENSE

Attached

[redacted]

EXHIBIT B

Fixed Rent

YEAR	ANNUAL FIXED RENT PSF	MONTHLY FIXED RENT	TOTAL ANNUAL FIXED RENT
Rent Commencement Date - Expiration Date	$60.00	$54,310.00	$651,720.00

EXHIBIT C

Floor Plan of Sublet Premises (Suite B)


Sublet Premises
SUITE A
10,775 RSF
(5) windowed offices
(1) 12-person conference room
(1) 8-person meeting room
(1) 5-person meeting room
(3) internal phone rooms
open seating with room for 40+
Wet pantry
Reception
SUITE B
10,862 RSF
(4) windowed offices
(3) 8-person conference rooms
(2) internal phone rooms
open seating with room for 52+
Wet pantry
Reception

EXHIBIT D

Guaranty

DATE:	____________________________, 2024
GUARANTOR:	SIMPLIFY INVENTIONS, LLC
SUBLESSEE:	THE ARENA GROUP HOLDINGS, INC.
SUBLESSOR:	LUMENT REAL ESTATE CAPITAL HOLDINGS, LLC
SUBLET PREMISES:	A portion of the 19th Floor, known as Suite B, 230 Park Avenue, New York, New York 10169

THIS GUARANTY, dated as of the date set forth above made by the undersigned, whose principle place of business is set forth below (together, "Guarantor") for the benefit of the Sublessor set forth above, having an office at 2001 Ross Avenue, Suite 1900, Dallas, Texas 75201.

WHEREAS, Guarantor is the sole member of the Sublessee;

WHEREAS, Guarantor has requested that Sublessor enter into a Sublease (the "Sublease") of a portion of the 19th Floor known as Suite B (the "Sublet Premises") in the building known as and located at 230 Park Avenue, New York, New York 10169 (the "Building");

WHEREAS, Guarantor will receive economic benefits by virtue of the Sublease from the business Sublessee will be conducting at the Sublet Premises; and

WHEREAS, Sublessor is unwilling to enter into the Sublease unless the Guarantor enters into this Guaranty.

NOW, THEREFORE, to induce Sublessor to enter into the Sublease with Sublessee, and for other good and valuable consideration, each to the other in hand paid, the receipt and sufficiency of which being hereby acknowledged, and in consideration of the Premises, Guarantor for itself and Guarantor's successors and assigns, covenants and agrees as follows:

1. All terms not otherwise defined in this Guaranty shall have the same meaning that they have in the Sublease.

2. (a) Guarantor, for itself and Guarantor's successors and assigns, absolutely, irrevocably and unconditionally, guarantees to Sublessor, its successors and assigns, (i) the fall and faithful payment and performance and observance of all obligations to be performed and observed by Sublessee under the Sublease, including, without limitation, the prompt and punctual payment of all Fixed Rent, additional rent and other sums payable under the Sublease, including, without limitation, reasonable costs of successful collection and successful enforcement (including reasonable legal fees and disbursements), with the same force and effect as if Guarantor had been signatory to the Sublease, jointly and severally liable thereunder with Sublessee and (ii) the payment to Sublessor of any and all damages arising from the rejection of the Sublease in a bankruptcy or insolvency proceeding.

(b) The guaranteed obligations shall include, without limitation, Fixed Rent and additional rent, claims in any bankruptcy or insolvency proceeding, late charges, interest, reasonable costs of collection and enforcement (including reasonable legal fees and disbursements) and damages for any failure by Sublessee to pay or perform any of its obligations under the Sublease.

(c) The term "Sublessee" means all persons or entities at any time holding the Sublessee's interest in the Sublease, including, without limitation, the Sublessee named in the Sublease, its successors and assigns, a trustee of a Sublessee's estate in any bankruptcy or insolvency proceeding, an assignee of Sublessee's interest in the Sublease by assignment pursuant

to any bankruptcy or insolvency laws, and their respective successors and permitted assigns, not- withstanding that the Sublessee named in the Sublease may no longer be in possession and that the Sublessor may not have consented to such assignment.

4. (a) The validity and enforceability of this Guaranty and the obligations of Guarantor hereunder shall not terminate and not be affected or impaired by reason of the invalidity or unenforceability of the Sublease or any provision thereof, by reason of the commencement or continuation of any bankruptcy or insolvency action or proceeding or the granting of relief thereunder, including, without limitation, the granting of any stay or limitation on the collection of rent or other rights and remedies of Sublessor, the rejection of the Sublease by a trustee in a bankruptcy or insolvency proceeding, the assertion by Sublessor against Sublessee (or Sublessor's failure, waiver or delay in asserting) of any of the rights or remedies reserved to Sublessor pursuant to the provisions of the Sublease, or allowed at law or in equity.

(b) Without limiting the generality of the foregoing, the obligations of Guarantor under this Guaranty shall not be affected or impaired by (i) the release or discharge of Sublessee in bankruptcy or other insolvency proceeding, (ii) the impairment, limitation or modification of Sublessee's liability or estate, or of any remedy for the enforcement of Sublessee's

obligations under the Sublease, in any bankruptcy or other insolvency proceeding or by the operation of any present or future provisions of bankruptcy laws or other

statues or decisions of any court, (iii) the rejection of the Sublease, or the assignment, transfer or assumption of the Sublease, by Sublessee or any trustee in bankruptcy or other insolvency proceeding, (iv) any disability or other defense of Sublessee, or (v) the cessation from any cause whatsoever of the liability of Sublessee under the Sublease.

(c) Guarantor hereby agrees its liability hereunder shall be unaffected by (i) any amendment or modification of the provisions of the Sublease or any other instrument made to or with Sublessor by Sublessee related to the Sublease, (ii) any voluntary extension of time for performance required thereby, (iii) any sale or other disposition of the Building or any part thereof, (iv) the release of Sublessee or any other person from performance or observance of any of the agreements, terms or conditions contained in any of said instruments by operation of law, whether made with or without notice to Guarantor, (v) the release of any other guarantor from any obligation or liability hereunder, or (vi) Sublessor's failure to perfect, protect, secure or insure any security interest or lien given as security for Sublessee's obligations under the Sublease.

(d) It is understood and agreed that Guarantor shall not be released by any act or thing which might, but for this provision of this instrument, be deemed a legal or equitable discharge of a surety or a guarantor, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Sublessor or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of Guarantor or by reason of any further dealings between Sublessee and Sublessor, relating to the Sublease, and Guarantor hereby expressly waives and surrenders any defense (other than the defense of payment and performance) of its liability hereunder based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them and hereby expressly waives and relinquishes all other rights and remedies accorded by applicable law to guarantors and sureties; it being the purpose and intent of the parties hereto that the obligations of Guarantor hereunder are absolute and unconditional under any and all circumstances.

5. This Guaranty shall extend and apply to, and shall remain in force and effect as to the obligations described above and any and all modifications, extensions and renewals of the Sublease, any assignment, subletting or holding over by Sublessee of its interest in the Sublease, without any notice to or the consent of Guarantor, which right to notice and to consent Guarantor hereby waives.

6. Sublessor may, at its option proceed against Guarantor without having commenced any action against or having exhausted any remedy or claim or having obtained any judgment against Sublessee, provided however that in such event, Guarantor will have the right to assert the defense of payment or performance that is otherwise available to Sublessee.

7. Guarantor shall pay all of Sublessor's reasonable out of pocket costs

and expenses (including, without limitation, reasonable attorneys' and investigators' fees and disbursements) in enforcing this Guaranty, provided that Sublessor is the prevailing party.

8. GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER SUBLESSOR OR GUARANTOR RELATING TO THE LEASE OR THIS GUARANTY AND WAIVES THE BENEFIT OF ANY STATUTE OF LIMITATIONS AFFECTING GUARANTOR'S LIABILITY UNDER THIS GUARANTY. Guarantor will be conclusively bound by any judgment rendered in any action or proceeding by Sublessor against Sublessee (wherever brought) as if Guarantor was a party thereto, even if not joined as a party in such action or proceeding.

9. This Guaranty shall be deemed to have been made in the City and State of New York and the rights and liabilities of Sublessor and Guarantor shall be determined in accordance with the internal laws of the State of New York, without regard to principles regarding conflicts of laws; and no defense shall be interposed in any action or proceeding unless such defense is also given or allowed by the laws of the State of New York. No delay on the part of Sublessor in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any waiver of any rights or powers of Sublessor or consent by Sublessor be valid unless in writing duly executed by Sublessor. This Guaranty shall be binding upon the Guarantor and its respective successors and assigns and shall inure to the benefit of Sublessor and Sublessor's successors and assigns, may not be terminated or modified, and no provision may be waived, except in a writing signed by the person sought to be charged.

10. Guarantor represents and warrants that neither Guarantor nor, if Guarantor isother than an individual, any person owning, directly or indirectly, 25% or more of an interest in Guarantor, it is an "SDN". For purposes of this Guaranty, an "SDN" is someone [l] who is on the list of "Specially designated Nationals and Blocked Persons" promulgated by the Office of Foreign Assets Control of the U.S. Department of the Treasury pursuant to 31 C.F.R. Part 500 or [2} with whom Sublessor is prohibited or restricted from doing business with pursuant to the United States Patriot Act or any other law, rule, regulation, order or governmental action (an "Anti-Terrorism Law"). Guarantor shall, upon request of Sublessor, provide (and cause each Principal to provide) such information (including without limitation certification) as may be required to enable Sublessor to comply with any Anti-Terrorism Law.

11. Guarantor represents and warrants that it is solvent and will not be rendered insolvent by this Guaranty or the enforcement of Sublessor's rights and remedies under this Guaranty.

12. Sublessor shall not be required to provide Guarantor with notice of Sublessee's nonpayment, nonperformance or nonobservance of any of its obligations

guaranteed hereunder and the Guarantor waives the right to receive such notice. Guarantor further waives any right to require that resort be had to any security or other credit (other than the Pre-Paid Rent and credits expressly provided for in the Sublease to the extent same have not already been exhausted in accordance with the terms of the Sublease) in favor of Sublessee prior to enforcing Sublessor's rights against Guarantor.

13. Guarantor represents and warrants that this Guaranty has been duly authorized by all necessary corporate or other entity action on such Guarantor's *part.* Guarantor represents and warrants that this Guaranty has been duly executed and delivered and constitutes such Guarantor's valid and binding agreement in accordance with its terms.

14. Guarantor submits and shall submit to the personal jurisdiction of the courts of the State of New York whose jurisdiction shall be exclusive in any action or proceeding arising out of this Guaranty.

15. Unless and until all the covenants and conditions in the Sublease on Sublessee's part to be performed and observed are fully performed and observed, Guarantor:

(a) shall have no right of subrogation against Sublessee by reason of any payments or acts of performance by Guarantor;

(b) waive any right to enforce any remedy which Guarantor now or hereafter shall have against Sublessee by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; and

(c) subordinate any liability or indebtedness of Sublessee now or hereafter held by Guarantor to the obligations of Sublessee to Sublessor under the Sublease.

16. This Guaranty may be executed in counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Executed counterparts may be transmitted by telecopy, email or other electronic means and copies so transmitted when printed shall be deemed originals. The parties further consent and agree that (1) to the extent a party signs this Consent using electronic signature technology, by clicking "SIGN", such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Consent shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures, provided however that in the event that the Underlying Landlord requires original signatures each of the parties shall endeavor to promptly provide same.

17. At any time and from time to time Guarantor shall, within ten (10) business days after written request by the Sublessor, execute, acknowledge and

deliver a written statement certifying (i) that this Guaranty has not been modified and is in full force and effect or, if modified, that this Guaranty is in full force and effect as modified, and specifying such modification(s), and (ii) as to such other matters as Sublessor may reasonably request.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty on the day and year first above written.

SIMPLIFY INVENTIONS, LLC,
a Delaware limited liability company

By: ______________________________
Name: ____________________________
Title: _____________________________

Guaranty

DATE:	March 5 ____________________, 2024
GUARANTOR:	SIMPLIFY INVENTIONS, LLC
SUBLESSEE:	THE ARENA GROUP HOLDINGS, INC.
SUBLESSOR:	LUMENT REAL ESTATE CAPITAL HOLDINGS, LLC
SUBLET PREMISES:	A portion of the 19th Floor, known as Suite B, 230 Park Avenue, New York, New York 10169

THIS GUARANTY, dated as of the date set forth above made by the undersigned, whose principle place of business is set forth below (together, "Guarantor") for the benefit of the Sublessor setforth above, having an office at 2001 Ross Avenue, Suite 1900, Dallas, Texas 75201.

WHEREAS, Guarantor is a shareholder of the Sublessee;

WHEREAS, Guarantor has requested that Sublessor enter into a Sublease (the "Sublease") of a portion of the 19th Floor known as Suite B (the "Sublet Premises") in the building known as and located at 230 Park Avenue, New York, New York 10169 (the "Building"); and

WHEREAS, Sublessor is unwilling to enter into the Sublease unless the Guarantor enters into this Guaranty.

NOW, THEREFORE, to induce Sublessor to enter into the Sublease with Sublessee, and for other good and valuable consideration, each to the other in hand paid, the receipt and sufficiency of which being hereby acknowledged, and in consideration of the Premises, Guarantor for itself and Guarantor's successors and assigns, covenants and agrees as follows:

1. All terms not otherwise defined in this Guaranty shall have the same meaning that they have in the Sublease.

2. (a) Guarantor, for itself and Guarantor's successors and assigns, absolutely, irrevocably and unconditionally, guarantees to Sublessor, its successors and assigns, (i) the full and faithful payment and performance and observance of all obligations to be performed and observed by Sublessee under the Sublease, including, without limitation, the prompt and punctual payment of all Fixed Rent, additional rent and other sums payable under the Sublease, including, without limitation, reasonable costs of successful collection and successful enforcement (including reasonable legal fees and disbursements), with the same force and effect as if Guarantor had been signatory to the Sublease, jointly and severally liable thereunder with Sublessee and (ii) the payment to Sublessor of any and all damages arising from the rejection of the Sublease in a bankruptcy or insolvency proceeding.

(b) The guaranteed obligations shall include, without limitation, Fixed Rent and additional rent, claims in any bankruptcy or insolvency proceeding, late charges, interest, reasonable costs of collection and enforcement (including reasonable legal fees and disbursements) and damages for any failure by Sublessee to pay or perform any of its obligations under the Sublease.

(c) The term "Sublessee" means all persons or entities at any time holding the Sublessee's interest in the Sublease, including, without limitation, the Sublessee named in the Sublease,

its successors and assigns, a trustee of a Sublessee's estate in any bankruptcy or insolvency proceeding, an assignee of Sublessee's interest in the Sublease by assignment pursuant to any bankruptcy or insolvency laws, and their respective successors and permitted assigns, not- withstanding that the Sublessee named in the Sublease may no longer be in possession and that the Sublessor may not have consented to such assignment.

4. (a) The validity and enforceability of this Guaranty and the obligations of Guarantor hereunder shall not terminate and not be affected or impaired by reason of the invalidity or unenforceability of the Sublease or any provision thereof, by reason of the commencement or continuation of any bankruptcy or insolvency action or proceeding or the granting of relief thereunder, including, without limitation, the granting of any stay or limitation on the collection of rent or other rights and remedies of Sublessor, the rejection of the Sublease by a trustee in a bankruptcy or insolvency proceeding, the assertion by Sublessor against Sublessee (or Sublessor's failure, waiver or delay in asserting) of any of the rights or remedies reserved to Sublessor pursuant to the provisions of the Sublease, or allowed at law or in equity.

(b) Without limiting the generality of the foregoing, the obligations of Guarantor under this Guaranty shall not be affected or impaired by (i) the release or discharge of Sublessee in bankruptcy or other insolvency proceeding, (ii) the impairment, limitation or modification of Sublessee's liability or estate, or of any remedy for the enforcement of Sublessee's obligations under the Sublease, in any bankruptcy or other insolvency proceeding or by the operation of any present or future provisions of bankruptcy laws or other statues or decisions of any court, (iii) the rejection of the Sublease, or the assignment, transfer or assumption of the Sublease, by Sublessee or any trustee in bankruptcy or other insolvency proceeding, (iv) any disability or other defense of Sublessee, or (v) the cessation from any cause whatsoever of the liability of Sublessee under the Sublease.

(c) Guarantor hereby agrees its liability hereunder shall be unaffected by (i) any amendment or modification of the provisions of the Sublease or any other instrument made to or with Sublessor by Sublessee related to the Sublease, (ii) any voluntary extension of time for performance required thereby, (iii) any sale or other disposition of the Building or any part thereof, (iv) the release of Sublessee or any other person from performance or observance of any of the agreements, terms or conditions contained in any of said instruments by operation of law, whether made with or without notice to Guarantor, (v) the release of any other guarantor from any obligation or liability hereunder, or (vi) Sublessor's failure to perfect, protect, secure or insure any security interest or lien given as security for Sublessee's obligations under the Sublease.

(d) It is understood and agreed that Guarantor shall not be released by any act or thing which might, but for this provision of this instrument, be deemed a legal or equitable discharge of a surety or a guarantor, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Sublessor or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of Guarantor or by reason of any further dealings between Sublessee and Sublessor, relating to the Sublease, and Guarantor hereby expressly waives and surrenders any defense (other than the defense of payment and performance) of its liability hereunder based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them and hereby expressly waives and relinquishes all other rights and remedies accorded by applicable law to guarantors and sureties; it being the purpose and intent of the parties hereto that the obligations of Guarantor hereunder are absolute and unconditional under any and all circumstances.

5. This Guaranty shall extend and apply to, and shall remain in force and effect as to the obligations described above and any and all modifications, extensions and renewals of the Sublease, any assignment, subletting or holding over by Sublessee of its interest in the Sublease, without any notice to or the consent of Guarantor, which right to notice and to consent Guarantor hereby waives.

6. Sublessor may, at its option proceed against Guarantor without having commenced any action against or having exhausted any remedy or claim or having obtained any judgment against Sublessee, provided however that in such event, Guarantor will have the right to assert the defense of payment or performance that is otherwise available to Sublessee.

7. Guarantor shall pay all of Sublessor's reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys' and investigators' fees and disbursements) in enforcing this Guaranty, provided that Sublessor is the prevailing party.

8. GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER SUBLESSOR OR GUARANTOR RELATING TO THE LEASE OR THIS GUARANTY AND WAIVES THE BENEFIT OF ANY STATUTE OF LIMITATIONS AFFECTING GUARANTOR'S LIABILITY UNDER THIS GUARANTY. Guarantor will be conclusively bound by any judgment rendered in any action or proceeding by Sublessor against Sublessee (wherever brought) as if Guarantor was a party thereto, even if not joined as a party in such action or proceeding.

9. This Guaranty shall be deemed to have been made in the City and State of New York and the rights and liabilities of Sublessor and Guarantor shall be determined in accordance with the internal laws of the State of New York, without regard to principles regarding conflicts of laws; and no defense shall be interposed in any action or proceeding unless such defense is also given or allowed by the laws of the State of New York. No delay on the part of Sublessor in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any waiver of any rights or powers of Sublessor or consent by Sublessor be valid unless in writing duly executed by Sublessor. This Guaranty shall be binding upon the Guarantor and its respective successors and assigns and shall inure to the benefit of Sublessor and Sublessor's successors and assigns, may not be terminated or modified, and no provision may be waived, except in a writing signed by the person sought to be charged.

10. Guarantor represents and warrants that neither Guarantor nor, if Guarantor isother than an individual, any person owning, directly or indirectly, 25% or more of an interest in Guarantor, it is an "SDN". For purposes of this Guaranty, an "SDN" is someone [l] who is on the list of "Specially designated Nationals and Blocked Persons" promulgated by the Office of Foreign Assets Control of the U.S. Department of the Treasury pursuant to 31 C.F.R. Part 500 or [2} with whom Sublessor is prohibited or restricted from doing business with pursuant to the United States Patriot Act or any other law, rule, regulation, order or governmental action (an "Anti-Terrorism Law"). Guarantor shall, upon request of Sublessor, provide (and cause each Principal to provide) such information (including without limitation certification) as may be required to enable Sublessor to comply with any Anti-Terrorism Law.

11. Guarantor represents and warrants that it is solvent and will not be rendered insolvent by this Guaranty or the enforcement of Sublessor's rights and remedies under this Guaranty.

12. Sublessor shall not be required to provide Guarantor with notice of Sublessee's nonpayment, nonperformance or nonobservance of any of its obligations guaranteed hereunder and the Guarantor waives the right to receive such notice. Guarantor further waives any right to require that resort be had to any security or other credit (other than the Pre-Paid Rent and credits expressly provided for in the Sublease to the extent same have not already been exhausted in accordance with the terms of the Sublease) in favor of Sublessee prior to enforcing Sublessor's rights against Guarantor.

13. Guarantor represents and warrants that this Guaranty has been duly authorized by all necessary corporate or other entity action on such Guarantor's *part.* Guarantor represents and warrants that this Guaranty has been duly executed and delivered and constitutes such Guarantor's valid and binding agreement in accordance with its terms.

14. Guarantor submits and shall submit to the personal jurisdiction of the courts of the State of New York whose jurisdiction shall be exclusive in any action or proceeding arising out of this Guaranty.

15. Unless and until all the covenants and conditions in the Sublease on Sublessee's part to be performed and observed are fully performed and observed, Guarantor:

(a) shall have no right of subrogation against Sublessee by reason of any payments or acts of performance by Guarantor;

(b) waive any right to enforce any remedy which Guarantor now or hereafter shall have against Sublessee by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; and

(c) subordinate any liability or indebtedness of Sublessee now or hereafter held by Guarantor to the obligations of Sublessee to Sublessor under the Sublease.

16. This Guaranty may be executed in counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Executed counterparts may be transmitted by telecopy, email or other electronic means and copies so transmitted when printed shall be deemed originals. The parties further consent and agree that (1) to the extent a party signs this Consent using electronic signature technology, by clicking "SIGN", such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Consent shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures, provided however that in the event that the Underlying Landlord requires original signatures each of the parties shall endeavor to promptly provide same.

17. At any time and from time to time Guarantor shall, within ten (10) business days after written request by the Sublessor, execute, acknowledge and deliver a written statement certifying (i) that this Guaranty has not been modified and is in full force and effect or, if modified, that this Guaranty is in full force and effect as modified, and specifying such modification(s), and (ii) as to such other matters as Sublessor may reasonably request.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty on the day and year first above written.

SIMPLIFY INVENTIONS, LLC,
a Delaware limited liability company

By: ______________________
Name: Shawn McCue
Title: CFO